SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Citizens South Banking Corporation
(Name of Registrant as Specified In Its Charter)

______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

........................................................................

2) Aggregate number of securities to which transaction applies:

.......................................................................

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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4) Proposed maximum aggregate value of transaction:

........................................................................

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

[Letterhead of Citizens South Banking Corporation]

May 24, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Citizens South Banking Corporation.  The Annual Meeting will be held at the H. D. Whitener Community Room at Citizens South Bank, 519 South New Hope Road, Gastonia, North Carolina, at 10:30 a.m. (local time) on June 24, 2010.

The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted.

The business to be conducted at the Annual Meeting consists of the election of three directors; an advisory, non-binding proposal to approve our executive compensation programs and policies as described herein; the ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for 2010; and the approval of the issuance of common stock upon the conversion of our recently issued Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B.

The Board of Directors of Citizens South Banking Corporation has determined that the matters to be considered at the Annual Meeting are in the best interest of Citizens South Banking Corporation and its stockholders.  For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “FOR” the election of directors, “FOR” the approval of our executive compensation programs and policies, “FOR” the ratification the of the appointment of Cherry, Bekaert & Holland, L.L.P. as independent registered public accounting firm and “FOR” the approval of the issuance of common stock upon the conversion of our Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting.  Your vote is important, regardless of the number of shares that you own.  Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

\s\ Kim S. Price

Kim S. Price
President and Chief Executive Officer

Citizens South Banking Corporation
519 South New Hope Road
Gastonia, North Carolina 28054-4040
(704) 868-5200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2010

Notice is hereby given that the Annual Meeting of Stockholders of Citizens South Banking Corporation will be held at the H. D. Whitener Community Room at Citizens South Bank, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, on June 24, 2010 at 10:30 a.m., local time.

A proxy statement and proxy card for the annual meeting are enclosed.

The annual meeting is for the purpose of considering and acting upon:

1.	The election of three directors;

2.	An advisory, non-binding proposal to approve our executive compensation programs and policies;

3.	The ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2010;

4.
The approval of the issuance of shares of common stock upon the conversion of our recently issued 8,280 shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B, as contemplated by the investment agreements described in the Proxy Statement and for purposes of NASDAQ Stock Market Rule 5635; and

such other matters as may properly come before the annual meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.  Stockholders of record at the close of business on May 5, 2010 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.  A list of stockholders entitled to vote at the annual meeting will be available at 519 South New Hope Road, Gastonia, North Carolina, for a period of 10 days prior to the annual meeting and will also be available for inspection at the annual meeting.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF CITIZENS SOUTH BANKING CORPORATION A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

\s\ Paul L. Teem, Jr.

Paul L. Teem, Jr.
Secretary

Gastonia, North Carolina
May 24, 2010

IMPORTANT:  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2010:  THIS PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND CITIZENS SOUTH BANKING CORPORATION’S 2009 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/5372.

PROXY STATEMENT
of
CITIZENS SOUTH BANKING CORPORATION
519 South New Hope Road
Gastonia, North Carolina 28054-4040
(704) 868-5200

ANNUAL MEETING OF STOCKHOLDERS
JUNE 24, 2010

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Citizens South Banking Corporation to be used at the Annual Meeting of Stockholders of Citizens South Banking Corporation, which will be held at the H. D. Whitener Community Room at Citizens South Bank, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, on June 24, 2010 at 10:30 a.m., local time, and all adjournments thereof.  The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about May 24, 2010.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors of Citizens South Banking Corporation will be voted in accordance with the directions given thereon.  Please sign and return your proxy to our corporate secretary at Citizens South Banking Corporation in order for your vote to be counted.  Where no instructions are indicated, signed proxies will be voted “FOR” the proposals set forth in this proxy statement for consideration at the annual meeting.

Proxies may be revoked by sending written notice of revocation to the Secretary of Citizens South Banking Corporation, Paul L. Teem, Jr., at the address of Citizens South Banking Corporation shown above, by filing a duly executed proxy bearing a later date or by voting in person at the annual meeting.  The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary of Citizens South Banking Corporation prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of Citizens South Banking Corporation common stock at the close of business on May 5, 2010 are entitled to one vote for each share held.  As of May 5, 2010, there were 9,125,942 shares of common stock issued and outstanding.  The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.

In accordance with the provisions of our Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

Persons and groups who beneficially own in excess of five percent of our common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934.  The following table sets forth beneficial ownership of Citizens South Banking Corporation’s outstanding common stock, as of May 5, 2010, by those persons known to us who held more than five percent of Citizens South Banking Corporation’s outstanding shares.  Information with respect to share ownership of directors and executive officers is included in “Proposal I – Election of Directors.”

Name and Address of Beneficial Owner	Amount of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding

Mendon Capital Advisors Corp. 150 Allens Creek Road Rochester, New York 14618	1,012,714	9.23%

Wellington Management Company, LLP (1) 75 State Street Boston, MA 02109	1,031,700	9.41%
_______________________
(1)
Assuming stockholder approval of Proposal 4 and the conversion of all of the outstanding Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), into common stock, Wellington Management Company, LLP (“Wellington Management”), in its capacity as an investment adviser, may be deemed  to have beneficial ownership of 1,075,694 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than 5% of the class of shares. The numbers set forth in the table are based on the current ownership of common stock and Series B Preferred Stock by such investment advisory clients. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card provided by the Board of Directors enables a stockholder to vote “FOR” the election of the three nominees proposed by the Board of Directors or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed.  Under Delaware law and our Certificate of Incorporation and Bylaws, directors are elected by a plurality of the shares voted at the annual meeting without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld.

As to (i) the approval of our executive compensation programs and policies, (ii) the ratification of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm and (iii) the approval of the issuance of common stock upon the conversion of our recently issued Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), a stockholder may vote “FOR” the item, vote “AGAINST” the item or “ABSTAIN” from voting on the item by checking the appropriate box.  The approval of each of these items requires approval by a majority of the shares voted at the annual meeting on each matter without regard to broker non-votes or proxies marked “ABSTAIN.”  In connection with the approval of the conversion of the Series B Preferred Stock, shares of our common stock purchased concurrently with the purchase of the shares of the Series B Preferred Stock may not be voted to approve the conversion of the Series B Preferred Stock.

In the event at the time of the annual meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to Citizens South Banking Corporation and will be tabulated by Kelly Woodward Byrd, CPA, Vice President and Controller of Citizens South Bank, the inspector of election designated by the Board of Directors of Citizens South Banking Corporation.

PROPOSAL I—ELECTION OF DIRECTORS

The Board of Directors is composed of six persons, and is divided into three classes with one class of directors elected each year.  Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify.  Three directors will be elected at the annual meeting.  The Board of Directors has nominated Richard K. Craig, Eugene R. Matthews, II and Kim S. Price for three-year terms, each of whom has agreed to serve if elected.

The table below sets forth certain information, as of the record date, regarding the Board of Directors and our executive officers. Historical information includes service as a director with Citizens South Bank and its predecessors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the annual meeting for the election of the nominees identified below.  If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.  Except as set forth herein, there are no arrangements or understandings between our nominees, our directors or our executive officers pursuant to which such individuals are serving in such capacities.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Name	Age	Positions Held	Director Since	Current Term Expires	Shares of Common Stock Beneficially Owned(1)	Percent of Class(14)

NOMINEES

Richard K. Craig	57	Director	2003	—	5,300(2)	*
Eugene R. Matthews, II	53	Director	1998	2010	124,781(3)	1.36%
Kim S. Price	54	President, Chief Executive Officer and Director	1997	2010	283,625(4)	3.07%

DIRECTORS

James J. Fuller	66	Director	1972	2011	58,841(5)	*
Senator David W. Hoyle	71	Chairman	1975	2012	198,728(5)	2.17%
Ben R. Rudisill, II	66	Vice Chairman	1977	2012	138,036(5)	1.50%

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gary F. Hoskins	47	Executive Vice President, Treasurer and Chief Financial Officer			139,347(6)	1.51%
Paul L. Teem, Jr.	62	Executive Vice President, Secretary and Chief Administrative Officer			201,420(7)	2.19%
Michael R. Maguire	52	Senior Vice President and Chief Credit Officer			52,564(8)	*
Daniel M. Boyd, IV	48	Executive Vice President and Chief Operating Officer			56,853(9)	*
J. Stephen Huffstetler	54	Senior Vice President			65,358(8)	*
Kimberly G. Cooke	41	Senior Vice President			19,141(10)	*
Ira M. Flowe, Jr.	45	Senior Vice President			19,533(11)	*
Patricia T. Kahle	50	Senior Vice President			8,056(12)	*
Kenneth A. Icenhour	57	Executive Vice President and Chief Risk Officer			—	*

All directors and executive officers as a group (16 persons)					1,486,918(13)(14)	15.58%

(footnotes begin on following page)

(1)	Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.
(2)	Includes 2,200 shares that may be acquired pursuant to presently exercisable stock options.
(3)
Includes 23,230 shares that may be acquired pursuant to presently exercisable stock options, plus 27,900 shares owned by a charitable foundation of which Mr. Matthews serves as President and as a trustee, plus 5,000 shares owned by a limited liability company of which Mr. Matthews has one-third ownership.

(4)	Includes 107,000 shares that may be acquired pursuant to presently exercisable stock options.
(5)	Includes 23,230 shares that may be acquired pursuant to presently exercisable stock options.
(6)	Includes 43,041 shares that may be acquired pursuant to presently exercisable stock options.
(7)	Includes 61,040 shares that may be acquired pursuant to presently exercisable stock options.
(8)	Includes 21,040 shares that may be acquired pursuant to presently exercisable stock options.
(9)	Includes 24,040 shares that may be acquired pursuant to presently exercisable stock options.
(10)	Includes 8,892 shares that may be acquired pursuant to presently exercisable stock options.
(11)	Includes 8,540 shares that may be acquired pursuant to presently exercisable stock options.
(12)	Includes 1,040 shares that may be acquired pursuant to presently exercisable stock options.
(13)
Includes 211,679 shares held indirectly by executive officers in Bank-sponsored qualified retirement plans, which consists of 120,849 shares allocated to the accounts of executive officers under the 401(k) Plan and excludes the remaining 257,555 shares owned by the 401(k) Plan for the benefit of employees, and 90,830 shares allocated to the accounts of executive officers under the ESOP and excludes the remaining 322,917 shares owned by the ESOP for the benefit of employees.  Under the terms of the 401(k) Plan and the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees.  Unallocated shares in the ESOP are voted by the ESOP trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated shares, unless its fiduciary duty requires otherwise.  Also includes 115,326 shares (including 23,230 shares that may be acquired pursuant to presently exercisable stock options) held by Director Charles D. Massey, whose term expires at the Annual Meeting in accordance with our Bylaws.

(14)	Includes 414,023 shares that may be acquired pursuant to presently exercisable stock options; calculation of percentage reflects the inclusion of such shares.
*	Less than 1%

The business experience for the past five years of each of our directors, director nominee and executive officers is set forth below.  The biographies of each of the nominees and continuing board members below contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director.  Each director, except for Senator Hoyle and Mr. Massey, is also a director of Citizens South Bank, and Mr. Craig is currently a director of Citizens South Bank.  Mr. Craig was recommended to the Nominating Committee by Director Fuller, who is the chairman of the Nominating Committee.  Unless otherwise indicated, directors and executive officers have held their positions for more than the past five years.

All of the nominees and directors continuing in office are long-time residents of the communities we serve and many of such individuals have operated, or currently operate, businesses located in such communities.  As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in our market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities.  Additionally, as residents of such communities, each nominee and continuing director has direct knowledge of the trends and developments occurring in such communities.  As the holding company for a community banking institution, we believe that the local knowledge and experience of our directors assists us in assessing the credit and banking needs of its customers, developing products and services to better serve its customers and assessing the risks inherent in its lending operations, and provides us with greater business development opportunities.  As local residents, our nominees and directors are also exposed to the advertising, product offerings and community development efforts of competing institutions which, in turn, assists us in structuring our marketing efforts and community outreach programs.

Directors

Senator David W. Hoyle is a North Carolina State Senator and has served in that position since 1993.  Prior to that, Senator Hoyle was a self-employed real estate developer and investor.  Senator Hoyle has served as Chairman of the Board since January 1998. Senator Hoyle also serves as a director of The Shaw Group, a publicly traded company.  Senator Hoyle is uniquely positioned to advise the Board of Directors on political and economic developments affecting the State of North Carolina and the communities in which we operate.

Ben R. Rudisill, II is the President of Rudisill Enterprises, Inc., a wholesale beverage distributor, and has served in that position since 1976.  Mr. Rudisill has served as Vice Chairman of the Board since January 1998.  Mr.

Rudisill’s experience gives him extensive insights into the customers who live in our market areas and economic developments affecting the communities in which we operate.

Kim S. Price is the President and Chief Executive Officer of Citizens South Banking Corporation and Citizens South Bank, and has served in these positions since August 1997.  Mr. Price’s direct experience in managing the operations and employees of Citizens South Bank provides the Board of Directors with insight into our operations, and his position on the Board of Directors provides a clear and direct channel of communication from senior management to the full Board and alignment on corporate strategy.

Richard K. Craig is the President and Chief Operating Office of A.B. Carter, Inc., a supplier of textile mill supplies, parts, and laboratory equipment, and has served in various positions with that firm since 1980.  Mr. Craig has served on the Board of Directors and Audit Committee of Citizens South Bank since September 2003.  A graduate of Erskine College, Mr. Craig earned his Master of Business Administration degree at the University of Georgia.  Mr. Craig is a nominee for election at the Annual Meeting to the Board of Directors of Citizens South Banking Corporation.  Mr. Craig’s experience gives him extensive insights into the commercial customers in our market areas and economic developments affecting the industrial and manufacturing segments of the communities in which we operate.

James J. Fuller is the President of Mount Holly Furniture Company, Inc., and has served in that position since 1972.  This corporation currently is primarily engaged in real estate.  Mr. Fuller’s experience with real estate provides him with extensive insights into Citizens South Bank’s challenges and opportunities in its lending activities.

Eugene R. Matthews, II is the Vice President and Regional Director of Stores of Belk, Inc., a department store chain, and has served in that position since 1998.  From 1980 to 1998, Mr. Matthews served as Senior Vice President and a director of Matthews-Belk Co., Inc., a department store chain.  Mr. Matthews’ experience gives him extensive insights into the customers who live in our market areas and economic developments affecting the communities in which we operate.

Executive Officers Who are Not Directors

Gary F. Hoskins has served as Executive Vice President, Treasurer and Chief Financial Officer of Citizens South Banking Corporation and Citizens South Bank since August 1997.

Paul L. Teem, Jr. has served as Executive Vice President and Secretary of Citizens South Banking Corporation and Citizens South Bank since 1983, and Chief Administrative Officer since November 2000.

Michael R. Maguire has served as Senior Vice President and Chief Credit Officer of Citizens South Bank since May 1999.  Prior to that Mr. Maguire served as a Vice President and in various executive capacities in the commercial banking functions of First Union National Bank of North Carolina from 1984 to May 1999.

Daniel M. Boyd, IV has served as Executive Vice President of Citizens South Bank since September 2002, and was appointed Chief Operating Officer in February 2008.  Prior to joining Citizens South Bank, Mr. Boyd served as Executive Vice President - Commercial Lending at First Gaston Bank of North Carolina from 1995 to September 2002.  Prior to that Mr. Boyd served as Vice President - Commercial Banking and in various executive capacities in the commercial banking functions of Wachovia Bank, N.A., from 1984 to July 1995.

John Stephen (“Steve”) Huffstetler has served as Senior Vice President of Citizens South Bank since March 1997.

Kimberly (“Kim”) Goins Cooke has served as a Senior Vice President of Citizens South Bank since October 17, 2005.  Mrs. Cooke joined Citizens South Bank as Vice President in August 2003 and serves as Chief Information Officer, having charge of Loan Administration, Deposit Operations, Electronic Banking, and Information Technology.  From 2002 to 2003, she served as Assistant Vice President of Bank Operations at Carolina Trust Bank, Lincolnton, North Carolina.  From 1995 to 2002, she served as Senior Vice President of Bank

Operations at First Gaston Bank, and, prior to that, she was employed as a Loan Officer by Lincoln Bank of North Carolina for six years.

Ira M. (“Don”) Flowe, Jr. has served as a Senior Vice President of Citizens South Bank since October 18, 2004.  Mr. Flowe manages the Commercial Banking Group and earned his Master of Business Administration degree at Duke University.  Mr. Flowe joined Citizens South Bank in 2004 from SouthTrust Bank, Cornelius, North Carolina, where, from 2003 to 2004, he served as Group Vice President.  From 2002 to 2003, he served as Vice President of First Charter Bank, Charlotte, and, prior to that, he was employed by First Union National Bank of North Carolina for three years.

Patricia (“Pat”) T. Kahle has served as a Senior Vice President of Citizens South Bank since October 31, 2005.  Mrs. Kahle joined Citizens South Bank as a result of the merger of Trinity Bank into Citizens South Bank on that date.  Mrs. Kahle manages the Retail Banking Group, with responsibility for the Bank’s branch network together with its operations and security.  From 2003 to 2005, she served as Assistant Vice President and Assistant Secretary of Trinity Bank, Monroe, North Carolina.  From 1990 to 1996, she served as Assistant Vice President and Branch Manager at Wachovia Bank, and, prior to that, she was employed as a Vice President and Branch Manager by American Commercial Bank for four years.

Kenneth (“Ken”) Alan Icenhour has served as Executive Vice President and Chief Risk Officer of Citizens South Bank since February 2010.  Mr. Icenhour joined Citizens South Bank on February 16, 2010, and was appointed an executive officer and a member of the Senior Management Committee on February 22, 2010.  From 1998 to 2009, he served as Senior Vice President for Credit Risk Management at SunTrust Bank, in both Durham, North Carolina and Nashville, Tennessee.  From 1995 to 1997, he served as Vice President and Senior Credit Officer at Branch Banking and Trust Company, Greenville and Charleston, South Carolina.  From 1983 to 1994, he served as Vice President at Wachovia Bank, N.A., Charlotte, Tampa, and Raleigh; and, prior to that, he was employed by the Bank of America, Charlotte.  Mr. Icenhour has 31 years of service as a military officer, retiring in June 2004 from the United States Marine Corps Reserve as a Colonel, having begun as an enlisted man in 1973.  Mr. Icenhour earned his Bachelor of Arts degree in 1974 and his Master of Business Administration degree in 1981 at the University of North Carolina at Chapel Hill.

Board Independence

The Board of Directors has determined that, except for Mr. Price, each member of the Board and nominee is or would be considered an “independent director” within the meaning of the Nasdaq corporate governance listing standards.  Mr. Price is not considered independent because he is an executive officer of Citizens South Banking Corporation.

In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, which are not required to be reported under “—Transactions With Certain Related Persons,” below. Senator David W. Hoyle has two residential mortgage loans and a home equity line of credit with Citizens South Bank.  Director Eugene R. Matthews, II, has a mortgage loan with Citizens South Bank.   Director Ben R. Rudisill, II has a home equity line of credit with Citizens South Bank.  Director nominee Richard K. Craig has a home equity line of credit with Citizens South Bank.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by Senator David W. Hoyle, who is an independent, non-executive director. The Chief Executive Officer is responsible for setting the strategic direction for Citizens South Banking Corporation and the day-to-day leadership and performance of Citizens South Banking Corporation while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board.  The Board believes that an independent non-executive chair is the best structure under current circumstances to properly reflect the different roles and responsibilities of the Chief Executive Officer and the Chairman of the Board.

The Board of Directors is actively involved in oversight of risks that could affect Citizens South Banking Corporation. This oversight is conducted in part through committees of the Board of Directors, but the full Board of

Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Citizens South Banking Corporation as well as through internal and external audits.  Risks relating to the direct operations of Citizens South Bank are further overseen by the Board of Directors of Citizens South Bank, who are the majority of individuals who serve on the Board of Directors of Citizens South Banking Corporation.  The Board of Directors of Citizens South Bank also has additional committees that conduct risk oversight separate from Citizens South Banking Corporation. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the listing standards of the Nasdaq Stock Market.  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Meetings and Committees of the Board of Directors

General.  The business of Citizens South Banking Corporation is conducted at regular and special meetings of the full Board and its standing committees.  The standing committees include the Executive, Audit, Nominating and Corporate Governance and Compensation Committees.  During the year ended December 31, 2009, the Board of Directors of Citizens South Banking Corporation held four regular meetings and three special meetings.  No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). Executive sessions of the independent directors are held on a regularly scheduled basis.  While Citizens South Banking Corporation has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend.  All then-current directors attended the last Annual Meeting of Stockholders held on May 11, 2009.

Executive Committee.  The Executive Committee consists of Directors Hoyle (Chairman), Rudisill, Matthews and Price.  The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of Citizens South Banking Corporation, subject at all times to the direction of the Board of Directors.  The Executive Committee met 12 times during the year ended December 31, 2009.

Compensation Committee.  The Compensation Committee consists of Directors Rudisill (Chairman), Fuller and Matthews.  The Compensation Committee reviews and administers compensation, including stock options and stock awards, benefits and other matters of personnel policy and practice.  The Committee met three times during the year ended December 31, 2009.  Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards.  Citizens South Banking Corporation’s Board of Directors has adopted a written charter for the Committee, which is available at Citizens South Banking Corporation’s website at www.citizenssouth.com.

The Compensation Committee makes all compensation decisions for the President and Chief Executive Officer and approves recommendations from the President and Chief Executive Officer regarding compensation for all other senior executives, including the other named executives.  The President and Chief Executive Officer annually reviews the performance of each senior executive (other than the President and Chief Executive Officer whose performance is reviewed by the Compensation Committee).  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee.  The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

For 2008, in making compensation decisions, the Compensation Committee compared each element of total compensation against a peer group of ten publicly-traded financial institutions that have assets that are relatively comparable to Citizens South Bank and that are located in North Carolina and Virginia (collectively, the “Peer Banks”).  The Peer Banks, which are periodically reviewed and updated by the Compensation Committee, consists of companies against which the Committee believes we compete for talent and for stockholder investment.  The Compensation Committee requests and reviews survey data for information relating to compensation practices at other financial institutions of similar asset and business mix as well as general compensation trends in the private sector.  In addition to comparative information gathered from the proxy statements of the Peer Banks, corroborative information has been identified from a compensation survey conducted by America’s Community Banks.  The consultants have ensured that the findings are reasonably consistent with information in the Burns-Fazzi, Brock & Associates database of compensation and benefits information for executives and directors among financial institutions in the Mid-Atlantic region of the United States.

For 2009, the Compensation Committee engaged Blanchard Chase, LLC, of Atlanta, Georgia, to provide an executive compensation review for our six highest paid executives (Messrs. Price, Boyd, Hoskins, Flowe, Teem, and Icenhour) and to recommend potential improvements regarding existing practices and legislation related to our participation in the Capital Purchase Program of the Troubled Assets Relief Program (“TARP”).  We recognize that competitive compensation is critical for attracting, motivating, and rewarding qualified executives.  This review was intended to identify appropriate compensation levels and to discuss compensation programs going forward.  Blanchard Chase, LLC, presented a peer group report to the Compensation Committee, comparing Citizens South Bank’s cash compensation, cash bonus, restricted stock, and incentive stock options, as well as other benefits, including retirement, for these six executives.  The study included limitations and recommendations based on our participating in TARP and also recommendations for each category of compensation when the company exits TARP.

The senior executive compensation plans are currently operating within the constraints of the TARP limits.  The Compensation Committee believes, however, that our standard compensation programs for executives do not encourage unnecessary and excessive risk, even before application of the TARP limits.  Equity awards are a critical part of our compensation philosophy, as they encourage the alignment of senior management’s goals with those of stockholders, with the ultimate goal of increasing overall stockholder value.  Long-term performance awards are payable in recognition of achievement of our goals over a period of time longer than one year.  The Compensation Committee approves all incentive compensation paid to the executive officers.  The Compensation Committee believes that the features of our incentive compensation plans, alone and/or combined with the systems of controls in place, do not encourage unnecessary or excessive risk and do not encourage the manipulation of reported earnings to enhance the compensation of any employee.  During 2009, we integrated a recoupment policy under the terms of TARP’s claw-back requirements, containing language regarding our ability to withhold or recoup all or a portion of an incentive payment if it is determined that an unnecessary or excessive risk was taken, that, had it not, would have resulted in a smaller or no payout to the employee.  Further, in light of the significant level of oversight and controls surrounding incentive plans, and the significant amounts that would be required to impact the company’s reported earnings, the Compensation Committee believes that the incentive plans for employees, including those for senior executives, do not contain any features that would encourage the manipulation of reported earnings to enhance the compensation of any employee.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Directors Fuller (Chairman), Hoyle, Massey, Rudisill and Matthews. Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards.  Citizens South Banking Corporation’s Board of Directors has adopted a written charter for the Committee, which is available at Citizens South Banking Corporation’s website at www.citizenssouth.com.  The Committee met once during the year ended December 31, 2009.

The functions of the Nominating and Corporate Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board regarding committee membership;

•	to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

•	to develop and recommend to the Board for its approval a self-evaluation process for the Board and its committees.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to Citizens South Banking Corporation’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with Citizens South Banking Corporation’s;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which Citizens South Banking Corporation operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to Citizens South Banking Corporation and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of Citizens South Banking Corporation as a group, and not primarily a special interest group or constituency.

In addition, the Nominating and Corporate Governance Committee will determine whether a candidate satisfies the qualifications requirements of our Bylaws, which require any person appointed or elected to the Board of Directors to own at least 100 shares of our common stock and to reside or work in a county in which Citizens South Bank maintains an office (at the time of appointment or election) or in a county contiguous to a county in which Citizens South Bank maintains an office.

Finally, the Nominating and Corporate Governance Committee will take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.

Although the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process.  While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating and Corporate Governance Committee and the Board of Directors will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further our role as a community-based financial institution.

Procedures for the Recommendation of Director Nominees by Stockholders.  The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders.  There have been no material changes to these procedures since they were previously disclosed in the proxy statement for our 2009 annual meeting of stockholders.  If a determination is made that an additional candidate is needed for the Board, the Nominating and Corporate Governance Committee will consider candidates submitted by Citizens South Banking Corporation’s stockholders.  Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 519 South New Hope Road, Gastonia, North Carolina 28054-4040.  The Corporate Secretary must receive a submission not less than 90 days prior to the anniversary date of Citizens South Banking Corporation’s proxy materials for the preceding year’s annual meeting for a candidate to be considered for next year’s annual meeting of stockholders. The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	the qualifications of the candidate and why the candidate is being proposed;

•
the name and address of the stockholder as they appear on Citizens South Banking Corporation’s books, and number of shares of Citizens South Banking Corporation’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of common stock of Citizens South Banking Corporation that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Rule 14A;

•	a statement detailing any relationship between the candidate and Citizens South Banking Corporation;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Citizens South Banking Corporation;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration.  A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading “Stockholder Proposals and Nominations.”

Stockholder Communications with the Board.  A stockholder of Citizens South Banking Corporation who wishes to communicate with the Board or with any individual director may write to the Corporate Secretary of Citizens South Banking Corporation, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, Attention: Board Administration.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about Citizens South Banking Corporation or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

The Audit Committee. The Audit Committee consists of Directors Massey (Chairman), Rudisill and Matthews.  Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3.  The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating an independent registered public accounting firm to audit Citizens South Banking Corporation’s annual financial statements;

•
in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Citizens South Banking Corporation’s financial reporting processes, both internal and external;

•	approving the scope of the audit in advance;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•
considering whether the provision by the external independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

•	reviewing earnings and financial releases and quarterly reports filed with the Securities and Exchange Commission;

•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

•	reviewing the adequacy of the audit committee charter.

The Audit Committee met four times during the year ended December 31, 2009.  The Audit Committee reports to the Board on its activities and findings.  The Board of Directors has determined that Ben R. Rudisill, II qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors which is available on Citizens South Banking Corporation’s website at www.citizenssouth.com.

Management has the primary responsibility for internal controls and financial reporting processes.  The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has:

•
reviewed and discussed with management, and the independent registered public accounting firm, our audited consolidated financial statements for the year ended December 31, 2009 and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2009;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•
received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 and be filed with the Securities and Exchange Commission.  In addition, the Audit Committee engaged Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2010, subject to the ratification of this appointment by our stockholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Citizens South Banking Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee

Charles D. Massey  (Chairman)
Eugene R. Matthews, II
Ben R. Rudisill, II

Code of Ethics

Citizens South Banking Corporation has adopted a Code of Ethics that is applicable to the officers, directors and employees of Citizens South Banking Corporation, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.  The Code of Ethics is available on Citizens South Banking Corporation’s website at www.citizenssouth.com.  Amendments to and waivers from the Code of Ethics will also be disclosed on Citizens South Banking Corporation’s website.

Executive Compensation

The following table sets forth for the years ended December 31, 2009 and 2008 certain information as to the total remuneration paid by us to Mr. Price, who serves as President and Chief Executive Officer and the two most highly compensated executive officers of Citizens South Banking Corporation or Citizens South Bank other than Mr. Price (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(4)(5)	Total ($)

Kim S. Price,	2009	259,375	—	84,757	—	—	—	21,919	366,051
President, Chief Executive Officer and Director	2008	259,375	—	132,000	75,250	13,781	—	28,548	508,954

Gary F. Hoskins,	2009	132,000	—	—	269	—	—	7,925	140,194
Executive Vice President, Treasurer and Chief Financial Officer	2008	132,000	—	72,000	32,250	6,485	—	13,387	256,122

Daniel M. Boyd, IV,	2009	150,000	—	—	263	—	—	23,839	174,102
Executive Vice President	2008	150,000	—	120,000	43,000	3,243	—	31,805	348,048

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(footnotes from previous page)

(1)
Reflects the aggregate grant-date fair value with respect to restricted stock awards, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.  The assumptions used in the valuation of these awards are included in Notes 1 and 14 to our audited financial statements for the year ended December 31, 2009 included in our Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission.

(2)
Reflects the aggregate grant-date fair value with respect to stock option awards, calculated in accordance with FASB ASC Topic 718.  The assumptions used in the valuation of these awards are included in Notes 1 and 14 to our audited financial statements for the year ended December 31, 2009 included in our Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission.

(3)	See “—Cash Incentives” for information related to payments listed in this column for the year ended December 31, 2009.
(4)
The compensation represented by the amounts for 2009 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table.  See footnote (5) for a discussion of perquisites listed in the following table.

Name	Perquisites	401(k) plan contributions	Employee stock ownership plan contributions	Life insurance premiums	Premiums on long-term care insurance	Cash dividends on unvested restricted stock	Total all other compensation
Kim S. Price	$—	$1,297	$4,422	$3,164	$6,298	$6,738	$21,919

Gary F. Hoskins	$—	$660	$2,818	$426	$1,223	$2,798	$7,925

Daniel M. Boyd, IV	$13,310	$750	$3,336	$1,038	$1,322	$4,083	$23,839

(5)
Total perquisites for Messrs. Price and Hoskins were less than $10,000 for the year ended December 31, 2009.  For the year ended December 31, 2009, perquisites provided to Mr. Boyd consisted of $4,310 for country club fees and $9,000 for automobile expenses.

TARP/CPP Executive Compensation Compliance and Restrictions

As part of our participation in the Capital Purchase Program (“CPP”) of the Troubled Assets Relief Program (“TARP”) and our acceptance of a $20.5 million investment from the U.S. Treasury Department (“Treasury”) in December 2008, we agreed to adhere to several restrictions relative to compensation for our five senior executive officers (“SEOs”), which include the executives listed in our Summary Compensation Table during the time in which the Treasury holds any equity or debt securities of Citizens South Banking Corporation acquired through the CPP.  At the time of our acceptance into the CPP, the restrictions and requirements included:

•	A provision to recover any bonus or incentive compensation paid to an SEO that was based on financial statements deemed materially inaccurate;
•	A prohibition on any golden parachute payments to our SEOs;
•	A limitation on the deductibility of compensation to $500,000 (instead of $1,000,000), without exceptions for performance-based compensation; and
•	A requirement to ensure that our incentive compensation programs are structured to prevent SEOs from taking inappropriate risks that threaten the value of the institution.

At the time that we entered the CPP, our SEOs understood that these restrictions or requirements might change and waived any claim against the United States or us for any changes to compensation or benefits that are required to comply with the regulations issued by the Treasury, as published in the Federal Register on October 20, 2008.

In February 2009, TARP was amended by the American Recovery and Reinvestment Act of 2009 (the “ARRA”).  Treasury issued final interim rules on June 15, 2009 to implement the ARRA standards.  Such amendments further restrict our ability to pay executive compensation.  Specifically, under the new prohibitions, since Citizens South Banking Corporation received less than $25 million of financial assistance, we are prohibited from paying or accruing any bonus, retention award, or incentive compensation to our most highly-compensated employee during the period that we have an outstanding obligation to the Treasury arising from the financial assistance provided under CPP.  This restriction continues until repayment of the Treasury’s investment, but excludes any period during which only warrants are outstanding.  This restriction also does not apply to our issuance of restricted stock to our most highly-compensated employee so long as: (i) the restricted stock does not fully vest during the CPP obligation period; (ii) has a value no greater than one-third of the total amount of “annual compensation” of the executive receiving the restricted stock; and (iii) is subject to such other terms as the Treasury determines to be in the public interest.

In addition, the new legislation expands the prohibition against paying golden parachute payments by defining a golden parachute payment as any payment to an SEO or any of the next five most highly compensated employees for departure from Citizens South Banking Corporation for any reason other than due to death or disability, except for payments for services performed or benefits accrued.  Accordingly, for as long as we participate in the CPP, our SEOs will not be entitled to any payments upon departure from Citizens South Banking Corporation other than payments for services performed or which were accrued at the time of departure.  This would include restrictions on certain payments under the employment agreement and the salary continuation agreements described below.  This restriction does not apply to payments made under any tax-qualified retirement plan.  Final regulatory guidance has not yet been issued on the restrictions set forth in the new legislation.  Such guidance, when issued, may change the manner in which such restrictions are applied.

As required by TARP, the Compensation Committee certifies that it has reviewed with Citizens South Banking Corporation’s Senior Risk Officer the SEO incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that could threaten the value of the financial institution.

Employment Agreement.  Citizens South Banking Corporation and Citizens South Bank (collectively, “Citizens South”) have entered into an amended and restated employment agreement with their President and Chief Executive Officer, Kim S. Price.  The agreement provides for a term of 36 months.  On each anniversary date, the agreement may be extended for an additional 12 months, so that the remaining term shall be 36 months.  If the agreement is not renewed, the agreement will expire 36 months following the anniversary date.  At January 1, 2010, the base salary for Mr. Price was $274,000.  The base salary may be increased but not decreased.  In addition to the base salary, the agreement provides for, among other things, participation in stock benefit plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by Citizens South for cause at any time. In the event Citizens South terminates the executive’s employment for reasons other than for cause, or in the event of the executive’s resignation from Citizens South upon the occurrence of certain events that would amount to a constructive termination, the executive would be entitled to receive his base salary for the remaining unexpired term of the employment agreement, plus an amount of cash equal to the value of unvested stock options held by the executive payable in a lump sum within 90 days of termination of employment, plus an amount of cash equal to the value of unvested employer contributions to the Citizens South 401(k) Plan as of the date of termination of employment.  Citizens South would also continue the executive’s life, health and dental coverage for the unexpired term of the agreement.

In the event of the executive’s disability, the executive will receive his base salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy maintained by Citizens South.  Citizens South would also continue the executive’s life, health, dental and disability coverage for the unexpired term of the agreement.  In the event of the executive’s death, Citizens South will pay his base salary to his named beneficiaries for one year following his death, and will also continue medical and dental benefits to his family for one year.

In the event of a change in control, the executive will receive a lump sum cash payment equal to three times the executive’s annual compensation, including his base salary at the time of the change in control, plus the average cash bonuses and cash incentive compensation earned by the executive for the three years immediately preceding the change in control, but excluding the value of any stock-based compensation.  The executive will also become fully vested in any qualified and non-qualified plans maintained by Citizens South that do not otherwise address the effect of a change in control, and the executive will receive a lump sum cash payment equal to the value of employer contributions to the Citizens South 401(k) plan on the executive’s behalf as if the executive had remained employed for the entire plan year.  Citizens South would also continue the executive’s life, health and dental coverage for the unexpired term of the agreement.  The agreement also provides for additional cash payments to compensate the executive in the event the executive incurs an excise tax under Sections 280G or 4999 of the Internal Revenue Code as a result of excess parachute payments received by the executive in connection with a change in control.

Severance Agreements.  Citizens South Banking Corporation has entered into a severance agreement with each of Gary F. Hoskins, its Executive Vice President and Chief Financial Officer, and Daniel M. Boyd, IV, its Executive Vice President.  The agreements provide that upon a voluntary or involuntary termination following a change in control, for a reason other than cause, an executive will be paid as severance a sum equal to one and one-half times his annual compensation, including base salary on the date of the change in control or on the date of the executive’s termination of employment, whichever is greater, plus cash bonuses and incentive compensation earned for the calendar year before the change in control, or immediately before the year of termination, whichever is greater.  The executives will also become fully vested in any qualified and non-qualified plans in which they participate, if the plan does not address the effect of a change in control, and will be entitled to have contributions made on their behalf to a 401(k), retirement, or profit sharing plan as if the executive’s employment had not terminated before the end of the plan year.  In addition, the executive would be entitled to continued life, medical and dental coverage for 18 months following termination of employment.  The agreement provides for a term of 36 months.  On each anniversary date, the agreement will automatically extend for an additional 12 months unless notice is given that the agreement will not be renewed.  Unless terminated earlier, the agreement shall terminate when the executive reaches age 65.

Cash Incentives. We employ performance-based annual incentives under our Executive Annual Incentive Plan to motivate Named Executive Officers to execute specific financial and non-financial elements of our business plan and to reward individual conduct that supports shared corporate goals.  Annual incentives are formulaic and earned principally on the basis of the level of attainment of pre-determined earnings targets, together with individual performance objectives for each Named Executive Officer.  Actual incentive payments are based in part on a subjective evaluation of performance and in part on the achievement of shared corporate financial goals.

For 2009, each of our Named Executive Officers had the opportunity to earn an incentive payment once our earnings per share equaled or exceeded a threshold level of $0.67 per fully diluted share.  The incentive payment  is further based on a subjective, retrospective review of corporate and individual performance indicators.  A subjective assessment of performance relative to individual performance objectives determined the ultimate payment.

Individual performance factors for Mr. Price consisted of an assessment of the effectiveness of capital deployment initiatives during the year, expense discipline reflected in our efficiency ratio, development of a compelling vision and long-term corporate strategy, and personal involvement in the development of a strong investor relations program.  Individual performance factors for Mr. Hoskins included effective operational management as reflected in the achievement of individual objectives by his direct reports, progress on development of key managers and a management succession plan, successful use of wholesale funding sources to achieve balance sheet and revenue growth and progress in re-balancing the components of our securities portfolio, as well as contributions to investor relations and long-term strategic planning initiatives.  Individual performance factors for Mr. Boyd consisted of success in expanding our Central Piedmont Carolinas franchise in commercial and retail banking through additional de novo branch openings and success in building brand recognition through effective advertising, superior customer service, and community involvement.

Final award decisions reflected our actual earnings per share, the Compensation Committee’s subjective assessment of the individual performance factors described above, and, in the case of executives other than the Chief Executive Officer, the Chief Executive Officer’s subjective assessment of their individual performance.  The Compensation Committee also took into account the adverse interest rate environment that continued and the slowdown in residential real estate markets that emerged during the year and the quality of management’s response to these and other competitive factors.

For the fiscal year ended December 31, 2009, the Named Executive Officers’ maximum award opportunities were:

Name	Maximum award opportunity
Kim S. Price	$103,750
Gary F. Hoskins	33,000
Daniel M. Boyd, IV	37,500

No incentive payments were made to the Named Executive Officers for 2009.

Stock Option Plans.  In 1999 Citizens South Bank adopted, and Citizens South Banking Corporation’s stockholders approved, the 1999 Stock Option Plan.  In 2003, Citizens South Banking Corporation adopted, and its stockholders approved, the 2003 Stock Option Plan.

Pursuant to these plans, options to purchase common stock of Citizens South Banking Corporation were granted to directors and certain executive officers and employees of Citizens South Banking Corporation as determined by the Compensation Committee that administers the plans.  The committee also determines the period over which such awards will vest and become exercisable.  The 1999 plan provides for awards in the form of stock options, reload options, and dividend equivalent rights.  The 2003 plan provides for awards in the form of stock options and reload options.

During 2009, there were 1,612 options granted pursuant to the 1999 Stock Option Plan, which vest in five equal annual installments beginning on March 16, 2010, of which a total of 406 option shares were granted to two Named Executive Officers (Messrs. Hoskins and Boyd).  At December 31, 2009, no options remained unissued and available for grants under the 1999 Stock Option Plan, and 26,475 options remained unissued and available for grants under the 2003 Stock Option.

Restricted Stock Plans.  In 1999, Citizens South Bank adopted, and Citizens South Banking Corporation’s stockholders approved, the 1999 Recognition and Retention Plan.  In 2003, Citizens South Banking Corporation adopted and its stockholders approved the 2003 Recognition and Retention Plan.  Under these plans, Citizens South Banking Corporation has issued common stock to key employees and directors.  Awards vest for plan participants in accordance with schedules determined by the Compensation Committee of the Board of Directors.  If a recipient ceases continuous service with Citizens South Banking Corporation due to normal retirement, death or disability, or following a change in control of Citizens South Banking Corporation, shares subject to restriction will immediately vest; in the event of cessation of continuous service for any other reason, unvested shares are forfeited and returned to Citizens South Banking Corporation.  Recipients have the right to vote non-vested shares that have been awarded and will receive dividends declared on such shares.

During 2009, there were 4,538 restricted stock awards granted to Mr. Price pursuant to the Citizens South Banking Corporation 2003 Recognition and Retention Plan that will cliff vest on the first business day following the period that we redeem the preferred stock issued to Treasury pursuant to TARP, or, if earlier, will cliff vest or become partially vested up to the maximum amount permissible on the first business day following the earliest date permitted under guidance that may be issued by Treasury or another government agency.  During 2009, there were no options granted to the Named Executive Officers pursuant to the Citizens South Banking Corporation 2003 Stock Option Plan.  At December 31, 2009, no restricted stock remained unissued or available for grant under the 2003 Recognition and Retention Plan.

2008 Equity Incentive Plan.  In 2008, Citizens South Banking Corporation adopted, and its stockholders approved, the 2008 Equity Incentive Plan.  This plan provides for the grant of incentive stock options, non-qualified options, and restricted recognition and retention stock awards that have been structured to reward holders for stock price appreciation that is achieved over time without compromising fundamental elements of our business plan.  Our current policy is to consider stock option grants and/or recognition and retention stock grants to executive officers, with consideration given to episodic grants at the time of promotion or hire to promoted or newly hired executives.

Pursuant to the 2008 plan, options to purchase common stock of Citizens South Banking Corporation were granted to certain executive officers and employees of Citizens South Banking Corporation as determined by the Compensation Committee that administers the plan.  The Committee has never granted options with an exercise price that is less than the closing price of our shares of common stock on the grant date.  The Committee also determines the period over which such awards will vest and become exercisable.  The plan provides for awards in the form of stock options without reload or dividend equivalent rights.

During 2009, no options were granted to the Named Executive Officers and 10,000 restricted shares were granted pursuant to the Citizens South Banking Corporation 2008 Equity Incentive Plan to Mr. Price with a cliff vesting effective the first business day after we redeem the preferred stock issued to Treasury pursuant to TARP.  At December 31, 2009, 27,500 shares remained unissued and available for grants under the 2008 Equity Incentive Plan, of which no shares may be issued as restricted stock awards and 27,500 shares may be issued as stock options.

Employee Stock Ownership Plan and Trust.  Citizens South Bank implemented an employee stock ownership plan in connection with its initial mutual holding company reorganization.  The employee stock ownership plan was established in 1998, and purchased 169,068 shares of common stock in the initial public offering that was completed in 1998, and 105,198 shares in the offering that was completed in 2002.  Employees with at least one year of employment in which they work 1,000 hours or more with Citizens South Bank and who have attained age 21 are eligible to participate in the employee stock ownership plan.  The employee stock ownership plan borrowed funds from Citizens South Banking Corporation and used those funds to purchase the shares of the common stock of Citizens South Banking Corporation.  The collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan is being repaid principally from Citizens South Bank’s contributions to the employee stock ownership plan over a period of 15 years.  The interest rate on the loan adjusts at the prime rate, which is the base rate charged on corporate loans at large U.S. money center commercial banks.  Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation.  For the plan year ended December 31, 2009, 26,091 shares were released from the suspense account and allocated to employees.  Benefits will not vest at all during the first two years of service and will become 100% vested upon the completion of three years of service.  Employees who were employed by Gaston Federal Savings and Loan Association, Citizens South Bank’s mutual predecessor, generally received credit for up to five years of service with the mutual institution.  A participant also becomes 100% vested upon early or normal retirement, disability or death of the participant or a change in control (as defined in the employee stock ownership plan).  A participant who terminates employment for reasons other than death, retirement or disability prior to three years of credited service will forfeit his entire benefit under the employee stock ownership plan.  Benefits will be payable in the form of common stock and cash upon death, retirement, early retirement, disability or separation from service. Citizens South Bank’s contributions to the employee stock ownership plan are discretionary, and subject to the loan terms and tax law limits and, therefore, benefits payable under the employee stock ownership plan cannot be estimated.  Citizens South Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

Citizens South Bank’s Board of Directors administers the employee stock ownership plan. Citizens South Bank has appointed an independent financial institution to serve as trustee of the employee stock ownership plan. The employee stock ownership plan committee may instruct the trustee regarding investment of funds contributed to the employee stock ownership plan. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees. Under the employee stock ownership plan, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions the trustee has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2009 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(5)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Kim S. Price	100,000	—	—	15.04	11/03/2013
	7,000	28,000	—	8.00	06/16/2018
						4,250(1)	19,465	—	—
						14,850(2)	68,013	—	—
						14,538(3)	66,584	—	—

Gary F. Hoskins	40,000	—	—	15.04	11/03/2013
						2,000(1)	9,160	—	—
						1,000(4)	4,580	—	—
						8,100(2)	37,098	—	—
	3,000	12,000	—	8.00	06/16/2018
	41	164	—	5.00	03/16/2019

Daniel M. Boyd, IV	20,000	—	—	15.04	11/03/2013
	4,000	16,000	—	8.00	06/16/2018
	40	161	—	5.00	03/16/2019
						1,000(1)	4,580	—	—
						13,500(2)	61,830	—	—
						3,500(4)	16,030	—	—

(1)	Shares vest on November 3, 2010.
(2)
Shares were granted on June 16, 2008, and will vest over a five-year period, at the rate of 10% on June 16, 2009, 10% on June 16, 2010, 10% on June 16, 2011, 35% on June 16, 2012, and 35% on June 16, 2013.

(3)
Shares were granted on April 15, 2009, and will cliff vest on the first business day following the period that we redeem the preferred stock issued to Treasury pursuant to TARP, or will cliff vest or become partially vested up to the maximum amount permissible on the first business day following the earliest date permitted under guidance that may be issued by Treasury or another government agency.

(4)	Shares were granted on January 22, 2007, and will cliff vest on January 22, 2012.
(5)	Based on the $4.58 per share trading price of our common stock on December 31, 2009.

Salary Continuation Agreements.  Citizens South Bank has entered into Salary Continuation Agreements with Messrs. Price, Hoskins and Boyd.  The Salary Continuation Agreements constitute a non-qualified, unfunded deferred compensation plan evidenced by separate agreements for each executive.  The amount of an executive’s benefit is determined under the individual agreement with the executive, and is, assuming retirement at the normal retirement age of 65, an annual benefit of $148,500 in the case of Mr. Price, and $45,000 in the case of each of Messrs. Hoskins and Boyd.  The annual benefit is payable in monthly installments for the executive’s lifetime.  In the event of termination of employment prior to normal retirement age for reasons other than death, disability, termination for cause or following a change in control, the executive will receive a reduced benefit, payable at normal retirement age, assuming the executive is at least partially vested in a benefit at the time of termination of employment.  In the case of Mr. Price, the reduced benefit is fully vested.  In all other cases, an executive will be 75% vested in a reduced benefit at age 60, will increase in vesting at the rate of 5% per year from age 61 to 65, and prior to age 60, will vest ratably in accordance with the terms of the executive’s Salary Continuation Agreement until the executive attains age 60.  As of December 31, 2009, Mr. Hoskins is 71% vested, and Mr. Boyd is 50% vested.  In the event Messrs. Price, Hoskins, or Boyd becomes disabled prior to termination of employment at normal retirement age and the executive’s employment is terminated because of such disability, the executive will be entitled to receive a disability benefit upon attainment of normal retirement age.  The early termination benefit and the disability benefit are calculated as an annual payment stream of the accrual balance (or vested accrual balance in the case of an early termination benefit other than due to disability) that exists at the end of the year immediately prior to the year in which the early termination or disability occurs, using a standard discount rate of 8.5%, and increasing the benefit amount annually by 2% to offset inflation, beginning in the year after payment of the benefit commences.  In the event of their termination of employment prior to normal retirement age due to disability, Messrs. Price, Hoskins, and Boyd would receive an annual benefit of $90,943, $22,241 and $11,956, respectively, commencing upon their normal retirement age.  Upon their early retirement, Messrs. Price, Hoskins and Boyd would receive an annual benefit of $90,943, $15,791 and $5,978, respectively, commencing upon their normal retirement age.  The benefits are forfeitable by the executive if the executive’s service is terminated for cause.

In the event that an executive dies during active service or following termination of employment while receiving benefits, Citizens South Bank will pay to the executive’s beneficiary, the accrual balance (or vested accrual balance in the case of an early termination benefit) remaining at the time of the executive’s death.  In addition, the executive’s beneficiary will be entitled to the following split dollar death benefits discussed immediately below.

In the event of a change in control of Citizens South Banking Corporation followed by the executive’s involuntary termination of employment within 12 months or voluntary termination of employment within 12 months due to good reason (as defined in the plan), each of Messrs. Price and Hoskins will be entitled to their normal retirement age accrual benefit, discounted to present value and payable within three days after termination of employment.  The present value of the payments that Messrs. Price and Hoskins would receive assuming that a change in control occurred on December 31, 2009, is $602,738 and $97,453, respectively.  Under the same circumstances, Mr. Boyd would be entitled to his then-existing accrual benefit, or $30,028, without regard to his vesting percentage, payable within three days after termination of employment.  In addition, Mr. Price’s Salary Continuation Agreement provides a gross-up payment to him in the event the change in control benefit payable under the Salary Continuation Agreement causes an excess parachute payment under Section 280G of the Internal Revenue Code.  The Salary Continuation Agreements indemnify each executive for legal fees incurred in pursuing the executive’s rights to payment of the executive’s benefit in the event of a change in control.  Such indemnification for legal fees is up to $500,000 in the case of Mr. Price, $100,000 in the case of Mr. Hoskins, and $25,000 in the case of Mr. Boyd.  At December 31, 2009, Messrs. Price, Hoskins and Boyd had an accrual balance of $369,124; $48,165; and $30,028, respectively.

Split Dollar Death Benefits.  In conjunction with the adoption of the Salary Continuation Agreements, Citizens South Bank entered into Endorsement Split Dollar Agreements with the six executives covered by the Salary Continuation Agreements.  Under the Endorsement Split Dollar Agreements, if at the time of termination of the executive’s employment, the executive is entitled to benefits under the Salary Continuation Agreement, or if the executive dies while employed by Citizens South Bank, the executive’s beneficiaries will be paid a death benefit equal to the product of 100% of the net death proceeds (in excess of the cash surrender value of the policy) multiplied by the executive’s vested percentage under the Salary Continuation Agreement (which will be deemed to be 100% in the event of the executive’s death, disability or termination due to a change in control).  The executives’ vested percentages are described above in “—Salary Continuation Agreements.”  In the event of the executives’ deaths as of December 31, 2009, the beneficiaries of Messrs. Price, Hoskins and Boyd would receive a split dollar death benefit of $866,882, $255,192 and $524,297, respectively.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2009 certain information as to the total remuneration we paid to our directors other than Mr. Price, who does not receive separate compensation for his services as director.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2009
Name	Fees earned or paid in cash ($)	Stock awards (1)($)	Option awards (1)($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
Senator David W. Hoyle	21,869	—(3)	—(3)	—	10,417	64,486(4)	96,772
Ben R. Rudisill, II	27,540	—(5)	—(5)	—	11,789	5,582	44,911
James J. Fuller	15,550	—(6)	—(6)	—	10,714	6,013	32,277
Charles D. Massey	22,040	—(7)	—(7)	—	—	54,595(8)	76,635
Eugene R. Matthews, II	22,950	—(9)	—(9)	—	—	6,209	29,159
___________________
(1)	There were no awards of shares of restricted stock or stock options to Directors during 2009.
(2)
Reflects cash dividends on unvested shares of restricted stock granted under the 2003 Citizens South Banking Corporation Recognition and Retention Plan and the 2008 Citizens South Banking Corporation Equity Incentive Plan.  Also includes $7,753, $5,227, $5,227, $5,272, and $5,424 in annual premiums on long-term care insurance for Senator Hoyle, and Messrs. Rudisill, Fuller, Massey and Matthews, respectively.

(3)
At December 31, 2009, Senator Hoyle had 2,671 unvested shares of restricted stock and held 22,670 stock options with an exercise price of $15.04 per share, and 2,800 stock options with an exercise price of $8.00 per share.

(4)
During 2009, Senator Hoyle received $42,647 in distributions under to the 1986 Deferred Compensation and Income Continuation Agreement and $14,300 in distributions under to the 1992 Supplemental Retirement Plan.

(5)
At December 31, 2009, Mr. Rudisill had 2,671 unvested shares of restricted stock and held 22,670 stock options with an exercise price of $15.04 per share, and 2,800 stock options with an exercise price of $8.00 per share.

(6)
At December 31, 2009, Mr. Fuller had 2,671 unvested shares of restricted stock and held 22,670 stock options with an exercise price of $15.04 per share, and 2,800 stock options with an exercise price of $8.00 per share.

(7)
At December 31, 2009, Mr. Massey had 2,671 unvested shares of restricted stock and held 22,670 stock options with an exercise price of $15.04 per share and 2,800 stock options with an exercise price of $8.00 per share.  Pursuant to the terms of the stock plans, Mr. Massey’s remaining unvested shares of restricted stock and unvested options will vest immediately upon his retirement from the Board of Directors following the Annual Meeting.

(8)
During 2009, Mr. Massey received $40,968 in distributions under the 1986 Deferred Compensation and Income Continuation Agreement and $8,000 in distributions under to the 1992 Supplemental Retirement Plan.

(9)
At December 31, 2009, Mr. Matthews had 2,671 unvested shares of restricted stock and held 22,670 stock options with an exercise price of $15.04 per share and 2,800 stock options with an exercise price of $8.00 per share.

Compensation of Directors

Fees.  Each non-employee director of Citizens South Banking Corporation (other than the Chairman of the Board) receives a monthly retainer of $813.  The Chairman of the Board of Citizens South Banking Corporation receives a monthly retainer of $1,250.  Directors’ retainer fees were reduced by 25% by the Compensation Committee effective April 1, 2009.  In addition, each non-employee director of Citizens South Banking Corporation receives a fee of $1,000 for each Board meeting attended and $300 for each Committee meeting attended.  Non-employee members of Citizens South Banking Corporation’s Executive Committee receive $400 for each meeting attended, the Chairman of the Audit Committee receives $1,450 for each meeting attended, and non-employee members of the Audit Committee receive $350 for each meeting attended.

Except for Directors Hoyle and Massey, all of our directors currently serve on the Board of Directors of Citizens South Bank, Citizens South Banking Corporation’s subsidiary.  Each non-employee director receives a fee of $350 for each Bank Board meeting attended and $300 for each Bank Committee meeting attended.  Directors are permitted one paid absence from Citizens South Banking Corporation Board meetings and two paid absences from Citizens South Bank Board meetings.

Deferred Compensation and Income Continuation Agreement.  Citizens South Bank has entered into nonqualified deferred compensation agreements (“DCAs”) for the benefit of Directors Fuller, Hoyle, Massey and Rudisill.  The DCAs provided each director with a one-time opportunity to defer up to $20,000 of compensation into the DCA.  Amounts credited to a director’s account under the DCA will be paid in 120 equal monthly payments (i) to the director upon his retirement from service on or after attaining age 70, (ii) to the director immediately upon termination of his service due to disability, or (iii) to the director’s beneficiaries upon his death.  If the director voluntarily terminates his service before age 70, his retirement benefit will be paid at age 70 and will be based on the accrued retirement liability balance existing on the date service terminates. If a director’s service terminates within one year after a change in control of Citizens South Banking Corporation, the DCA provides for a lump sum cash payment of the retirement benefit projected to be accrued at the point when the director would have attained age 70. Benefits under the DCAs are forfeited if the director’s service is terminated for cause.

Supplemental Retirement Plan.  Citizens South Bank has entered into nonqualified supplemental retirement agreements (“SRAs”) for Directors Fuller, Hoyle, Massey, Matthews and Rudisill.  The SRAs provide for an annual benefit that ranges from $8,000 to $15,600, payable in monthly installments beginning at age 70 for a period of 15 years.  In the event of a director’s pre-retirement death or death before all payments under the SRA have been made to the director, monthly benefits are provided for the director’s designated beneficiary or beneficiaries.  If a director dies without a valid beneficiary designation, the surviving spouse will be his beneficiary, or if none, then the benefits will be paid to the director’s personal representative.  Benefits under the SRAs are forfeited if the director’s service is terminated for cause.

Stock Benefit Plans.  No awards of stock options or restricted stock were made to any directors during 2009.

Additional Equity Compensation Plan Disclosure

Set forth below is information as of December 31, 2009 regarding compensation plans under which equity securities of Citizens South Banking Corporation are authorized for issuance.

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price	Number of Securities Remaining Available for Issuance under Plan
Equity compensation plans approved by stockholders	878,118	$12.89	53,975 (1)
Equity compensation plans not approved by stockholders	—	—	—
Total	878,118	$12.89	53,975 (1)

(1)
As of December 31, 2009, there were no shares underlying options available for future issuance pursuant to the 1999 Stock Option Plan  and 26,475 shares underlying options available for future issuance pursuant to the 2003 Stock Option Plan.  As of December 31, 2009, there were 27,500 shares underlying options available for future issuance pursuant to the 2008 Equity Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

The common stock of Citizens South Banking Corporation is registered with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934.  The officers and directors of Citizens South Banking Corporation and beneficial owners of greater than 10% of Citizens South Banking Corporation’s common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of the common stock.  Securities and Exchange Commission rules require disclosure in Citizens South Banking Corporation’s proxy statement or Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of Citizens South Banking Corporation’s common stock to file a Form 3, 4, or 5 on a timely basis.  Based on Citizens South Banking Corporation’s review of ownership reports, none of Citizens South Banking Corporation’s officers or directors failed to file these reports on a timely basis for 2009.

Transactions with Certain Related Persons

Federal law and regulation generally requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  Although federal regulations permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees, Citizens South Bank does not provide loans to executive officers and directors on preferential terms when compared to persons who are not affiliated with Citizens South Bank.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from:  (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to Citizens South Banking Corporation.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to our directors and officers are made in conformity with the Federal Reserve Act and the Federal Reserve Board Regulation O.

In accordance with the listing standards of the Nasdaq Stock Market, any new transactions that would be required to be reported under this section of this proxy statement must be approved by our audit committee or another independent body of the board of directors.

PROPOSAL II—ADVISORY, NON-BINDING PROPOSAL TO APPROVE OUR EXECUTIVE COMPENSATION PROGRAM AND POLICIES

In February 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was enacted and the U.S. Department of Treasury issued final interim rules on June 15, 2009 to implement the ARRA standards.  ARRA revised Section 111(e) of the Emergency Economic Stabilization Act to require any recipient of funds in the TARP to permit a separate stockholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.  Under this legislation, the stockholder vote is not binding on the board of directors of the TARP participant, and may not be construed as overruling any decision by the participant’s board of directors.  Therefore, in order to comply with ARRA as a recipient of TARP funds, the Board of Directors of Citizens South Banking Corporation is providing stockholders with the opportunity to cast an advisory (non-binding) vote to approve at the Annual Meeting the compensation program and policies of Citizens South Banking Corporation.

This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to vote on our executive pay program through the following resolution:

“Resolved, that the stockholders approve the overall executive pay-for-performance compensation programs and policies employed by Citizens South Banking Corporation, as described in this proxy statement, including the tabular disclosure regarding named executive officer compensation in this proxy statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE EXECUTIVE COMPENSATION POLICIES AND PROCEDURES EMPLOYED BY THE COMPENSATION COMMITTEE.

PROPOSAL III—RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Citizens South Banking Corporation’s independent registered public accounting firm for the year ended December 31, 2009 was Cherry, Bekaert & Holland, L.L.P.  The Audit Committee has engaged Cherry, Bekaert & Holland, L.L.P. to be Citizens South Banking Corporation’s independent registered public accounting firm for the year ending December 31, 2010, subject to the ratification of the engagement by Citizens South Banking Corporation’s stockholders.  At the annual meeting, stockholders will consider and vote on the ratification of the engagement of Cherry, Bekaert & Holland, L.L.P. for the year ending December 31, 2010.  A representative of Cherry, Bekaert & Holland, L.L.P. is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Stockholder ratification of the selection of Cherry, Bekaert & Holland, L.L.P. is not required by Citizens South Banking Corporation’s bylaws or otherwise.  However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection of Cherry, Bekaert & Holland, L.L.P., the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of Citizens South Banking Corporation and its stockholders.

Fees Paid to Cherry, Bekaert & Holland, L.L.P.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. to Citizens South Banking Corporation during 2009 and 2008:

Audit Fees.  The aggregate fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of Citizens South Banking Corporation’s annual financial statements, review of the financial statements included in Citizens South Banking Corporation’s Quarterly Reports on Form 10-Q and services that are normally provided by Cherry, Bekaert & Holland, L.L.P. in connection with statutory and regulatory filings and engagements were $115,280 and $69,000 during the years ended December 31, 2009 and 2008, respectively.

Audit-Related Fees.  There were no fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for assurance and related services rendered by Cherry, Bekaert & Holland, L.L.P. that were reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “—Audit Fees,” above during the years ended December 31, 2009 and 2008.

Tax Fees.  There were no fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for tax compliance, tax advice and tax planning during the years ended December 31, 2009 and 2008.

All Other Fees.  There were no fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. that are not described above during the years ended December 31, 2009 and 2008.

For 2009 and 2008, there were no non-audit services that could have affected Cherry, Bekaert & Holland, L.L.P.’s independence in performing its function as the independent registered public accounting firm of Citizens South Banking Corporation.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In 2009 and 2008, there were no fees paid to Cherry, Bekaert & Holland, L.L.P. that were not pre-approved by the Audit Committee.

Required Vote and Recommendation of the Board of Directors

In order to ratify the selection of Cherry, Bekaert & Holland, L.L.P. as the independent registered public accounting firm for the year ending December 31, 2010, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CHERRY, BEKAERT & HOLLAND, L.L.P. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.

PROPOSAL IV—APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE CONVERSION OF SERIES B PREFERRED STOCK

Introduction

On March 17, 2010, we raised $14,986,800 in gross proceeds in a private placement of 1,490,400 shares of our common stock at a purchase price of $4.50 per share and 8,280 shares of our newly authorized Mandatorily Convertible Cumulative, Non-Voting Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) at a purchase price of $1,000 per share to certain accredited investors (collectively, the “Investors”).  The purpose of this private placement was for general corporate purposes, including providing capital to our subsidiary, Citizens South Bank, to support its acquisition of substantially all of the assets and assumption of substantially all of the liabilities of Bank of Hiawassee, a Georgia state-chartered bank headquartered in Hiawassee, Georgia, from the Federal Deposit Insurance Corporation, as receiver for Bank of Hiawassee.  The acquisition was completed March 19, 2010.  The private placement was exempt from Securities and Exchange Commission registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Following the receipt of stockholder approval, each share of Series B Preferred Stock will automatically convert into shares of our common stock at an initial conversion price of $4.50 per share, subject to customary anti-dilution adjustments.  The conversion of the Series B Preferred Stock would result in the issuance of 1,840,000 shares of our common stock.

NASDAQ Stockholder Approval Requirement

Because our common stock is listed on the NASDAQ Global Market, we are subject to the NASDAQ Stock Market Rules.  NASDAQ Rule 5635 requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock.

The 1,840,000 shares of common stock issuable upon conversion of the Series B Preferred Stock together with the common stock issued at the closing of the private placement will exceed 19.99% of the number of shares of our common stock and voting power outstanding prior to the private placement. The $4.50 per share conversion price for the Series B Preferred Stock is less than the book value per share of our common stock.  The book value of our common stock was $6.87 per share based on our stockholders’ equity divided by the total number of common shares outstanding as shown in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, our most recent public filing with the Securities and Exchange Commission prior to the close of the private placement.  In addition, the $4.50 per share conversion price for the Series B Preferred Stock is less than $4.79, which was the consolidated closing bid price of our common stock as reported by NASDAQ on March 16, 2010, the trading day immediately prior to the effective date of the Securities Purchase Agreements.  Therefore stockholder approval is required pursuant to NASDAQ Rule 5635.

Proposal IV must receive the affirmative vote of the majority of the votes cast at the Meeting in order to be approved.   However, shares of our common stock purchased concurrently with the purchase of the shares of the Series B Preferred Stock may not be voted to approve the conversion of the Series B Preferred Stock.

Our Board of Directors recommends that stockholders vote “FOR” Proposal IV, so that the Series B Preferred Stock will convert automatically into shares of common stock.

The Acquisition of Bank of Hiawassee

On March 19, 2010, we acquired certain assets and assumed certain liabilities of Bank of Hiawassee from the Federal Deposit Insurance Corporation as receiver of Bank of Hiawassee.  As a result of the acquisition, Citizens South Bank has over $1.1 billion in assets.  The acquisition was made pursuant to the terms of a purchase and assumption agreement entered into by Citizens South Bank with the Federal Deposit Insurance Corporation on March 19, 2010, as discussed further below.

Our management has from time to time become aware of acquisition opportunities and has performed various levels of review related to potential acquisitions in the past. This particular transaction was attractive to us for a variety of reasons, including the ability to move into new markets in Georgia, and the attractiveness of core deposits with low cost of funds.  Based on these and other factors, including the level of Federal Deposit Insurance Corporation loss protection related to the acquired loans, we believe that this acquisition has had and will continue to have a positive impact on our earnings.  Prior to the commencement of discussions with the Federal Deposit Insurance Corporation regarding the Federal Deposit Insurance Corporation-assisted acquisition of Bank of Hiawassee, there were no negotiations, transactions or other material contacts between us and Bank of Hiawassee and/or its parent company, Chatuge Bank Shares, Inc., regarding a business combination.

The Bank of Hiawassee was established in 1909 and operated from five locations in North Georgia—two in Hiawassee and one in Young Harris in Towns County, one in Blairsville in Union County, and one in Blue Ridge in Fannin County, Georgia.  Citizens South Bank now operates from the five locations under the locally familiar registered trade names of the acquired institution, the Bank of Hiawassee • Blairsville • Blue Ridge, a Division of Citizens South Bank, in their respective North Georgia markets.  The addition of the five locations brings Citizens South Bank’s total banking centers to 21 locations in the two Carolinas and Georgia.

The acquisition has positively affected, and we expect it to continue to positively affect our operating results in the near term.  Based on our preliminary unaudited financial results for the first quarter of 2010, net income was $10.0 million, or $1.29 per share, compared with a loss of $30.5 million, or $4.11 per share, in the fourth quarter of 2009.  The first quarter earnings include a pre-tax gain of $18.7 million from the acquisition of Bank of Hiawassee.

We believe that the transaction will continue to improve our net interest income, as we earn more from interest earned on loans and investments than we pay in interest on deposits and borrowings.

The extent to which our operating results may be adversely affected by the acquired loans is offset to a significant extent by the shared-loss agreements with the Federal Deposit Insurance Corporation and the related discounts reflected in the fair value of these assets at the acquisition date.

The Purchase and Assumption Agreement

The acquisition was made pursuant to the terms of a purchase and assumption agreement entered into by and among Citizens South Bank, the Federal Deposit Insurance Corporation, as receiver for Bank of Hiawassee, and the Federal Deposit Insurance Corporation, by and for itself, on March 19, 2010.  Under the terms of the purchase and assumption agreement, Citizens South Bank acquired certain assets of Bank of Hiawassee with a fair value of approximately $343.3 million, including $183.2 million of loans, $22.3 million of investment securities, $2.2 million of Federal Home Loan Bank stock, $79.2 million of cash and cash equivalents, $1.1 million of other real estate owned, $36.3 million of FDIC loss-share receivable, $1.6 million of core deposit intangible, $15.8 million of federal funds sold and $2.0 million of other assets.  Liabilities with a fair value of approximately $331.8 million were also assumed, including $292.2 million of insured and uninsured deposits, but excluding certain brokered deposits, $31.2 million of Federal Home Loan Bank advances, $7.2 million in deferred tax liability and $794,000 of other liabilities. The fair values of the assets acquired and liabilities assumed were determined based on the requirements of Financial Accounting Standards Board Topic 820: Fair Value Measurements and Disclosures.  The Statement of Assets Acquired and Liabilities Assumed by Citizens South Bank, dated as of March 19, 2010, and the accompanying notes, are attached to this Proxy Statement as Appendix C.  The fair value amounts are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available.  The amounts are also subject to adjustments based upon final settlement with the Federal Deposit Insurance Corporation.  In addition, the tax treatment of Federal Deposit Insurance Corporation-assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date.  The terms of the purchase and assumption agreement provide for the Federal Deposit Insurance Corporation to indemnify Citizens South Bank against claims with respect to liabilities of Bank of Hiawassee not assumed by Citizens South Bank and certain other types of claims listed in the purchase and assumption agreement.  This discussion reflects the status of these items to the best of management’s knowledge as of the date of this Proxy Statement.

In connection with the acquisition of Bank of Hiawassee, Citizens South Bank entered into loss-sharing agreements (the “shared-loss agreements”) with the Federal Deposit Insurance Corporation that covered approximately $229.9 million of Bank of Hiawassee’s loans. Citizens South Bank will share in the losses, which begins with the first dollar of loss occurred, of the loan pools (including single-family residential mortgage loans and commercial loans) covered (“covered loans”) under the shared-loss agreements. Pursuant to the terms of the shared-loss agreements, the Federal Deposit Insurance Corporation is obligated to reimburse Citizens South Bank for 80% of eligible losses of up to $102 million with respect to covered loans. The Federal Deposit Insurance Corporation will reimburse Citizens South Bank for 95% of eligible losses in excess of $102 million with respect to covered loans. Citizens South Bank has a corresponding obligation to reimburse the Federal Deposit Insurance Corporation for 80% or 95%, as applicable, of eligible recoveries with respect to covered loans.

The shared-loss agreements for commercial and single-family residential mortgage loans are in effect for five years and ten years, respectively, from the March 19, 2010, acquisition date. The loss recovery provisions with respect to eligible losses of up to $102 million are in effect for eight years from the acquisition date and the loss recovery provisions with respect to eligible losses in excess of $102 million are in effect for ten years from the acquisition date.

On May 15, 2020, Citizens South Bank is required to pay to the Federal Deposit Insurance Corporation 50% of the excess, if any, of (i) $20.4 million over (ii) the sum of (A) 25% of the asset discount plus (B) 25% of the Cumulative Shared-Loss Payments plus (C) the Cumulative Servicing Amount if net losses on covered loans subject to the stated threshold is not reached.  As of March 31, 2010, the estimate for this liability was zero.

The shared-loss agreements contain provisions regarding servicing procedures as specified in the purchase and assumption agreement with the Federal Deposit Insurance Corporation. The expected net reimbursements under the shared-loss agreements were recorded at their estimated fair value of $183.2 million on the acquisition date.

Citizens South Bank did not immediately acquire all the real estate, banking facilities, furniture or equipment of Bank of Hiawassee as part of the purchase and assumption agreement. Citizens South Bank has the option to purchase or lease the real estate and furniture and equipment from the Federal Deposit Insurance Corporation.  The term of these options is 90 days after March 19, 2010, and may be further extended by the Federal Deposit Insurance Corporation.  Acquisition costs of the real estate and furniture and equipment will be based on current appraisals and determined at a later date.  Currently all banking facilities and equipment are being leased from the Federal Deposit Insurance Corporation on a month-to-month basis.

Citizens South Bank paid the Federal Deposit Insurance Corporation a premium of approximately 1.0% for the right to assume all of the deposits of Bank of Hiawassee.  In addition, the Federal Deposit Insurance Corporation transferred to Citizens South Bank all qualified financial contracts to which Bank of Hiawassee was a party and such contracts remain in full force and effect.  Because this was a Federal Deposit Insurance Corporation-assisted transaction of a failed bank, the stockholders of Bank of Hiawassee received no consideration as a result of Citizens South Bank’s acquisition of Bank of Hiawassee’s assets.

The assets of Bank of Hiawassee acquired and liabilities assumed have been accounted for under the acquisition method of accounting (formerly the purchase method).  For income tax purposes, the acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations.

Because Citizens South Bank is a federal savings bank chartered by the Office of Thrift Supervision, prior approval of the acquisition was required and received from the Office of Thrift Supervision.

Series B Preferred Stock Terms

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series B Preferred Stock as contained in the Certificate of Designations for the Series B Preferred Stock which has been filed with the Secretary of State of the State of Delaware.  The Certificate of Designations is included as Appendix A attached to this Proxy Statement and is incorporated by reference herein.  Stockholders are urged to carefully read the Certificate of Designations in its entirety.  Although we believe this summary covers the material terms and provisions of the Series B Preferred Stock as contained in the Certificate of Designations, it may not contain all of the information that is important to you.

Authorized Shares, Par Value and Liquidation Preference. We have designated 8,280 shares as “Mandatorily Convertible Non-Cumulative Non-Voting Perpetual Preferred Stock, Series B,” which have a par value of $0.01 per share and a liquidation preference of $1,000 per share.

Mandatory Conversion. The Series B Preferred Stock will convert into shares of common stock on the third business day following the approval by the holders of our common stock of the conversion of the Series B Preferred Stock into common stock as required by the applicable NASDAQ rules.  Assuming stockholder approval of Proposal IV at the Annual Meeting, the number of shares of common stock into which each share of Series B Preferred Stock shall be converted will be determined by dividing the $1,000 per share purchase price and liquidation preference by the initial conversion price of $4.50 per share.  The conversion price of the Series B Preferred Stock is subject to customary anti-dilution adjustments, including in connection with stock dividends and distributions, stock splits, subdivisions and combinations, distributions of cash, debt or assets and tender offers and exchange offer.

Dividends. The Series B Preferred Stock carries a non cumulative cash dividend at a per annum rate equal to 14%. The dividend will not be declared or paid if the Series B Preferred Stock is converted into shares of common stock before June 30, 2010.  Beginning on June 30, 2010, if the Series B Preferred Stock is still outstanding, dividends will be payable semi annually in arrears on June 30 and December 31, if declared by the Board of Directors.  If all dividends payable on the Series B Preferred Stock have not been declared and paid for an applicable dividend period, we shall not declare or pay any dividends on any stock which ranks junior to the Series B Preferred Stock, or redeem, purchase or acquire any stock which ranks pari passu or junior to the Series B Preferred Stock, subject to customary exceptions.  If all dividends payable on the Series B Preferred Stock have not been paid in full, any dividend declared on stock which ranks pari passu to the Series B Preferred Stock shall be declared and paid pro rata with respect to the Series B Preferred Stock and such pari passu stock.

Participation in Dividends on Common Stock. So long as any shares of Series B Preferred Stock are outstanding, if we declare any dividends on our common stock or make any other distribution to our common stockholders, the holders of the Series B Preferred Stock will be entitled to participate in such distribution on an as-converted basis.

Ranking. The Series B Preferred Stock ranks senior to all of our common stock and pari passu to our outstanding Series A Preferred Stock.  The Series B Preferred Stock will rank pari passu or senior to all future issuances of our preferred stock.

Voting Rights. Shares of Series B Preferred Stock generally have no voting rights other than as required by law except that the approval of the holders of a majority of the Series B Preferred Stock, voting as a single class, will be required with respect to certain matters, including (i) charter amendments adversely affecting the rights, preferences or privileges of the Series B Preferred Stock and (ii) the creation of any series of senior equity securities.

Liquidation.  In the event we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Series B Preferred Stock shall be entitled to liquidating distributions equal to $1,000 per share plus any declared and unpaid dividends.

Redemption. With regulatory approval, if required, the Series B Preferred Stock will be redeemable at our option, in whole or in part, beginning June 30, 2015 at a redemption price per share equal to the greater of (i) 125%

of the liquidation preference plus all accrued and unpaid dividends and (ii) 110% of the closing price of the common stock for trading day prior to the date of redemption multiplied by the number of shares of common stock into which one share of Series B Preferred Stock would be convertible on such date if such shares of Series B Preferred Stock were converted on that date following receipt of stockholder approval; provided that, in no event will the redemption price exceed 150% of the amount calculated in accordance with clause (i) above.

Holders of Series B Preferred Stock will have no right to require redemption of the Series B Preferred Stock.

Anti-dilution Provisions. The conversion price of the Series B Preferred Stock is also subject to customary anti-dilution adjustments.

Preemptive Rights. Holders of the Series B Preferred Stock have no preemptive rights.

Fundamental Change. If we enter into a transaction constituting a consolidation or merger of Citizens South Banking Corporation or similar transaction or any sale or other transfer of all or substantially all of our consolidated assets and our subsidiaries, taken as a whole (in each case pursuant to which our common stock will be converted into cash, securities or other property) or for certain reclassifications or exchanges of our common stock, then each share of Series B Preferred Stock will convert, effective on the day on which such share would automatically convert into our common stock, into the securities, cash and other property receivable in the transaction by the holder of the number of shares of common stock into which such share of Series B Preferred Stock would then be convertible, assuming receipt of any applicable regulatory approval.

Description of Common Stock

The following is a summary of the material rights, terms and conditions of owning our shares of common stock, into which the Series B Preferred Stock will be converted, assuming stockholder approval of this Proposal 4.  Although we believe this summary covers the material terms and provisions of our shares of common stock, it may not contain all of the information that is important to you.

Our common stock is traded on the Nasdaq Global Market.  The transfer agent and registrar for our common stock is The Registrar and Transfer Company, Cranford, New Jersey.

Our common stock represents non-withdrawable capital, is not an account of an insurable type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

Dividends. We may pay dividends out of statutory surplus or from net earnings if, as and when declared by our Board of Directors.  The payment of dividends by us is subject to limitations that are imposed by law and applicable regulation.  The holders of our common stock will be entitled to receive and share equally in dividends as may be declared by our Board of Directors out of funds legally available therefor.  Shares of preferred stock may have a priority over the holders of our common stock with respect to dividends.

Voting Rights. The holders of our common stock elect our Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by our Board of Directors.  Each holder of common stock is entitled to one vote per share except that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the then outstanding shares of common stock, be entitled or permitted to vote any of the shares held in excess of the 10% limit.  Each holder of common stock will not have any right to cumulate votes in the election of directors.  Certain matters require an 80% stockholder vote.

Liquidation. In the event of liquidation, dissolution or winding up of Citizens South Banking Corporation, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets that are available for distribution.  Holders of our Series A Preferred Stock and Series B Preferred Stock are entitled to receive distributions in priority over the holders of common stock in the event of liquidation or dissolution.  Holders of future issuances of preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of our common stock are not entitled to preemptive rights with respect to any shares that may be issued.

Certain Provisions of Our Certificate of Incorporation and Bylaws

The following discussion is a general summary of the material provisions of our certificate of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect.  Our certificate of incorporation and bylaws contain a number of provisions, relating to corporate governance and rights of stockholders, that may discourage future takeover attempts.  As a result, stockholders who desire to participate in such transactions may not have an opportunity to do so.  In addition, these provisions will also render the removal of our Board of Directors or management more difficult.

Directors. Our Board of Directors is divided into three classes.  The members of each class will be elected for a term of three years and only one class of directors will be elected annually.  Thus, it would take at least two annual elections to replace a majority of our Board of Directors.  Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to our Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

Restrictions on Call of Special Meetings. Our certificate of incorporation and bylaws provide that special meetings of stockholders can be called only by our Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directorships.  Stockholders are not authorized to call a special meeting of stockholders.

Prohibition of Cumulative Voting. Our certificate of incorporation prohibits cumulative voting for the election of directors.

Limitation of Voting Rights. Our certificate of incorporation provides that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the then outstanding shares of common stock, be entitled or permitted to vote any of the shares held in excess of the 10% limit.

Restrictions on Removing Directors from Office. Our certificate of incorporation provides that directors may only be removed for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “Limitation of Voting Rights”).

Authorized but Unissued Shares. We have authorized but unissued shares of common and preferred stock.  Our certificate of incorporation authorizes 1,000,000 shares of serial preferred stock.  We are authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and our Board of Directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class).  In the event of a proposed merger, tender offer or other attempt to gain control of Citizens South Banking Corporation that is not approved by our Board of Directors, it may be possible for our Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such transaction.  Accordingly, an effect of the possible issuance of preferred stock may be to deter a future attempt to gain control of Citizens South Banking Corporation.

Amendments to Certificate of Incorporation and Bylaws. Amendments to our certificate of incorporation must be approved by our Board of Directors and also by a majority of the outstanding shares of our voting stock, provided that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions, including:

(i)	The limitation on voting rights of persons who directly or indirectly offer to acquire the beneficial ownership of more than 10% of any class of equity security of Citizens South Banking Corporation;

(ii)	The inability of stockholders to act by written consent;

(iii)	The inability of stockholders to call special meetings of stockholders;

(iv)	The division of our Board of Directors into three staggered classes;

(v)	The ability of our Board of Directors to fill vacancies on our Board;

(vi)	The inability to deviate from the manner prescribed in the bylaws by which stockholders nominate directors and bring other business before meetings of stockholders;

(vii)	The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause;

(viii)	The ability of our Board of Directors to amend and repeal our bylaws; and

(ix)	The ability of our Board of Directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire us.

Our bylaws may be amended by the affirmative vote of a majority of our Board of Directors or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

The Securities Purchase Agreements

The following is a summary of the material terms of the Securities Purchase Agreements and is qualified in its entirety by reference to the form of Securities Purchase Agreement attached as Appendix B to this Proxy Statement and is incorporated by reference herein. You should read the form of Securities Purchase Agreement in its entirety because it, and not this Proxy Statement, is the legal document that governs the issuance of the Series B Preferred Stock.

Purchase and Sale of Stock. Pursuant to the Securities Purchase Agreements, we agreed to issue and sell 8,280 shares of the Series B Preferred Stock, in the aggregate, to the Investors.

Representations and Warranties. We made customary representations and warranties to the Investors relating to us, our business and our capital stock, including with respect to the shares of Series B Preferred Stock to be issued to the Investors pursuant to the Securities Purchase Agreement. The representations and warranties in the Securities Purchase Agreements were made for purposes of the Securities Purchase Agreements and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Securities Purchase Agreements.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.  The representations and warranties and other provisions of the Securities Purchase Agreements should not be read alone, but instead should only be read together with the information provided elsewhere in this document and in the documents incorporated by reference into this document, including the periodic and current reports and statements that we file with the Securities and Exchange Commission.

Agreement to Seek Stockholder Approval. We agreed to call and hold the Annual Meeting, as promptly as reasonably practicable but in no event later than May 31, 2010, and to recommend and seek stockholder approval of Proposal IV.  In addition, we agreed to prepare and file this proxy statement with the Securities and Exchange Commission and to cause the proxy statement to be mailed to stockholders within specified timeframes, as well as, subject to the fiduciary duties of the Board of Directors, to use reasonable best efforts to solicit Proxies for the stockholder approval of the Proposal.  If such approval is not obtained by May 31, 2010, we will call additional meetings and recommend to the stockholders approval of a proposal similar to Proposal IV every six months thereafter until such approval is obtained.

Registration Rights. We have agreed that, within 60 days after the closing date of the private placement, we will prepare and file a shelf registration statement with the SEC covering all shares of common stock and Series B Preferred Stock issued under the Securities Purchase Agreements, any securities issuable upon conversion of the Series B Preferred Stock, and any additional shares of common stock or Series B Preferred Stock that may be issued from time to time pursuant to the Securities Purchase Agreements, including by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger or other reorganization.  The Investors also have customary piggyback registration rights.

Transfer Restrictions. The Series B Preferred Stock issued in the private placement constitutes “restricted securities” under federal securities laws and is accordingly subject to significant restrictions on transfer.  We committed, pursuant to the Registration Rights Agreement into which we also entered with each Investor, to register both the Series B Preferred Stock and the common stock to be issued upon conversion of the Series B Preferred Stock, for resale under the Securities Act.  See “—Registration Rights.”

Other Covenants.  We also agreed to a number of customary covenants, including a covenant with respect to the reservation and listing on NASDAQ of the common stock to be issued upon conversion of the Series B Preferred Stock.

Indemnity. We have agreed to customary indemnification provisions for the benefit of each Investor relating to certain losses suffered by each Investor arising from breaches of our representations, warranties and covenants in the Securities Purchase Agreements or relating to certain losses arising from actions, suits or claims relating to the Securities Purchase Agreements or the transactions contemplated thereby.

Expenses. Other than the Company’s payment of up to $25,000 of reasonable legal fees incurred by certain Investors, the Investors and the Company will be solely responsible for and bear all of their own expenses, including, without limitation, expenses of legal counsel, accountants and other advisors (including financial intermediaries and advisors), incurred at any time in connection with the transactions contemplated by the Securities Purchase Agreements.

Consequences if Proposal IV to Convert the Series B Preferred Stock is Approved

Conversion of Series B Preferred Stock into Common Stock. Upon receipt of the stockholder approval for Proposal IV, each share of Series B Preferred Stock will be automatically converted into shares of common stock on the third business day following the date on which such approvals are obtained. Each outstanding share of Series B Preferred Stock will automatically be converted into such number of shares of common stock determined by dividing (i) $1,000 (the purchase price per share of the Series B Preferred Stock) by (ii) the conversion price of the Series B Preferred Stock then in effect, subject to certain adjustments. The initial conversion price of the Series B Preferred Stock is $4.50 per share.

Dilution. We will issue, through the conversion of the Series B Preferred Stock, 1,840,000 shares of common stock (in addition to the 9,125,942 shares of common stock currently outstanding). As a result, we expect there to be a dilutive effect on both the earnings per share of our common stock and the book value per share of our common stock.  In addition, our existing stockholders will incur dilution to their voting interests and will own a smaller percentage of our outstanding capital stock.  For additional information regarding the dilutive effect of the private placement, please see “Capitalization.”

Rights of Investors. If stockholder approval is received, the rights and privileges associated with the common stock issued upon conversion of the Series B Preferred Stock will be identical to the rights and privileges associated with the common stock held by our existing common stockholders, including voting rights.

Elimination of Dividend and Liquidation Rights of Holders of Series B Preferred Stock. If the stockholder approval is received, subject to any applicable required regulatory approval for the conversion of the Series B Preferred Stock, all shares of Series B Preferred Stock will be cancelled. As a result, approval of the conversion of Series B Preferred Stock will result in the elimination of the dividend rights and liquidation preference existing in favor of the Series B Preferred Stock. For more information regarding such dividend rights and liquidation preference, see “Series B Preferred Stock Terms” in this Proxy Statement.

Market Effects. Despite the existence of certain restrictions on transfer, the issuance of shares of our common stock upon conversion of the Series B Preferred Stock may impact trading patterns and adversely affect the market price of our common stock. If significant quantities of our common stock are issued upon conversion of the Series B Preferred Stock and are sold (or if it is perceived that they may be sold) into the public market, the trading price of our common stock could be adversely affected.

The current ownership of our common stock following the consummation of the private placement is further described in the section of this Proxy Statement captioned Proposal I—Election of Directors.

Consequences if Proposal IV to Convert the Series B Preferred Stock is Not Approved

Series B Preferred Stock Will Remain Outstanding. Unless the stockholder approval is received or unless our stockholders approve a similar proposal at a subsequent meeting, the Series B Preferred Stock will remain outstanding in accordance with its terms.

Continued Dividend Payment and Potential Market Effects. If stockholder approval is not obtained, the shares of Series B Preferred Stock will remain outstanding and, for so long as such shares remain outstanding, we will be required to pay dividends on the Series B Preferred Stock, on a non-cumulative basis, at an annual rate of 14%.  There is no assurance that we will be able to pay such dividends in the near future. If we are unable to pay such dividends as scheduled, the market perception could have a serious adverse impact on the price of our common stock.

Additional Stockholder Meetings. We will be required to call additional stockholder meetings every six months and recommend approval to the stockholders of a proposal similar to Proposal IV at each meeting, if necessary, until such approval is obtained pursuant to the provisions of the Securities Purchase Agreements entered into with each Investor in connection with the private placement (the “Securities Purchase Agreements”). We will bear the costs of soliciting the approval of our stockholders in connection with these meetings.

Restriction on Payment of Dividends. For as long as the Series B Preferred Stock remains outstanding, if dividends payable on all outstanding shares of the Series B Preferred Stock have not been declared and paid, or declared and funds set aside therefor, we will not be permitted to declare or pay dividends with respect to, or redeem, purchase, or acquire any of our junior securities, or redeem, purchase or acquire any parity securities, subject to limited exceptions.

Participation in Dividends on Common Stock. So long as any shares of Series B Preferred Stock are outstanding, if we declare any dividends on our common stock or make any other distribution to our common stockholders, the holders of the Series B Preferred Stock will be entitled to participate in such distribution on an as-converted basis.

Liquidation Preference. For as long as the Series B Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of our common stock in connection with any liquidation of us and, accordingly, no payments will be made to holders of our common stock upon any liquidation of us unless the full liquidation preference on the Series B Preferred Stock is paid.

Capitalization

The following table sets forth our consolidated capitalization and bank-only regulatory capital ratios as of March 31, 2010, on an actual basis and on a pro forma basis as adjusted to give effect to the issuance of 1,840,000 shares of our common stock issuable upon the conversion of the Series B Preferred Stock based on a conversion price of $4.50 per share, as if such transaction occurred at March 31, 2010.

The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited consolidated financial statements and the notes thereto from our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010.  Certain amounts included in the “Pro Forma As Adjusted” column contain estimates, including estimates of fair value and issuance costs, which may not reflect actual amounts upon conversion of the Series B Preferred Stock.

March 31, 2010	Actual	Pro Forma As Adjusted
	(Dollars in thousands, except per share data)
Stockholders’ Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized; 20,500 shares Series A, cumulative perpetual preferred stock, $1,000 liquidation value, issued and outstanding; 8,280 shares Series B, Mandatorily Convertible Cumulative, Non-Voting Perpetual Preferred Stock, issued and outstanding (as adjusted)	$28,890	$20,610
Common stock, $0.01 par value, 20,000,000 shares authorized; 10,517,127 shares issued and 9,125,942 shares outstanding (and 12,357,127 shares issued and 10,965,942 shares outstanding as adjusted)	106	124
Additional paid-in capital	54,433	62,695
Retained earnings, substantially restricted	13,130	13,130
Accumulated other comprehensive income (loss)	(169)	(169)
Total stockholders’ equity	$96,390	$96,390

Book value per common share	$7.40	$6.91

Regulatory Capital Ratios for Citizens South Bank:
Total Risk-Based Capital (to Risk-Weighted Assets)	15.53%	15.53%
Tier 1 Capital (to Risk-Weighted Assets)	14.47%	14.47%
Tier 1 Capital (to Adjusted Total Assets)	9.17%	9.17%
Tangible Capital (to Adjusted Total Assets)	9.17%	9.17%

Information About the Acquisition of Bank of Hiawassee

Bank of Hiawassee was a Georgia state-chartered commercial bank and wholly owned subsidiary of Chatuge Bank Shares, Inc., based in Hiawassee, Georgia. As previously discussed, Citizens South Bank acquired certain assets and assumed substantially all of the deposits and certain liabilities of Bank of Hiawassee pursuant to a purchase and assumption agreement with the Federal Deposit Insurance Corporation.

Discussion. A narrative description of the anticipated effects of the acquisition on our financial condition, liquidity, capital resources and operating results is presented below.  In accordance with the guidance provided in Staff Accounting Bulletin Topic 1:K, “Financial Statements of Acquired Troubled Financial Institutions”  (“SAB 1:K”) and a request for relief submitted to the Securities and Exchange Commission, we have omitted certain financial information of Bank of Hiawassee required by Rule 3-05 and Article II of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 3-05 and Article II of Regulation S-X under certain circumstances, including a transaction such as the Bank of Hiawassee acquisition, in which the registrant engages in an acquisition of a troubled financial institution for which audited financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. This discussion should be read in conjunction with our historical financial statements and the related notes, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, which is being delivered with this Proxy Statement, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which is as Appendix E to this proxy statement, and the Statement of Assets Acquired and Liabilities Assumed by Citizens South Bank, dated March 19, 2010, and accompanying notes (the “Audited Statement”), which is attached hereto as Appendix C.

We have determined that the acquisition of the net assets of Bank of Hiawassee constitutes a business acquisition as defined by Financial Accounting Standards Board Accounting Standard Codification Topic 805: “Business Combinations.”  Accordingly, the assets acquired and liabilities assumed as of March 19, 2010 are presented at their fair values in the table below as required by that topic.  In many cases, the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change.  These fair value estimates are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available.  Citizens South Bank and the Federal Deposit Insurance Corporation are engaged in ongoing discussions that may impact which assets and liabilities are ultimately acquired or assumed by Citizens South Bank and/or the purchase price of such assets and liabilities.

Financial Condition. In the acquisition, Citizens South Bank purchased $183.2 million in loans at fair value, net of a $46.7 million discount.  This amount represents approximately 25.5% of our total loans (net of the allowance for loan losses) at March 31, 2010. Other real estate acquired was $1.1 million at fair value.  Approximately $11.5 million in net after-tax gain, a Federal Deposit Insurance Corporation indemnification asset of $36.3 million and a $1.6 million core deposit intangible were recorded in connection with this transaction.

Citizens South Bank acquired $79.2 million in cash and cash equivalents and $22.3 million in investment securities at fair value.

Investment Portfolio. Citizens South Bank acquired $22.3 million of investment securities at estimated fair market value in the Bank of Hiawassee acquisition.  The acquired securities were predominantly U.S. Treasury securities, U.S. Government agency and U.S. Government sponsored enterprise debt securities and U.S. Government agency and U.S. Government sponsored enterprise mortgage-backed securities.

The following table present the composition of the investment securities portfolio acquired at March 19, 2010:

March 19, 2010
(In thousands)

U.S. Government agency and sponsored enterprise debt securities	$6,153
U.S. Government agency and sponsored enterprise mortgage-backed securities	11,449
Corporate debt securities	751
Municipal securities	3,956
Investment securities	$22,309

In addition, Citizens South Bank also acquired $2.2 million in Federal Home Loan Bank stock.

The following table presents a summary of yields and contractual maturities of the investment securities portfolio acquired at March 19, 2010:

	Within One Year		After One But Within Five Years		After Five But Within 10 Years		After Ten Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
	(Dollars in thousands)

U.S. Government agency and sponsored enterprise debt securities	$—	—%	$3,147	2.08%	$3,006	1.85%	$—	—%	$6,153	1.97
U.S. Government agency and sponsored enterprise mortgage-backed securities	—	—	75	3.57	163	3.77	11,211	4.07	11,495	4.07
Corporate debt securities	250	5.75	501	6.00	—	—	—	—	751	5.92
Other securities	—	—	201	4.48	529	3.15	3,226	6.01	3,956	5.55
Total investments	$250	5.75%	$3,924	2.73%	$3,698	2.12%	$14,437	4.50%	$22,309	3.81%

Covered loans. The following table presents the balance of each major category of loans acquired in the Bank of Hiawassee acquisition as of March 19, 2010:

	March 19, 2010
	Amount	% of Loans
Real estate loans:	(Dollars in thousands)

Residential single family	$67,158	29.21%
Residential multifamily	7,974	3.47
Commercial and industrial real estate	124,713	54.25
Construction	4,974	2.16
Total real estate loans	204,819	89.09
Other loans:
Commercial business	17,359	7.55
Other consumer	7,731	3.36
Total other loans	25,090	10.91
Total covered loans	229,908	100.00%
Total discount resulting from acquisition date fair value	(46,702)
Net Loans	$183,206

Citizens South Bank also acquired other real estate owned with a fair value of $1.1 million. Citizens South Bank refers to the loans acquired in the Bank of Hiawassee acquisition as “covered loans” as Citizens South Bank will be reimbursed by the Federal Deposit Insurance Corporation for a substantial portion of any future losses on them under the terms of the shared-loss agreements.

At the March 19, 2010 acquisition date, Citizens South Bank estimated the fair value of the Bank of Hiawassee acquisition loan portfolio at $183.2 million, which represents the expected discounted cash flows from the portfolio. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”).  The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows represents the nonaccretable difference.

The nonaccretable difference represents an estimate of the credit risk in the Bank of Hiawassee acquisition loan portfolio at the acquisition date.  The credit risk is not reflected in the allowance for loan losses.

As part of the loan portfolio fair value estimation, Citizens South Bank established the Federal Deposit Insurance Corporation indemnification asset, which represents the present value of the estimated losses on covered loans to be reimbursed by the Federal Deposit Insurance Corporation.  The Federal Deposit Insurance Corporation indemnification asset will be reduced as losses are recognized on covered loans and loss-sharing payments are received from the Federal Deposit Insurance Corporation.  Realized losses in excess of acquisition date estimates will increase the Federal Deposit Insurance Corporation indemnification asset.  Conversely, if realized losses are less than acquisition date estimates, the Federal Deposit Insurance Corporation indemnification asset will be reduced by a charge to earnings.

Covered loans under the shared-loss agreements with the Federal Deposit Insurance Corporation are reported in loans exclusive of the estimated Federal Deposit Insurance Corporation indemnification asset.  The covered loans acquired in the Bank of Hiawassee acquisition transaction are and will continue to be subject to Citizens South Bank’s internal and external credit review. As a result, if and when credit deterioration is noted subsequent to the March 19, 2010, acquisition date, such deterioration will be measured through Citizens South Bank’s loss-reserving methodology, and a provision for loan losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the Federal Deposit Insurance Corporation indemnification asset.

A summary of the covered loans (excluding other real estate owned) acquired in the Bank of Hiawassee acquisition as of March 19, 2010, and the related discount is as follows:

	Credit-impaired Loans	Other Loans	Total
	(In thousands)
Real estate loans:
Residential single family	$4,820	$62,337	$67,158
Residential multifamily	4,759	3,215	7,974
Commercial and industrial real estate	15,720	108,993	124,713
Construction	1,534	3,440	4,974
Total real estate loans	26,834	177,985	204,819
Other loans:
Commercial business	2,376	14,983	17,359
Other consumer	—	7,731	7,731
Total other loans	2,376	22,714	25,090
Total loans	29,210	200,698	229,908
Total discount resulting from acquisition date fair value	13,577	33,125	46,702
Net loans	$15,633	$167,573	$183,206

Credit-impaired covered loans are those loans showing evidence of credit deterioration since origination, and it is probable, at the date of acquisition, that we will not collect all contractually required principal and interest payments.  Generally, the acquired loans that meet our definition for nonaccrual status fall within the definition of credit-impaired covered loans.

The undiscounted contractual cash flows for the covered credit-impaired loans and covered other loans are $29.2 million and $200.7 million, respectively.  The amounts include principal only and do not reflect accrued interest as of the date of the acquisition.  The undiscounted estimated cash flows not expected to be collected for the covered credit-impaired loans and covered other loans are $12.7 million and $34.6 million, respectively.

The accretable yield on credit-impaired loans represents the amount by which the undiscounted expected cash flows exceed the estimated fair value.  At March 19, 2010, such accretable yield was approximately $850,000. Credit-impaired loans are reviewed each reporting period to determine whether any changes occurred in expected cash flows that would result in a reclassification from nonaccretable difference to accretable yield.

Contractual Maturity of Loan Portfolio. The following table presents the maturity schedule with respect to certain individual categories of loans acquired and provides separate analyses with respect to fixed rate loans and floating rate loans as of March 19, 2010. The amounts shown in the table are unpaid balances.

	Within One Year	After One But Within Five Years	More Than Five Years	Total
	(In thousands)
Real estate loans:
Residential single family	$24,689	$34,792	$7,677	$67,158
Residential multifamily	913	5,512	1,550	7,974
Commercial and industrial real estate	61,130	52,099	11,484	124,713
Construction	4,510	464	—	4,974
Total real estate loans	91,242	92,866	20,711	204,819
Other loans:
Commercial business	10,869	4,927	1,563	17,359
Other consumer	2,481	4,533	717	7,731
Total other loans	13,350	9,459	2,280	25,090
Total loans	$104,592	$102,325	$22,992	$229,908

Total fixed rate	$86,828	$85,726	$4,602	$177,155
Total variable rate	17,764	16,599	18,390	52,753
Total	$104,592	$102,325	$22,992	$229,908

Deposits. The Bank of Hiawassee acquisition increased Citizens South Bank’s deposits by $292.2 million at March 19, 2010.  The following table presents a summary of the deposits acquired and the average interest rates in effect at the acquisition date:

	March 19, 2010
	Amount	Rate
	(Dollars in thousands)

Non-interest bearing	$23,341	0.00%
Interest checking	42,705	0.80
Money market	23,367	1.11
Savings	5,996	0.10
Time deposits:
Less than $100,000	98,317	2.33
$100,000 or greater	97,725	2.24
Time deposits fair value adjustment:
Less than $100,000	424
$100,000 or greater	344
Total deposits	$292,219

At March 19, 2010, scheduled maturities of time deposits were as follows:

Year of Maturity	March 19, 2010
(In thousands)

2010	$127,599
2011	46,746
2012	7,698
2013	1,905
2014 & thereafter	12,094
Total	$196,042

Borrowings. As of March 19, 2010, there was $30.0 million in principal balance of borrowings outstanding from the Federal Home Loan Bank with a fair value of $31.6 million.  The borrowings are both term and callable advances and were secured by a blanket lien on eligible loans plus securities.  The amount of callable advances at March 19, 2010, was $21.0 million. The maturities shown are the contractual maturities for all advances.

The following table summarizes the principal balance of Federal Home Loan Bank advances outstanding and weighted average interest rates at March 19, 2010:

Year of Maturity	Principal Balance	Rate
	(Dollars in thousands)

2010	$2,000	3.50%
2014	8,000	3.43
2015	3,500	3.80
2016	4,000	4.46
2017	5,000	3.13
2018	7,500	2.96
Total	$30,000

In the Bank of Hiawassee acquisition, Citizens South Bank assumed $291.2 million in deposits at fair value.  This amount represents approximately 32.9% of our total deposits of $994.1 million at March 31, 2010. Citizens South Bank also assumed $31.2 million in Federal Home Loan Bank advances, at fair value.

In its assumption of the deposit liabilities, Citizens South Bank determined that the customer relationships associated with these deposits have intangible value. Citizens South Bank applied Financial Accounting Standards Board Accounting Standard Codification Topic 805, “Business Combinations,” which prescribes the accounting for goodwill and other intangible assets, such as core deposit intangibles in a business combination.  Citizens South Bank determined the fair value of a core deposit intangible asset totaling approximately $1.6 million, which will be amortized based on the estimated economic benefits received.  In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, age of deposit relationships, and the maturities of time deposits.

Operating Results and Cash Flows. Our management has from time to time become aware of acquisition opportunities and has performed various levels of review related to potential acquisitions in the past.  This particular transaction was attractive to us for a variety of reasons, including the ability to move into new markets in Georgia, and the attractiveness of immediate core deposit growth with low cost of funds given that over the past several years, organic core deposit growth has been exceptionally difficult as financial institutions compete for deposits.  Based on these and other factors, including the level of Federal Deposit Insurance Corporation loss protection related to the acquired loans, we believe that this acquisition has had and will continue to have a positive impact on our earnings.

We expect that the acquisition will positively affect our operating results in the near term.  We believe that the transaction will improve our net interest income, as we earn more from interest earned on its loans and investments than it pays in interest on deposits and borrowings.

The extent to which our operating results may be adversely affected by the acquired loans is offset to a significant extent by the shared-loss agreements and the related discounts reflected in the fair value of these assets at the acquisition date.  In accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 310-30, “Receivables,” the fair values of the acquired loans reflect an estimate of expected losses related to the acquired loans.  As a result, Citizens South Bank’s operating results would only be adversely affected by loan losses of the acquired loans to the extent that such losses exceed the expected losses reflected in the fair value of the acquired loans at the acquisition date.  In addition, to the extent that the stated interest rate on acquired loans was not considered a market rate of interest at the acquisition date, appropriate adjustments to the acquisition-date fair value were recorded.  These adjustments mitigate the risk associated with the acquisition of loans earning a below-market rate of return.

Topic 310-30 applies to a loan with evidence of deterioration of credit quality since origination, acquired by completion of a transfer for which it is probable at acquisition that the investor will be unable to collect all contractually required payments receivable.  Topic 310-30 prohibits carrying over or creating an allowance for loan losses upon initial recognition for loans that fall under its scope.  On the acquisition date, the estimate of the contractual principal and interest payments for all impaired loans acquired in the acquisition was $29.2 million and the estimated fair value of the loans was $15.6 million.  These amounts were determined based upon the estimated remaining life of the underlying loans, which include the effects of estimated prepayments, expected credit losses and market liquidity and interest rates.

On the acquisition date, the unpaid principal balance for all nonimpaired loans acquired in the acquisition was $200.7 million and the estimated fair value of the loans totaled $167.6 million.  The fair value of nonimpaired loans was determined based upon the estimated remaining life of the underlying loans, which include the effects of estimated prepayments, expected credit losses and adjustments related to market liquidity and prevailing interest rates at the acquisition date.

The shared-loss agreements will likely have a material impact on the cash flows and operating results of Citizens South Bank in both the short-term and the long-term.  In the short-term, it is likely that there will be a significant amount of the covered loans that will experience deterioration in payment performance or will be determined to have inadequate collateral values to repay the loans.  In such instances, Citizens South Bank will likely no longer receive payments from the borrowers, which will impact cash flows.  The shared-loss agreements may not fully offset the financial effects of such a situation.  However, if a loan is subsequently charged off or charged down after we exhaust our best efforts at collection, the shared-loss agreements will cover a substantial portion of the loss associated with the covered assets.

The effects of the shared-loss agreements on cash flows and operating results in the long-term will be similar to the short-term effects described above.  The long-term effects that Citizens South Bank may experience will depend primarily on the ability of the borrowers under the various loans covered by the shared-loss agreements to make payments over time.  As the shared-loss agreements cover up to a ten-year period, changing economic conditions will likely impact the timing of future charge-offs and the resulting reimbursements from the Federal borrowers or received from the Federal

Deposit Insurance Corporation.  Citizens South Bank believes that any recapture of interest income and recognition of cash flows from the Deposit Insurance Corporation may be recognized unevenly over this period, as we exhaust our collection efforts under its normal practices.  In addition, Citizens South Bank recorded substantial discounts related to the purchase of these covered loans.  A portion of these discounts will be accretable to income over the economic life of the underlying loans and will be dependent upon the timing and success of Citizens South Bank’s collection efforts on the covered loans.

Liquidity and Capital Resources. Citizens South Bank believes that its liquidity position will be improved as a result of this transaction.  Citizens South Bank acquired $79.2 million in cash and cash equivalents, as well as $22.3 million of investment securities.  These additions to Citizens South Bank’s balance sheet represent additional support for its liquidity needs.

Deposits in the amount of $292.2 million were also assumed.  Of this amount, $95.4 million were in the form of highly liquid transaction accounts.  Certificates of deposit comprised $196.8 million of total deposits, or 67.4%.  Through March 31, 2010, we have retained substantially all of the deposits assumed.

Below are Citizens South Bank’s regulatory ratios as of March 31, 2010 reflecting the Bank of Hiawassee acquisition and the sale of shares of common stock and Series B Preferred Stock in the private placement.  Citizens South Bank remains “well-capitalized” after taking into consideration the results of the transaction and a private placement of common stock and preferred stock immediately prior to the acquisition:

Tier 1 leverage ratio	9.18%
Tier 1 risk based capital ratio	14.47%
Total risk based capital ratio	15.53%

Financial Statements. Below is an index of the financial statements related to the Bank of Hiawassee acquisition transaction contained in Appendix C to this Proxy Statement.

Description	Page Number
Report of Independent Registered Public Accounting Firm	C-2
Statement of Assets Acquired and Liabilities Assumed at March 19, 2010	C-3
Notes to Statement of Assets Acquired and Liabilities Assumed	C-4

Pro forma financial information.  An unaudited pro forma combined condensed balance sheet showing how the acquisition would have affected our historical balance sheet if the Bank of Hiawassee acquisition had been completed on December 31, 2009 is attached as Appendix D to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL IV.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in Citizens South Banking Corporation’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Citizens South Banking Corporation’s executive office, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, no later than January 24, 2011.  Nothing in this paragraph shall be deemed to require Citizens South Banking Corporation to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

The Bylaws of Citizens South Banking Corporation provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of Citizens South Banking Corporation not less than 90 days before the date fixed for such meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder’s name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in the paragraph shall be deemed to require Citizens South Banking Corporation to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements or inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The date on which the next Annual Meeting of Stockholders of Citizens South Banking Corporation is expected to be held is May 9, 2011.  Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before next year’s Annual Meeting of Stockholders must be given to Citizens South Banking Corporation no later than February 8, 2011.  If notice is received after February 8, 2011, it will be considered untimely, and Citizens South Banking Corporation will not be required to present the matter at the meeting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this Proxy Statement.  We incorporate by reference the documents listed below.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission on March 12, 2010, which is being delivered with this Proxy Statement; and

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 17, 2010, which is attached as Appendix E to this proxy statement.

   These documents contain important information about us and our financial condition. Information contained in this Proxy Statement supersedes information incorporated by reference that we have filed with the Securities and Exchange Commission prior to the date of this Proxy Statement.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement.  However, if any matters should properly come before the annual meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the annual meeting, as to which they shall act in accordance with their best judgment.

The cost of solicitation of proxies will be borne by Citizens South Banking Corporation.  Citizens South Banking Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, directors, officers and regular employees of Citizens South Bank may solicit proxies personally or by telephone without additional compensation.  Citizens South Banking Corporation has retained Laurel Hill Advisory Group, LLC to assist Citizens South Banking Corporation in soliciting proxies, and has agreed to pay Laurel Hill Advisory Group, LLC a fee of $6,500 plus reasonable expenses for these services.

A copy of the Citizens South Banking Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 will be furnished without charge to stockholders as of the record date upon written request to the Secretary, Citizens South Banking Corporation, 519 South New Hope Road, Gastonia, North Carolina 28054-4040.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Paul L. Teem, Jr.

Paul L. Teem, Jr.
Gastonia, North Carolina                                                    Secretary
May 24, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2010:  THIS PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND CITIZENS SOUTH BANKING CORPORATION’S 2009 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/5372.

APPENDIX A

CERTIFICATE OF DESIGNATIONS

OF

MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL
PREFERRED STOCK, SERIES B

OF

CITIZENS SOUTH BANKING CORPORATION

Pursuant to Section 151 of the
General Corporation Law
of the State of Delaware

CITIZENS SOUTH BANKING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware thereof, does hereby certify:

The Board of Directors of the Corporation (the “Board of Directors”), in accordance with the certificate of incorporation and bylaws of the Corporation and applicable law, adopted the following resolution creating a series of shares of Preferred Stock of the Corporation designated as “Mandatorily Convertible Cumulative, Non-Voting Perpetual Preferred Stock, Series B”.

RESOLVED, that pursuant to the provisions of the certificate of incorporation and the bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B” (the “Series B Preferred Stock”). The number of shares constituting such series shall be 8,280. The par value of the Series B Preferred Stock shall be $.01 per share, and the liquidation preference shall be $1,000 per share.

Section 2. Ranking. The Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and with each other class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), and (ii) senior to the Corporation’s common stock, par value $.01 per share (the “Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”). The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3. Definitions. The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c) “Affiliated Person” means, with respect to any Person, its Affiliates which for purposes of this definition include all “affiliates” as defined in the Part 574 of the Rules and Regulations of the OTS.

(d) “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(e) “Certificate of Designations” means this Certificate of Designations of Citizens South Banking Corporation, dated March 17, 2010.

(f) “CIBC Act” means the Change in Bank Control Act of 1978, as amended.

(g) “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Market on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on The NASDAQ Global Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designations, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Market shall govern.

(h) “Common Stock” has the meaning set forth in Section 2.

(i) “Corporation” means Citizens South Banking Corporation, a Delaware corporation.

(j) “Conversion Price” means for each share of Series B Preferred Stock, $4.50 provided that the foregoing shall be subject to adjustment or limitation as set forth herein.

(k) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(l) “Dividend Rate” means, with respect to any Section 4 Dividend Period, 14% per annum.

(m) “Effective Date” means the date on which shares of the Series B Preferred Stock are first issued.

(n) “Exchange Property” has the meaning set forth in Section 11(a).

(o) “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(p) “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(q) “Junior Securities” has the meaning set forth in Section 2.

(r) “Liquidation Preference” means, as to the Series B Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock).

(s) “Mandatory Conversion Date” means, with respect to the shares of Series B Preferred Stock of any Holder, the third Business Day after which the Corporation and/or such Holder, as applicable as to a Holder, has received the Stockholder Approval (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event), provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution.

(t) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(u) “OTS” means the Office of Thrift Supervision.

(v) “Parity Securities” has the meaning set forth in Section 2.

(w) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(x) “Record Date” has the meaning set forth in Section 4(d).

(y) “Reorganization Event” has the meaning set forth in Section 11(a).

(z) “Section 4 Dividend Payment Date” has the meaning set forth in Section 4(b).

(aa) “Section 4 Dividend Period” has the meaning set forth in Section 4(c).

(bb) “Section 4(g) Payment” has the meaning set forth in Section 4(g).

(cc) “Securities Purchase Agreement” means the Securities Purchase Agreement, effective as provided in Section 6.16 therein, as may be amended from time to time, between the Corporation and the Holder.

(dd) “Series B Preferred Stock” has the meaning set forth in Section 1.

(ee) “Stockholder Approval” means the stockholder approval necessary to approve the conversion of the Series B Preferred Stock into Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules.

(ff) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(gg) “Violation” means a violation of the stockholder approval requirements of Rule 5635 of the Nasdaq Stock Market Rules.

(hh) “Voting Stock” has the meaning set forth in Part 574 of the Rules and Regulations of the OTS.

Section 4. Dividends. (a) From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, cumulative dividends of the type and in the amounts determined as set forth in this Section 4, and no more.

(b) Commencing on the Effective Date, dividends shall accrue and shall be payable semi-annually in arrears on June 30 and December 31 of each year (each, a “Section 4 Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4, if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series B Preferred Stock, payable in cash at an annual rate equal to the Dividend Rate multiplied by the sum of (A) the Liquidation Preference plus (B) all accrued and unpaid dividends for any prior Section 4 Dividend Period that are payable on such share of Series B Preferred Stock, payable in cash.

(c) Dividends payable pursuant to this Section 4 will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4 Dividend Period greater or less than a full Section 4 Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. The period from the Effective Date to but excluding June 30, 2010 and each period from and including a Section 4 Dividend Payment Date to but excluding the following Section 4 Dividend Payment Date is herein referred to as a “Section 4 Dividend Period”.

(d) Each dividend will be payable to Holders of record as they appear in the records of the Corporation on the applicable record date (each, a “Record Date”), which with respect to dividends payable pursuant to this Section 4, shall be on the fifteenth day of the month in which the relevant Section 4 Dividend Payment Date occurs.

 (e) Dividends on the Series B Preferred Stock are cumulative. Such dividends shall begin to accrue and be cumulative from the Effective Date, shall compound at the relevant rate on each subsequent Section 4 Dividend Payment Date (i.e., no dividends shall accrue on another dividend unless and until the first Section 4 Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable semi-annually in arrears on each Section 4 Dividend Payment Date, commencing with the first such Section 4 Dividend Payment Date.

(f) So long as any shares of Series B Preferred Stock remain outstanding, if all dividends on all outstanding shares of the Series B Preferred Stock for any Section 4 Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Corporation shall not (x) declare or pay dividends with respect to, or make any distributions on, or directly or indirectly, redeem, purchase or acquire any of its Junior Securities or (y) directly or indirectly, redeem, purchase or acquire any of its Parity Securities, other than, in each case, (i) redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment plan, (ii) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions or exchanges of Junior Securities or Parity Securities for Junior Securities or Parity Securities and (iv) any purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged. If dividends payable pursuant to Section 4 for any Section 4 Dividend Payment Date are not paid in full, or declared and funds set aside therefor on the shares of the Series B Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Section 4 Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Section 4 Dividend Payment Dates, on a dividend payment date falling within a Section 4 Dividend Period applicable to such Section 4 Dividend Payment Date), then all dividends declared on shares of the Series B Preferred Stock and such Parity Securities on such date or dates, as the case may be, shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full semi-annual dividends per share payable on the shares of the Series B Preferred Stock pursuant to Section 4 and all such Parity Securities otherwise payable on such Section 4 Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Section 4 Dividend Payment Dates, on a dividend payment date falling within a Section 4 Dividend Period applicable to such Section 4 Dividend Payment Date) (subject to such dividends on such Parity Securities having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

(g) In addition, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or make any Distribution on any Common Stock, unless at the time of such dividend or Distribution the Corporation simultaneously pays a dividend or makes a Distribution (in either case, a “Section 4(g) Payment”), which dividend or Distribution shall be payable in the same cash, securities or other assets or other property as is paid to holders of Common Stock, on each outstanding share of Series B Preferred Stock in an amount equal to the product of (i) the dividend payable or Distribution to be made on each share of Common Stock and (ii) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock (assuming receipt of the Stockholder Approval), calculated on the record date for determination of holders entitled to receive such dividend or Distribution.  For purposes hereof, “Distribution” shall mean the transfer from the Corporation to its stockholders of cash, securities or other assets or property, including, without limitation, evidences of indebtedness, shares of capital stock or securities (including, without limitation, any dividend or distribution of (i) shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in a “spin-off” transaction or (ii) rights or warrants to purchase shares of Common Stock (other than rights issued pursuant to a shareholders’ rights plan, a dividend reinvestment plan or other similar plans)), without consideration, whether by way of dividend or otherwise.  Notwithstanding the provisions of Section 10 hereof, if the Corporation pays a dividend or makes a Distribution that causes it to make a Section 4(g) Payment to Holders of Series B Preferred Stock, no adjustment to the Conversion Price under Section 10 shall be made with respect to such dividend or Distribution.

(h) If the Mandatory Conversion Date with respect to any share of Series B Preferred Stock is prior to the Section 4 Dividend Payment Date applicable to any Section 4 Dividend Period, the Holder of such share of Series B Preferred Stock will not have the right to receive any dividends payable pursuant to Section 4(b) on the Series B Preferred Stock with respect to such Section 4 Dividend Period; provided that this provision shall not affect any rights to receive any accrued but unpaid dividends on the Series B Preferred Stock attributable to any Section 4 Dividend Period completed prior to the Mandatory Conversion Date.

Section 5. Liquidation.

(a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of Series B Preferred Stock,  plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) 110% of the payment or distribution to which such Holders would be entitled if the Series B Preferred Stock were converted into Common Stock immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Maturity.

The Series B Preferred Stock shall be perpetual unless converted or redeemed in accordance with this Certificate of Designations.

Section 7. Redemptions.

(a) Optional Redemption. The Series B Preferred Stock may not be redeemed by the Corporation prior to June 30, 2015. The Corporation, at its option, may redeem in whole at any time the shares of Series B Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 125.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued and unpaid dividends, whether or not declared, up to, but excluding, the date fixed for redemption and (ii) 110% of (A) the number of shares of Common Stock into which a share of Series B Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of Stockholder Approval) multiplied by (B) the Closing Price of Common Stock on such Trading Day; provided that in no event shall such redemption price exceed 150% of the amount determined in accordance with clause (i) above. The redemption price for any shares of Series B Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date for a Section 4 Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b) No Sinking Fund. The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series B Preferred Stock will have no right to require redemption of any shares of Series B Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective. Notwithstanding the foregoing, if the Series B Preferred Stock or any depositary shares representing interests in the Series B Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series B Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Effectiveness of Redemption. If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares. Shares of outstanding Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 8. Mandatory Conversion.

Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series B Preferred Stock of a Holder, all such Holder’s shares of Series B Preferred Stock shall automatically convert into shares of Common Stock as set forth below. The number of shares of Common Stock into which a share of Series B Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared, with respect to any Section 4 Dividend Period completed prior to the Mandatory Conversion Date (but not with respect to the Section 4 Dividend Period in which the Mandatory Conversion Date occurs), by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof). provided that, notwithstanding anything to the contrary contained in this Certificate of Designations, the number of Common Shares to be issued to any Holder pursuant to this Certificate of Designations shall be issued to the extent (but only to the extent) that issuance of such Common Shares would not (i) cause or result in such Holder and its Affiliates, collectively, being deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities) would represent 10.0% or more of the Voting Stock of the Corporation outstanding at such time, (ii) otherwise cause such Holder or any of its Affiliates to violate any bank regulation or (iii) require such Holder or any of its Affiliates to obtain the prior approval of any bank regulator (collectively, the “Ownership Limit”); provided, further, however, that any Common Shares that would otherwise be issued to the Holder upon conversion of shares of Series B Preferred Stock held by such Holder, but cannot be issued to such Holder at the time of conversion as a result of the Ownership Limit, shall thereafter be issued to such Holder on the first date on which such issuance would not cause or result in a violation of the Ownership Limit.  For purposes of the first proviso contained in the preceding sentence, any shares of Common Stock or Series B Preferred Stock owned by Holder and not acquired pursuant to the Securities Purchase Agreement or this Certificate of Designations shall be disregarded in the calculation of the Ownership Limit.  Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9. Conversion Procedures.

(a) Upon receipt by the Corporation of Stockholder Approval, within two (2) Business Days thereafter, the Corporation shall provide notice of mandatory conversion to each Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i) the Mandatory Conversion Date;

(ii) the number of shares of Common Stock to be issued upon conversion of each share of Series B Preferred Stock held of record by such Holder and subject to such mandatory conversion; and

(iii) if certificates are to be issued, the place or places where certificates for shares of Series B Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

(b) Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Series B Preferred Stock dividends shall no longer be declared on any such shares of Series B Preferred Stock and such shares of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive (i) shares of Common Stock issuable upon such mandatory conversion, (ii)  any declared and unpaid dividends on such share to the extent provided in Section 4 and (iii) any other payments to which such Holder is otherwise entitled pursuant to Section 8, Section 11 or Section 13 hereof, as applicable.

(c) No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series B Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series B Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series B Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series B Preferred Stock, except to the extent set forth in Section 4(g).

(d) Shares of Series B Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock; provided, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series B Preferred Stock below the number of shares of Series B Preferred Stock then outstanding.

(e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f) On the Mandatory Conversion Date with respect to any share of Series B Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee (or, at the Corporation’s option such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series B Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =
the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Corporation issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:
OS0 + Y
OS0 + X

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y =
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Corporation. The Corporation shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Corporation. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price (but giving effect to any other adjustments that may have been made with respect to the Conversion Price pursuant to the terms of this Certificate of Designations) that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).

(iv)       Debt or Asset Distributions. If the Corporation distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV
SP0

Where,

SP0 =	the Current Market Price per share of Common Stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined in good faith by the Board of Directors.

In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0
MP0 + MPs

Where,

MP0 =	the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

FMPs =
the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined in good faith by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Cash Distributions. If the Corporation makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding, (a) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (b) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (c) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0

Where,

SP0 =	the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV =	the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 × SP0
AC + (SP0 × OS1)

Where,

SP0 =	the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 =
the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC =	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined in good faith by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vi) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series B Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Subject to the limitations set forth in the provisos to the first paragraph of Section 10(a), the Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c) (i) All adjustments to the Conversion Price shall be calculated to the nearest  1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series B Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series B Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series B Preferred Stock may then be converted.

(iii) The Applicable Conversion Price shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series B Preferred Stock were first issued and not substantially amended thereafter;

(D) for a change in the par value or no par value of Common Stock; or

(E) for accrued but unpaid dividends on the Series B Preferred Stock.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events. (a) In the event that, for so long as any shares of Series B Preferred Stock remains outstanding there occurs:

(i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); then each share of such Holder’s Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series B Preferred Stock of such Holder, into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of the number of shares of Common Stock obtained by dividing (x) the Liquidation Preference, plus all accrued but unpaid dividends, whether or not declared, up to, but excluding such date, by (y) the Applicable Conversion Price as of such date

(such securities, cash and other property, the “Exchange Property”). In the event that a Reorganization Event referenced in Section 11(a) involves common stock as all or part of the consideration being offered in a fixed exchange ratio transaction, the fair market value per share of such common stock shall be determined by reference to the average of the closing prices of such common stock for the ten Trading Day period ending immediately prior to the consummation of such Reorganization Event.

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election.

(c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(e) The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series B Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12. Voting Rights. (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series B Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or the Corporation’s bylaws that would alter or change the rights, preferences or privileges of the Series B Preferred Stock so as to affect them adversely;

(ii) any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Certificate of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series B

Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; or

(iii) the consummation of a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of the Corporation with another entity, except that the Holders will have no right to vote under this provision or under Delaware law if in each case (x) the Series B Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole.

provided, however, that any increase in the amount of the authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges of the Series B Preferred Stock and, notwithstanding any provision of Delaware law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been converted into shares of Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series B Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c) If more than one share of the Series B Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.

Section 14. Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series B Preferred Stock as provided in this Certificate of Designations free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series B Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c) All shares of Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series B Preferred Stock.

Section 15. Replacement Certificates.

(a) The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b) The Corporation shall not be required to issue any certificates representing the Series B Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series B Preferred Stock formerly evidenced by the certificate.

Section 16. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to its office at 519 South New Hope Road, Gastonia, North Carolina 28054-4040, Attention: President and Chief Executive Officer, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) All payments on the shares of Series B Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d) No share of Series B Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Designations as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e) The shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

(f) The Corporation covenants (1) not to treat the Series B Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

RESOLVED, that all actions taken by the officers and directors of the Corporation or any of them in connection with the foregoing resolutions through the date hereof be, and they hereby are, ratified and approved.

IN WITNESS WHEREOF, Citizens South Banking Corporation has caused this Certificate of Designations to be signed by Kim S. Price its President and Chief Executive Officer this 16th day of March, 2010.

CITIZENS SOUTH BANKING CORPORATION

By:	\s\ Kim S. Price

APPENDIX B

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 10, 2010, by and among Citizens South Banking Corporation, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.           The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.           Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Company’s mandatorily convertible cumulative non-voting perpetual preferred stock, $1,000 liquidation preference per share (the “Preferred Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 8,280 shares of Preferred Stock and shall be collectively referred to herein as the “Preferred Shares”), and (ii) that aggregate number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 1,490,400 shares of Common Stock and shall be collectively referred to herein as the “Common Shares” and together with the Preferred Shares, referred to as the “Shares”).  When purchased, the Preferred Stock will have the terms set forth in a certificate of designations for the Preferred Stock in the form attached as Exhibit A hereto (the “Certificate of Designations”) made a part of the Company’s Certificate of Incorporation, as amended, by the filing of the Certificate of Designations with the Secretary of State of the State of Delaware (the “Delaware Secretary”).  The Preferred Stock will be convertible into shares (the “Underlying Shares” and, together with the Shares, the “Securities”) of the Common Stock, subject to and in accordance with the terms and conditions of the Certificate of Designations.

                C.           The Company has engaged Keefe, Bruyette & Woods, Inc. as its exclusive placement agent (the “Placement Agent”) for the offering of the Securities.

                D.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

                NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1:
DEFINITIONS

ARTICLE 2:

2.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

                      “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

                      “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

                      “Agreement” shall have the meaning ascribed to such term in the Preamble.

      “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

      “Certificate of Designations” has the meaning set forth in the Recitals.

                      “Certificate of Incorporation” means the Certificate of Incorporation of the Company and all amendments and certificates of determination thereto, as the same may be amended from time to time.

      “Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

                      “Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

                      “Commission” has the meaning set forth in the Recitals.

                      “Common Shares” has the meaning set forth in the Recitals.

                      “Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

      “Company Counsel” means Luse Gorman Pomerenk & Schick, P.C.

                      “Company Deliverables” has the meaning set forth in Section 2.2(a).

      “Company Reports” has the meaning set forth in Section 3.1(kk).

                      “Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable investigation.

                      “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                      “Disclosure Materials” has the meaning set forth in Section 3.1(h).

      “Delaware Secretary” has the meaning set forth in the Recitals.

      “DTC” means The Depository Trust Company.

                      “Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

                      “Environmental Laws” has the meaning set forth in Section 3.1(l).

                      “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

      “FDIC” means the Federal Deposit Insurance Corporation.

                      “GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

                      “Indemnified Person” has the meaning set forth in Section 4.8(b).

                      “Intellectual Property” has the meaning set forth in Section 3.1(r).

                      “Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

                      “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. GAAP or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by any court, administrative agency or other governmental authority, whether federal, state, local or foreign, or any applicable industry self-regulatory organization, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of Purchaser, (D) changes, after the date hereof, in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing price appreciation/depreciation trends, (E) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (F) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (G) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (F), to the extent that the effects of such changes have a disproportionate effect on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks, savings associations or their holding companies generally.

                      “Material Contract” means any contract of the Company that was filed as an exhibit to the SEC Reports pursuant to Item 601 of Regulation S-K.

                      “Material Permits” has the meaning set forth in Section 3.1(p).

                      “North Carolina Courts” means the state and federal courts sitting in the State of North Carolina.

      “OTS” has the meaning set forth in Section 3.1(kk).

                      “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

      “Placement Agent” has the meaning set forth in the Recitals.

      “Preferred Shares” has the meaning set forth in the Recitals.

      “Preferred Stock” has the meaning set forth in the Recitals.

                      “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NASDAQ Global Market.

                      “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

      “Purchase Price” means $1,000.00 per Preferred Share and $4.50 per Common Share.

                      “Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

                      “Purchaser Party” has the meaning set forth in Section 4.8(a).

                      “Registration Rights Agreement” has the meaning set forth in the Recitals.

                      “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

      “Regulation D” has the meaning set forth in the Recitals.

      “Regulatory Agreement” has the meaning set forth in Section 3.1(mm).

                      “Required Approvals” has the meaning set forth in Section 3.1(e).

                      “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

      “Scheduled Date” has the meaning set forth in Section 6.16.

                      “SEC Reports” has the meaning set forth in Section 3.1(h).

                      “Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(v).

      “Securities” has the meaning set forth in the Recitals.

                      “Securities Act” means the Securities Act of 1933, as amended.

      “Shares” means the Common Shares and Preferred Shares.

      “Stockholder Approval” has the meaning set forth in Section 4.11.

      “Stockholder Proposal” has the meaning set forth in Section 4.11.

                      “Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”.

                      “Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

                      “Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided , that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                      “Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

                      “Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Certificate of Designations and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                      “Transfer Agent” means The Registrar and Trust Company, or any successor transfer agent for the Company.

      “Underlying Shares” has the meaning set forth in the Recitals.

ARTICLE 3:
PURCHASE AND SALE

3.1 Closing.

(a) Purchase of Shares.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Common Shares and Preferred Shares set forth below such Purchaser’s name on the signature page of this Agreement at a per Common Share price equal to the Purchase Price for a Common Share and Preferred Share price equal to the Purchase Price for a Preferred Share.

(b) Closing.  The Closing of the purchase and sale of the Shares shall take place at the offices of DLA Piper LLP (US) 500 Eighth Street, NW, Washington, DC 20004, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.  The “Closing Date” shall be March 19, 2010, unless the FDIC shall have notified the P&A Closing will not occur on March 19, 2010. In the event that the FDIC notifies the Company that the P&A Closing will not occur on March 19, 2010 (or any other Scheduled Date as contemplated by this paragraph), the Company will provide Purchaser notice thereof.  Upon notice from the FDIC of a different Scheduled Date for the P&A Closing, the

Company shall promptly provide Purchaser notice thereof. Unless the FDIC shall have notified the Company that the P&A Closing will not occur on a particular Scheduled Date, then the “Closing Date” shall mean such Scheduled Date. The “Closing” means the transfer of funds and issuance of Securities as contemplated hereby.

(c) Form of Payment.  Unless otherwise agreed to by the Company and a Purchaser (as to itself only), on the Closing Date, (1) the Company shall issue instructions to the Transfer Agent to issue, in book-entry form the number of Shares specified on such Purchaser’s signature page hereto (or, if the Company and Purchaser shall have agreed, as indicated on Purchaser’s signature page hereto, that Purchaser will receive Securities in certificated form, then the Company shall instead instruct the Transfer Agent to issue such specified Securities in certificated form (the “Stock Certificates”), or as otherwise set forth on the Stock Certificate Questionnaire included as Exhibit C-2 hereto) and (2) upon such book-entry issuance or receipt of Stock Certificates, as applicable, each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions.

3.2 Closing Deliveries.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) as the Company and such Purchaser agree, the Company shall cause the Transfer Agent to issue, in book-entry form the number of Shares specified on Purchaser’s signature page hereto (or, if the Company and Purchaser shall have agreed, as indicated on Purchaser’s signature pages hereto, that Purchaser will receive Stock Certificates for their Securities, then the Company shall instead instruct the Transfer Agent to issue such specified Stock Certificates registered in the name of such Purchaser or as otherwise set forth on the Stock Certificate Questionnaire);

(iii) a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit D, executed by such counsel and addressed to the Purchasers;

(iv)  the Registration Rights Agreement, duly executed by the Company;

(v) a certificate of the Secretary of the Company, in the form attached hereto as Exhibit E (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the Certificate of Incorporation, as amended, and by-laws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company; and

(vi) the Compliance Certificate referred to in Section 5.1(g).

(b) Each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) On or prior to the date hereof:

a) this Agreement, duly executed by such Purchaser;

b) the Registration Rights Agreement, duly executed by such Purchaser; and

c) a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits C-1 and C-2 , respectively.

(ii) On or prior to the Closing Date:

a) its Subscription Amount, in U.S. dollars and in immediately available funds, in the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer in accordance with the Company’s written instructions;

ARTICLE 4:
REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers that:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than CSBC Statutory Trust, Citizens South Bank and Citizens South Financial Services. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of its “Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its respective articles or certificate of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect.  The Company is duly registered as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (“HOLA”).  Each of the Company’s depository institution Subsidiaries’ deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has conducted its business in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Shares in accordance with the terms hereof and, subject to Stockholder Approval, to issue the Underlying Shares in accordance with the Certificate of Designations. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares and the Underlying Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Except for Material Contracts, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and the Underlying Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s articles or certificate of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares and the Underlying Shares), other than (i) obtaining Stockholder Approval to issue the Underlying Shares in accordance with the terms of the Certificate of Designations, (ii) the filing of the Certificate of Designations with the Delaware Secretary, (iii) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (iv) filings required by applicable state securities laws, (v) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (vi) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Common Shares and the Underlying Shares and the listing of the Common Shares and the Underlying Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (vii) the filings required in accordance with Section 4.6 of this Agreement and (viii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f) Issuance of the Shares. The issuance of the Shares has been duly authorized and the Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.   The issuance of the Underlying Shares has been duly authorized and the Underlying Shares, when issued in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only due to stock grants or other equity awards or stock option and warrant exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified in the SEC Reports: (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, other than those issued or granted pursuant to Material Contracts or equity or incentive plans or arrangements described in the SEC Reports; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound; (iv) except for the Registration Rights Agreement and the “Existing Contracts” referenced therein, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) the Company has no liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, which, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(h) SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2009 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Financial Statements. The consolidated financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j) Tax Matters. The Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to have a Material Adverse Effect.

(k) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof or as furnished in the Company’s Current Report on Form 8-K dated January 25, 2010, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director arrangements disclosed in the SEC Reports and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(l) Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.

(m) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Shares or (ii) except as disclosed in the SEC Reports, is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Company’s knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(n) Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to have a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Regulatory Permits. The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(q) Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(r) Patents and Trademarks. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted in the SEC Reports except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Reports and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(s) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports and other than the grant of stock options or other equity awards that are not individually or in the aggregate material in amount, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(u) Internal Control Over Financial Reporting. Except as set forth in the SEC Reports, the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and such internal control over financial reporting was effective as of the date of the most recent SEC Report.

(v) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Except as disclosed in the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective.

(w) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Shares (which placement agent fees are being paid by the Company). The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under the Transaction Documents.  The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market and, upon Stockholder Approval, the issuance of the Underlying Shares in accordance with the Certificate of Designations will not contravene the rules and regulations of the Principal Trading Market.

(y) Registration Rights. Other than each of the Purchasers, except as set forth on Schedule 3.1(y), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason  to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(aa) Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(bb) Questionable Payments. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any directors, officers, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(cc) Application of Takeover Protections; Rights Agreements. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities.

(dd) Disclosure. The Company confirms that neither it nor, to the Company’s Knowledge, any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 4.6 hereof. The Company understands and confirms that each of the Purchasers will rely on the representations in this Section 3.1(dd) in effecting transactions in securities of the Company.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed on the Form 8-K filed pursuant to Section 4.6.

(ee) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

(ff) Acknowledgment Regarding Purchasers’ Purchase of Shares.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares.

(gg) Absence of Manipulation.  The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(hh) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ii) Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(jj) No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(kk) Reports, Registrations and Statements.  Since December 31, 2008, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with Office of Thrift Supervision (the “OTS”), FDIC, and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not have or reasonably be expected to have a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the OTS, the FDIC and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

(ll) Adequate Capitalization.  As of December 31, 2009, the Company’s Subsidiary insured depository institutions meet or exceed the standards necessary to be considered “adequately capitalized” under the Federal Deposit Insurance Company’s regulatory framework for prompt corrective action.

(mm) Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations.  Neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2007, has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since December 31, 2008 by any governmental entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause any of its Subsidiary banking institutions: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiaries.

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and each Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law.  None of the Company, any Subsidiary or any director, officer or employee of the Company or any Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(nn) No General Solicitation or General Advertising.  Neither the Company nor, to the Company’s Knowledge, any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares.

(oo) Mortgage Banking Business.  Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i) The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the

Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii) No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws,

For purposes of this Section 3(oo):  (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(pp) Risk Management Instruments.  Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2009, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms.  Neither the Company or the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(qq) ERISA.  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan”

(as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(rr) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(ss) Reservation of Underlying Shares.  The Company has reserved, and will continue to reserve, free of any preemptive or similar rights of stockholders of the Company, a number of unissued shares of Common Stock, sufficient to issue and deliver the Underlying Shares into which the Preferred Shares are convertible, assuming Stockholder Approval has been obtained.

4.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such purchaser is an entity, the execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. If such Purchaser is an entity, each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, that by making the representations herein, other than as set forth herein, such Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity.

(d) Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g) Access to Information. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and (iv) the opportunity to ask questions of management. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

(h) Brokers and Finders. Other than the Placement Agent with respect to the Company, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.  Purchaser acknowledges that it is purchasing the Shares directly from the Company and not from the Placement Agent.

(i) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.  Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Shares and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(j) Reliance on Exemptions. Such Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

(k) No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(l) Residency. Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(m) Trading.  Purchaser acknowledges that there is no trading market for the Preferred Stock, and no such market is expected to develop.

(n) Knowledge as to Conditions.  Purchaser does not know of any reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE 5:
OTHER AGREEMENTS OF THE PARTIES
5.1 Transfer Restrictions.
(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws.  In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Securities.

(b) Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to Securities held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).  NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

(c) Removal of Legends. The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions.  Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent.  Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.  If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c).  Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d) Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder. Except as otherwise provided below, while the above-referenced registration statement remains effective, each Purchaser hereunder may sell the Securities in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Securities are sold pursuant to Rule 144.  Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Securities is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Securities until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such Securities pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

5.2 Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

5.3 Furnishing of Information. In order to enable the Purchasers to sell the Securities under Rule 144 of the Securities Act, for a period of one year from the Closing, the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  During such one year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Securities pursuant to Rule 144.

5.4 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

5.5 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers.

5.6 Securities Laws Disclosure; Publicity. By 9:00 a.m., New York City time, on the Closing Date, the Company shall issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided any Purchaser at any time prior to the filing of the Press Release.  On or before 5:30 p.m., New York City time, on the fourth Trading Day immediately following the Closing Date, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, the Registration Rights Agreement and the Certificate of Designations)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the

Registration Rights Agreement and (B) the filing of final Transaction Documents with the Commission, (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii) and (iii) to the FDIC and the OTS in connection with its bid for the Failed Bank.  From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors or employees, that is not disclosed in the Press Release. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.7 Non-Public Information. Except with the express written consent of such Purchaser and unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents, not to, and each Purchaser shall not directly solicit the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release.

5.8 Indemnification.

(a) Indemnification of Purchasers. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement.  The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or attributable to the gross negligence or willful misconduct on the part of such Purchaser Party.

(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

5.9 Listing of Common Stock. The Company will use its reasonable best efforts to list the Underlying Shares for quotation on the NASDAQ Global Market and maintain the listing of the Common Stock on the NASDAQ Global Market.

5.10 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder for the purpose of increasing its capital and for general corporate purposes.

5.11 Stockholders Meeting.  The Company shall call a special meeting of its stockholders or present the proposal at its next annual meeting of stockholders, as promptly as practicable following the Closing, but in no event later than 75 days after the Closing, to vote on a proposal (the “Stockholder Proposal”) to approve the conversion of the Preferred Shares into Common Stock for purposes of Rule 5635 of the NASDAQ Listing Rules (such approval of the Stockholder Proposal, “Stockholder Approval”).  The Board of Directors of the Company shall recommend to the Company’s shareholders that such shareholders vote in favor of the Stockholder Proposal.  In connection with such meeting, the Company shall promptly prepare and file (but in no event more than 15 Business Days after the Closing Date) with the Commission a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to such shareholders’ meeting to be mailed to the Company’s shareholders not more than 10 Business Days after clearance thereof by the Commission, and shall use its reasonable best efforts to solicit proxies for such Stockholder Approval.  The Company shall notify Purchaser promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information (but the Company shall not provide any Purchaser with any material, nonpublic information, unless requested by such Purchaser and pursuant to a written agreement regarding the confidentiality and use of such information).  If at any time prior to such shareholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement.  In the event that Stockholder Approval is not obtained at such special shareholders meeting, the Company shall include a proposal to approve (and the Board of Directors shall recommend approval of) such proposal at a meeting of its shareholders to be held no less than once in each subsequent six-month period beginning on the date of such special shareholders meeting until such approval is obtained.  The Company and each Purchaser agree to use commercially reasonable efforts to ensure that the Common Shares purchased hereby are not counted as votes cast in favor of the Stockholder Proposal at the first meeting of stockholders of the Company where the Stockholder Proposal is presented to stockholders for approval.

5.12 Limitation on Beneficial Ownership.  No Purchaser (and its Affiliates or any other Persons with which it is acting in concert) will be entitled to purchase a number of Shares that would result in such Purchaser becoming, directly or indirectly, the beneficial owner (as determined under Rule 13d-3 under the Exchange Act) of more than 9.9% of the number of shares of Common Stock issued and outstanding.

5.13 Rule 155(c) of the Securities Act.  The Company hereby discloses to Purchaser and Purchaser hereby acknowledges that:

(a) The Securities sold under this Agreement have not been registered under the Securities Act;

(b) The Securities will be "restricted securities" (as that term is defined in Rule 144(a)(3) of the Securities Act) and may not be resold unless they are registered under the Securities Act or an exemption from registration is available;

(c) An Investor does not have the protection of Section 11 of the Securities Act with respect to its purchase of Securities hereunder; and

(d) On October 15, 2009, the Company filed a Registration Statement on Form S-1 with the SEC (No. 333-162517).  The Company subsequently filed a request to withdraw the Registration Statement with the SEC on October 28, 2009.

ARTICLE 6:
CONDITIONS PRECEDENT TO CLOSING

6.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e) Company Deliverables . The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(f) Compliance Certificate . The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit F.

(g) Certificate of Designations.  The Company shall have filed the Certificate of Designations with the Delaware Secretary.

(h) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Sections 6.16 or 6.17 herein.

6.2 Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect.

(e) Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Sections 6.16 or 6.17 herein.

ARTICLE 7:
MISCELLANEOUS

7.1 Fees and Expenses.  The Company shall pay the reasonable legal fees and expenses of Greenberg Traurig LLP, counsel to certain Purchasers, incurred by such Purchasers in connection with the transactions contemplated by the Transaction Documents, up to a maximum amount of $25,000, which amount shall be paid directly by the Company at the Closing or paid by the Company upon termination of this Agreement so long as such termination did not occur as a result of a material breach by any such Purchaser of any of its obligations hereunder (as the case may be).  Except as set forth above or elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby.  The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers.

7.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Citizens South Banking Corporation
519 South New Hope Road
Gastonia, North Carolina 28054-4040
Attention: Kim S. Price, President and CEO
Telephone: 704-868-5200
Fax: 704-852-5440

With a copy to:	Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W.
Suite 780
Washington, D.C. 20015
Attention: John J. Gorman
Telephone: (202) 274-2001
Fax: (202) 362-2902

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

    or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers holding or having the right to acquire at least a majority of the Shares at the time of such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares.

7.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

7.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.

7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than, solely with respect to the provisions of Section 4.8, the Indemnified Persons.

7.8 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the North Carolina Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the North Carolina Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such North Carolina Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares; provided that the representations and warranties of the Company shall survive the Closing and the delivery of Shares for a period of one year.

7.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.12 Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the

Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

7.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company may be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

7.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

7.16 Effectiveness. Sections 6.1 through 6.8, Sections 6.10 through 6.12 and this Section 6.16 shall be effective upon the execution of this Agreement by the parties hereto. All other provisions of this Agreement shall become automatically effective, without further action of the parties, upon the later of the date (such date, the “Effectiveness Date”) (i) that is two business days prior to the date (the “Scheduled Date”) on which the FDIC is scheduled to be appointed receiver for the Failed Bank and will enter into the P&A Agreement with the Bank relating to the Bank’s purchase of certain assets and assumption of deposits (and certain other specified liabilities) of Failed Bank or (ii) that the Company notifies the Purchasers of the Scheduled Date.  The Company will provide notification to each Purchaser of (i) the Scheduled Date upon the notification to the Company by the FDIC that the Bank is the winning bidder for the Failed Bank and (ii) any changes to the Scheduled Date by the FDIC following the initial determination of the Scheduled Date by the FDIC.  If (i) the consummation of the transfer of assets and liabilities of the Failed Bank to the Bank has not occurred by April 10, 2010, or such other date as the parties mutually agree, (ii) the FDIC has notified the Company that the scheduled due date for bids with respect to the Failed Bank has been modified, changed or set to a date later than April 10, 2010, or such other date as the parties mutually agree, or that the FDIC intends not to schedule or re-schedule a bid date for the Failed Bank on or before April 10, 2010, or such other date as the parties mutually agree, (iii) the Bank fails to submit a bid for the Failed Bank, or (iv) the FDIC has notified the Company that the Bank is not the winning bidder for the Failed Bank, this Agreement shall terminate, other than Sections 6.1 through 6.8, Sections 6.10 through 6.12 and this Section 6.16, which shall survive such termination. The Company shall promptly notify Purchaser upon receipt of any notification described in the two preceding sentences from the FDIC. Prior to such termination, neither party may revoke its acceptance of this Agreement.

7.17 Termination, Rescission.

(a) In the event that, following the Effectiveness Date, the Purchase and Assumption Agreement with the FDIC relating to the purchase by Citizens South Bank (the “Bank”), a wholly owned Subsidiary of the Company, of certain assets, and the assumption by the Bank of deposits (and certain other specified liabilities), of Bank of Hiawassee (“Failed Bank”) (the “P&A Agreement”) is not entered into, or the transactions contemplated thereby have not been consummated (the “P&A Closing”), on or before April 10, 2010, or such other date as the parties mutually agree, then either the Company, upon written notice to the Purchasers, or any Purchaser, solely with respect to itself and not with respect to any other Purchaser, upon written notice to the Company, may terminate this Agreement.

(b) In the event that following the Closing, the P&A Agreement is not entered into by the Bank with the FDIC on the Closing Date or the P&A Closing is not consummated on the Closing Date, then the Company shall promptly notify Purchaser of either such event and either (i) the Company, upon written notice to the Purchasers, may terminate this Agreement and rescind the purchase of the Securities hereunder or (ii) any Purchaser, solely with respect to itself and not with respect to any other Purchaser, upon written notice to the Company, may terminate this Agreement and rescind the purchase hereunder by such Purchaser of the Securities specified on such Purchaser’s signature page hereto. Promptly following such termination, (i) the Company and Purchaser shall provide written notice to the Transfer Agent notifying the Transfer Agent that this Agreement has been terminated and such purchase rescinded and that the share issuance instructions with respect to Purchaser shall be null and void (unless Purchaser is a Certificate Purchaser, in which case Purchaser shall return to the Company for cancellation the certificates for its Securities concurrently with the Company returning Purchaser’s Subscription Amount pursuant to the following clause (ii)) and (ii) the Company shall promptly return to Purchaser by wire transfer of immediately available funds to a bank account designated by Purchaser, its Subscription Amount.

(c) In the case of any termination and/or rescission pursuant to this Section 6.17, the parties agree to treat the transactions contemplated by this Agreement as disregarded for United States federal, state, local and foreign income tax purposes in accordance with Internal Revenue Service Revenue Ruling 80-58, except as otherwise required by applicable law.

(d) Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.18 Allocation of Shares.  All Purchasers shall receive the same proportion of Common Shares, as compared to Preferred Shares, at the Closing, excluding differences that are not material as a result of rounding.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CITIZENS SOUTH BANKING CORPORATION

By:_______________________________________
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

PURCHASER:

PURCHASER: _____________________________________________

By:_________________________________________
Name:_______________________________________
Title:________________________________________

Aggregate Purchase Price (Subscription Amount): $_________________
Number of Shares to be Acquired: ______________________________
Tax ID No.: ____________________

Address for Notice:
__________________________________
__________________________________
__________________________________

Telephone No.: _______________________
Facsimile No.: ________________________
E-mail Address: _______________________
Attention: ___________________________

Delivery Instructions:
(if different than above)

c/o  _______________________________

Street:   ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ____________________________

[Signature Page to Stock Purchase Agreement]

Amendment to Securities Purchase Agreement

March 17, 2010

This Amendment is to that certain Securities Purchase Agreement dated as of March 10, 2010, by and among Citizens South Banking Corporation (the “Company”), and the Purchasers (as defined therein) (the “Securities Purchase Agreement”).  Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Securities Purchase Agreement.  The Securities Purchase Agreement is hereby amended as follows:

1.  Notwithstanding anything to the contrary set forth in the Purchase Agreement, the “Closing Date” for purposes of the Purchase Agreement shall be March 17, 2010.

2.  Notwithstanding anything to the contrary in the Purchase Agreement, all securities for the Preferred Shares shall be issued in certificated form.

3.  Section 6.17(b) of the Securities Purchase Agreement is deleted in its entirety and replaced with the following:

“In the event that following the Closing, the P&A Agreement is not entered into by the Bank with the FDIC on or before March 19, 2010 or the P&A Closing is not consummated on or before March 19, 2010, then the Company shall promptly notify Purchaser of either such event and either (i) the Company, upon written notice to the Purchasers, may terminate this Agreement and rescind the purchase of the Securities hereunder or (ii) any Purchaser, solely with respect to itself and not with respect to any other Purchaser, upon written notice to the Company, may terminate this Agreement and rescind the purchase hereunder by such Purchaser of the Securities specified on such Purchaser’s signature page hereto. Promptly following such termination, (i) the Company and Purchaser shall provide written notice to the Transfer Agent notifying the Transfer Agent that this Agreement has been terminated and such purchase rescinded and that the share issuance instructions with respect to Purchaser shall be null and void (unless Purchaser is a Certificate Purchaser, in which case Purchaser shall return to the Company for cancellation the certificates for its Securities concurrently with the Company returning Purchaser’s Subscription Amount pursuant to the following clause (ii)) and (ii) the Company shall promptly return to Purchaser by wire transfer of immediately available funds to a bank account designated by Purchaser, its Subscription Amount.”

4.  The following Section 6.19 shall be added:

“The Company hereby covenants and agrees that it will not transfer funds received pursuant to the Securities Agreement to any of its subsidiaries or affiliates or any other Person other than contemporaneously with (or after) the P&A Closing.”

4.

Other than as set forth herein, the Purchase Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

CITIZENS SOUTH BANKING CORPORATION

By:_______________________________________
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

PURCHASER:

By:_______________________________________
Name:
Title:

[Signature Page to Amendment to Securities Purchase Agreement]

APPENDIX C

STATEMENT OF ASSETS ACQUIRED AND LIABILITES ASSUMED BY CITIZENS SOUTH BANK, DATED AS OF MARCH 17, 2010, AND ACCOMPANYING NOTES

INDEX OF FINANCIAL STATEMENTS

Description	Page Number
Report of Independent Registered Public Accounting Firm	C-2
Statement of Assets Acquired and Liabilities Assumed at March 19, 2010	C-3
Notes to Statement of Assets Acquired and Liabilities Assumed	C-4

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Stockholders of Citizens South Banking Corporation

We have audited the accompanying statement of assets acquired and liabilities assumed by Citizens South Banking Corporation and subsidiaries (the “Company”) pursuant to the Purchase and Assumption Agreement, dated March 19, 2010, executed by the Company with the Federal Deposit Insurance Corporation.  This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by Citizens South Banking Corporation pursuant to the Purchase and Assumption Agreement dated March 19, 2010, is fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

Gastonia, North Carolina
May 17, 2010

Statement of Assets Acquired and Liabilities Assumed

March 19, 2010

Assets
Cash and cash equivalents	$79,221,031
Federal funds sold	15,837,280
Investment securities	22,308,696
Federal Home Loan Bank stock	2,248,000
Loans	183,206,518
FDIC indemnification asset	36,301,489
Other real estate owned	1,075,882
Core deposit intangible	1,636,675
Vehicles and equipment, net	208,112
Accrued interest receivable	1,179,196
Other assets	106,356
Total assets acquired	$343,329,235

Liabilities
Deposits	$292,219,376
Borrowed money	31,582,930
Deferred tax liability	7,222,359
Other liabilities	793,830
Total liabilities	$331,818,495
Net assets acquired	$11,510,740

Notes to Statement of Assets Acquired and Liabilities Assumed

NOTE 1 — BASIS OF PRESENTATION

Citizens South Bank (referred to herein as “Citizens South” or the “Bank”), which was chartered in 1904, is a federally chartered savings bank headquartered in Gastonia, North Carolina.  All of the stock for the Bank is owned by Citizens South Banking Corporation (referred to herein as the “Company”) which was incorporated in Delaware on March 19, 1998, for the purpose of acting as the holding company for the Bank.  The Bank is the Company’s principal asset.  The shares of the Company’s common stock trade on the Nasdaq Global Market under the ticker symbol “CSBC”.

The accounting and reporting policies of the Company are in conformity with accounting principles generally accepted in the United States of America. As described in Note 2 – FDIC-Assisted Acquisition, Citizens South acquired substantially all assets and assumed substantially all liabilities of the former Bank of Hiawassee (referred to herein as “BOH”) in an FDIC-assisted acquisition (the “BOH Acquisition”) on March 19, 2010. The acquisition of the net assets of BOH constitutes a business acquisition as defined by the Business Combinations topic (ASC 805). The Business Combinations topic establishes principles and requirements for how the acquirer of a business recognizes and measures in its financials statements the identifiable assets acquired and the liabilities assumed. Accordingly, the estimated fair values of the acquired assets, including the FDIC indemnification asset and identifiable intangible assets, and the assumed liabilities in the BOH Acquisition were measured and recorded at the March 19, 2010, acquisition date.

Fair Value of Assets Acquired and Liabilities Assumed

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability.  In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed.

Cash and cash equivalents
The carrying amounts approximate fair values due to the short-term nature of these instruments.

Investment securities and Federal Home Loan Bank Stock
The fair value for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. In the absence of observable inputs, fair value is estimated based on pricing models and/or discounted cash flow methodologies. The fair value of acquired Federal Home Loan Bank (“FHLB”) stock was estimated to be its redemption value. The FHLB requires member banks to purchase its stock as a condition of membership and the amount of FHLB stock owned varies based on the level of FHLB advances outstanding. This stock is generally redeemable and is presented at the redemption value.

Loans
We refer to the loans acquired in the BOH Acquisition as “covered loans” as we will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC shared-loss agreements. At the March 19, 2010, acquisition date, we estimated the fair value of the BOH Acquisition loan portfolio subject to the FDIC shared-loss agreement at $183.2 million, which represents the discounted expected cash flows from the portfolio. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments and (b) estimated the amount and timing of undiscounted expected principal and interest payments. The amount by which the undiscounted expected cash flows exceed the estimated fair value is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in the BOH

Acquisition loan portfolio at the acquisition date. In calculating expected cash flows, management made several assumptions regarding prepayments, collateral cash flows, the timing of defaults, and the loss severity of defaults. Other factors that market participants expect were considered in determining the fair value of acquired loans included loan pool level estimated cash flows, type of loan and related collateral, risk classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates.

FDIC indemnification asset
The FDIC indemnification asset is measured separately from each of the covered loan categories, as it is not contractually embedded in any of the covered loan categories. For example, the FDIC indemnification asset related to estimated future loan losses is not transferable should the Bank sell a loan prior to foreclosure or maturity. The $36.3 million fair value of the FDIC indemnification asset represents the present value of the estimated cash payments expected to be received from the FDIC for future losses on covered loans based on the credit adjustment estimated for each covered loan pool and the loss sharing percentages. The estimated gross cash flows associated with this asset are $37.8 million. These cash flows were then discounted at a rate of 3.7% to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. The ultimate collectability of the FDIC indemnification asset is dependent upon the performance of the underlying covered loans, the passage of time and claims paid by the FDIC.

Other real estate owned
Other real estate owned is presented at its estimated fair value and is not subject to the FDIC loss-sharing agreements. The fair values were based mostly on recent sales, best price offerings and appraisals prepared by qualified independent third party appraisers.

Core deposit intangible
The estimated fair value of the core deposit intangible asset was based on a valuation prepared by an independent third party. In determining the estimated life and valuation, core deposits, which excluded brokered and internet time deposits, were analyzed based on factors such as type of deposit, deposit retention, interest rates, and age of the deposit relationships. Based on this valuation, the core deposit intangible asset will be amortized over the projected useful lives of the related deposits on an accelerated basis over eight years.

Deposit liabilities
The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow method that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities of such time deposits.

Borrowings
The fair value for FHLB advances is estimated using a discounted cash flow method based on the current market rates for comparable FHLB advances.

Deferred taxes
Deferred income taxes relate to the differences between the financial statement and tax basis of assets acquired and liabilities assumed in this transaction. Deferred taxes are reported based upon the principles in FASB Topic 740: Income Taxes, and are calculated based on the estimated federal and state income tax rates currently in effect for the Bank, which is consistent with market participant expectations.

Use of Estimates

Management of the Bank made a number of significant estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the statement of assets acquired and liabilities assumed. Management exercised significant judgment regarding assumptions about market participant expectations regarding discount rates, future expected cash flows including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the net assets acquired

in the BOH Acquisition. Actual results could differ from those estimates.   Others provided with the same information could draw different reasonable conclusions and calculate different fair values. Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition, and deposit attrition.

NOTE 2 — FDIC-ASSISTED ACQUISITION

On March 19, 2010, the Bank acquired certain assets and assumed certain liabilities of Bank of Hiawassee from the Federal Deposit Insurance Corporation (“FDIC”) in an FDIC-assisted transaction. As part of the Purchase and Assumption Agreement, the Bank and the FDIC entered into two shared-loss agreements, whereby the FDIC will cover a substantial portion of any future losses on loans (and related unfunded loan commitments) and accrued interest on loans for up to 90 days. We refer to the acquired loans subject to the shared-loss agreements collectively as “covered loans.” Under the terms of the our shared-loss agreements, the FDIC will absorb 80% of losses and share in 80% of loss recoveries on the first $102 million on covered loans and absorb 95% of losses and share in 95% of loss recoveries exceeding $102 million. The shared-loss agreement for single family residential mortgage loans is in effect for 10 years and the loss-share agreement for all other loans is in effect for 5 years from the March 19, 2010 acquisition date and the loss recovery provisions are in effect for 10 years and 8 years, respectively, from the acquisition date. In the BOH acquisition the Bank acquired $183.2 million in loans at fair value, $79.2 million of cash and cash equivalents, $15.8 million of federal funds sold, $22.3 million in investment securities, $1.1 million of other real estate owned, $2.2 million of FHLB stock and $1.5 million of other assets of Bank of Hiawassee from the FDIC. The Bank also assumed liabilities with fair values of $292.2 million of deposits and $31.6 million in FHLB advances of Bank of Hiawassee from the FDIC.

Bank of Hiawassee was a full-service commercial bank headquartered in Hiawassee, Georgia that operated five branch locations in the Northern Georgia region. We made this acquisition to enter into a new market outside the Charlotte, North Carolina region and to allow us to expand our geographic footprint. The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting (formerly the purchase method). The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the March 19, 2010 acquisition date. The application of the acquisition method of accounting resulted in a net after-tax gain of $11.5 million. A summary of the net assets received from the FDIC and the estimated fair value adjustments resulting in the net gain are as follows:

March 19, 2010
(In thousands)

Bank of Hiawassee’s cost basis net assets on March 19, 2010	$(35,251)
Cash payment from the FDIC	66,400
Fair value adjustments:
Loans	(46,702)
Core deposit intangible	1,637
FDIC loss-share receivable	36,301
Other real estate owned	(83)
Time deposits	(768)
Federal Home Loan Bank advances	(1,583)
Deferred tax liability	(7,222)
Other liabilities	(1,218)
Net after-tax gain from BOH Acquisition	$11,511

The net gain represents the excess of the estimated fair value of the assets acquired over the estimated fair value of the liabilities assumed and is influenced significantly by the FDIC-assisted transaction process. Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer.

NOTE 3 — INVESTMENT SECURITIES AND FHLB STOCK

The Bank acquired $22.3 million of investment securities at estimated fair market value in the BOH Acquisition. The acquired securities were predominantly U.S. Government agency and U.S. Government sponsored enterprise debt securities, U.S. Government sponsored enterprise mortgage-backed securities and municipal securities.  The Bank also acquired $2.2 million in Federal Home Loan Bank (“FHLB”) Stock. The fair value of investment securities acquired is as follows:

March 19, 2010
In thousands

U.S. Government agency and sponsored enterprise debt securities	$6,153
U.S. Government agency and sponsored enterprise mortgage-backed securities	11,449
Corporate debt securities	751
Municipal securities	3,956
Total investment securities	$22,309

Advances from the FHLB are secured in part by a portion of these securities at March 19, 2010. See Note 6—Borrowings. Investment securities have contractual terms to maturity and require periodic payments to reduce principal. In addition, expected maturities may differ from contractual maturities because obligors and/or issuers may have the right to call or prepay obligations with or without call or prepayment penalties. The estimated fair value of investment securities at March 19, 2010, is shown below by contractual maturity.

Fair Value
(In thousands)

Due within one year	$250
Due after one through five years	3,924
Due after five through ten years	3,698
Due after ten years	14,437
Total investment securities	$22,309

NOTE 4 — LOANS COVERED BY LOSS SHARING

The book value of the various types of loans covered by loss sharing at March 19, 2010 is as follows:

	March 19, 2010
		% of
	Amount	Loans
	(Dollars in thousands)
Real estate loans:
Residential single family	$67,158	29%
Residential multi-family	7,934	4%
Commercial and industrial real estate	124,713	54%
Construction	4,974	2%
Total real estate loans	204,819	89%
Other loans:
Commercial business	17,359	8%
Other consumer	7,731	3%
Total other loans	25,090	11%
Loans covered by loss sharing	$229,908	100%

We refer to the loans acquired in the BOH Acquisition as “covered loans” as we will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC shared-loss agreement. At the March 19, 2010 acquisition date, we estimated the fair value of the Bank of Hiawassee’s loan portfolio subject to the shared-loss agreement at $183.2 million which represents the expected cash flows from the portfolio. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments and (b) estimated the amount and timing of undiscounted expected principal and interest payments. The amount by which the undiscounted expected cash flows exceed the estimated fair value is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in the Bank of Hiawassee’s loan portfolio at the acquisition date. At March 19, 2010, credit-impaired loans totaled $15.6 million which represented unpaid balances of $29.2 million reduced by a discount of $13.6 million resulting from acquisition date fair value adjustments. The non-credit-impaired other loans totaled $167.6 million which represented unpaid balances of $200.7 million reduced by a discount of $33.1 million resulting from acquisition date fair value adjustments. The Bank evaluated the loans acquired for impairment in accordance with the provisions of FASB Topic 310-30: Loans and Debt Securities Acquired with Deteriorated Credit Quality. Credit-impaired loans are those loans showing evidence of credit deterioration since origination and it is probable, at the date of acquisition, that the Bank will not collect all contractually required principal and interest payments. Generally, the acquired loans that meet the Bank’s definition for nonaccrual status fall within the definition of credit-impaired covered loans. The loans acquired in the BOH Acquisition are and will continue to be subject to the Bank’s internal and external credit review. As a result, if credit deterioration is noted subsequent to the March 19, 2010, acquisition date, such deterioration will be measured through our loss reserving methodology and a provision for credit losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC shared-loss receivable for covered loans.

NOTE 5 — DEPOSITS

Deposit liabilities assumed are composed of the following at March 19, 2010:

	March 19, 2010
	Amount	Rate
	(Dollars in thousands)

Non-interest bearing	$23,341	-
Interest checking	42,705	0.80%
Money market	23,367	1.11%
Savings	5,996	0.10%
Time deposits:
Less than $100,000	98,317	2.33%
$100,000 or greater	97,725	2.34%
Time deposits fair value adjustment	768
Total deposits	$292,219

At March 19, 2010, scheduled maturities of time deposits were as follows:

Year	March 19, 2010
(In thousands)

2010	$127,599
2011	46,746
2012	7,698
2013	1,905
2014 & thereafter	12,094
Total	$196,042

We recorded a $1.6 million core deposit intangible with an estimated eight-year life. The estimated amortization expense for the remainder of 2010 and for the subsequent five years is as follows:

Estimated
Year	Amortization Expense
(In thousands)

2010	$273
2011	330
2012	284
2013	239
2014	193
2015 & thereafter	318
Total	$1,637

NOTE 6 — BORROWINGS

The FHLB advances acquired at March 19, 2010, are both term and callable advances and were secured by a blanket lien on eligible loans plus securities. The callable advances allow the FHLB, at their option, to terminate the advances at quarterly intervals beyond the advance dates. The amount of callable advances at March 19, 2010, was $21.0 million. While the FHLB may call the advances to be repaid for any reason, they are likely to be called if market rates are higher than the advances’ stated rates on the call dates. We may repay the advances at any time with a prepayment penalty, a significant portion of which is included in the fair value adjustment. The following table summarizes the FHLB advances outstanding and weighted average interest rate at March 19, 2010:

Year of Maturity	Amount	Rate
	(Dollars in thousands)

2010	$2,000	3.50%
2011	8,000	3.43%
2012	3,500	3.80%
2013	4,000	4.46%
2014	5,000	3.13%
2015 and thereafter	7,500	2.96%
Total	30,000
Fair value adjustment	1,583
Total	$31,583

NOTE 7 — DEFERRED INCOME TAXES

The deferred tax liability of $7.2 million as of March 19, 2010, is related to the differences between the financial statement and tax basis of assets acquired and liabilities assumed in this transaction. For income tax purposes, the BOH Acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations.

NOTE 8—SUBSEQUENT EVENTS

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date. We have evaluated events and transactions occurring subsequent to March 19, 2010, through the date of filing of this report. The Bank experienced some minor attrition in its deposit base after March 19, 2010. Total deposits decreased from $291.5 million (excluding fair value adjustments) as of March 19, 2010, to $258.7 million at March 31, 2010. Such an evaluation resulted in no material adjustments to the accompanying financial statement.

APPENDIX D

CITIZENS SOUTH BANKING CORPORATION
PRO FORMA STATEMENT OF FINANCIAL CONDITION
(unaudited)

	Citizens South Banking Corporation December 31, 2009	Bank of Hiawassee Acquired Assets and Liabilities (1) March 19, 2010	Combined Entity March 19, 2010	Pro Forma Adjustments (2) December 31, 2009	Total Combined Entities Pro Forma December 31, 2009
	(Dollars in thousands, except per share data)
Assets:
Cash and due from banks	$8,925	$1,255	$10,180	$—	$10,180
Interest-earning bank balances	44,255	77,966	122,221	14,040	136,261
Cash and cash equivalents	53,180	79,221	132,401	14,040	146,441
Federal funds sold	—	15,837	15,837	—	15,837
Investment securities	83,369	22,309	105,678	—	105,678
Federal Home Loan Bank stock	4,149	2,248	6,397	—	6,397
Total loans, net (3)	610,201	183,206	793,407	—	793,407
Allowance for loan losses	(9,189)	—	(9,189)	—	(9,189)
Other real estate owned	5,067	1,076	6,143	—	6,143
Premises and equipment, net	15,436	208	15,644	—	15,644
Accrued interest receivable	2,430	1,179	3,609	—	3,609
Core deposit intangible	570	1,637	2,207	—	2,207
FDIC indemnification asset	—	36,301	36,301	—	36,301
Other assets	26,318	107	26,425	—	26,425
Total assets	$791,531	$343,329	$1,134,860	$14,040	$1,148,900

Liabilities:
Deposits	$609,345	$292,219	$901,564	$—	$901,564
Borrowed money	106,599	31,583	138,182	—	138,182
Deferred tax liabilities	—	7,222	7,222	—	7,222
Other liabilities	3,265	794	4,059	—	4,059
Total liabilities	719,209	331,818	1,051,027	—	1,051,027

Stockholders’ Equity:
Preferred stock	20,589	—	20,589	8,280	28,869
Common stock	48,619	—	48,619	5,760	54,379
Retained earnings, substantially restricted	3,411	11,511	14,922	—	14,922
Accumulated other comprehensive loss	(297)	—	(297)	—	(297)
Total stockholders’ equity	72,322	11,511	83,833	14,040	97,873
Total liabilities and stockholders’ equity	$791,531	$343,329	$1,134,860	$14,040	$1,148,900

Number of shares of common stock	9,125,942	—	9,125,942	1,840,000	10,965,942

Book value per common share	$5.67		$6.93		$6.29

(footnotes begin on following page)

D-1

(1)
On March 19, 2010, Citizens South Bank acquired certain assets and liabilities of Bank of Hiawassee (“BOH”) from the Federal Deposit Insurance Corporation (“FDIC”) in an FDIC-assisted transaction.  As part of the Purchase and Assumption Agreement, Citizens South Bank entered into a loss share agreement whereby the FDIC will cover approximately 80% of losses up to $102 million and 95% of losses that exceed $102 million.  The loss-share agreement is in effect for 10 years after the acquisition date for residential loans and five years after the acquisition date for all other loans.  BOH was a Georgia state-chartered bank headquartered in Hiawassee, Georgia and operated five full-service offices.  This acquisition gives Citizens South Bank a presence in the North Georgia market.

(2)
Adjustments represent the net proceeds raised by Citizens South Banking Corporation on March 17, 2010 from the sale of 1,490,400 shares of common stock at $4.50 per share and the sale of 8,280 shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock – Series B.  These proceeds were primarily invested in short-term interest-bearing bank deposits.

(3)
All loans acquired in the BOH acquisition are “covered loans” as Citizens South Bank will be reimbursed for a substantial portion of any future losses under the terms of the FDIC loss-share agreements.  At the March 19, 2010, acquisition date, we estimated the fair value of the BOH loan portfolio to be $183.2 million.  In estimating the fair value we (a) calculated the contractual amount and timing of undiscounted principal and interest payments and (b) estimated the amount and timing on undiscounted expected principal and interest payments.  The amount by which the undiscounted expected cash flows exceed the estimated fair value of the expected cash flows in the nonaccretable difference which represents the credit risk in BOH’s loan portfolio at the acquisition date.  At March 19, 2010, credit-impaired loans totaled $15.6 million which represented unpaid principal balances of $29.2 million, reduced by a discount of $13.6 million.

Citizens South Bank evaluated the loans acquired for impairment in accordance with the provisions of FASB Topic 310-30: Loans and Debt Securities Acquired with Deteriorated Credit Quality. Credit-impaired loans are those loans showing evidence of credit deterioration since origination and it is probable, at the date of acquisition, that Citizens South Bank will not collect all contractually required principal and interest payments. Generally, the acquired loans that meet Citizens South Bank’s definition for nonaccrual status fall within the definition of credit-impaired covered loans. The loans acquired in the BOH Acquisition are and will continue to be subject to Citizens South Bank’s internal and external credit review. As a result, if credit deterioration is noted subsequent to the March 19, 2010, acquisition date, such deterioration will be measured through our loss reserving methodology and a provision for credit losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC shared-loss receivable for covered loans.

D-2

APPENDIX E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2010

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______ to _____

Commission File Number 0-23971

Citizens South Banking Corporation
(Exact name of registrant as specified in its charter)

Delaware		54-2069979
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification Number)
519 South New Hope Road, Gastonia, NC 28054-4040
(Address of principal executive offices)

(704) 868-5200
(Registrant’s telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports). Yes ☐ No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “accelerated filer”, “large accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.)  Yes ☐   No ☒

As of May 17, 2010, there were 9,125,722 shares outstanding shares of the Registrant’s common stock, $0.01 par value.

Citizens South Banking Corporation
Form 10-Q for the Quarterly Period Ended March 31, 2010

Table of Contents

Index

PART I.  FINANCIAL INFORMATION

PART II.  OTHER INFORMATION

Signatures

Certifications

PART I.  FINANCIAL INFORMATION
ITEM 1.  Financial Statements

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
March 31, 2010
	March 31,	December 31,
	2010	2009
(Dollars in thousands)	(unaudited)

Assets
Cash and due from banks	$11,888	$8,925
Interest-earning bank balances	142,269	44,255
Cash and cash equivalents	154,157	53,180
Investment securities available for sale	62,261	50,990
Investment securities held to maturity	37,900	32,380
Loans, non-covered	606,493	610,201
Loans, covered by FDIC loss-share	181,150	-
Allowance for loan losses	(9,230)	(9,189)
Loans, net of deferred fees	778,413	601,012
Other real estate owned - non-covered	6,462	5,067
Other real estate owned - covered by FDIC loss-share	933	-
Premises and equipment, net	15,436	15,436
FDIC loss-share receivable	36,301	-
Accrued interest receivable	3,499	2,430
Federal Home Loan Bank stock	6,397	4,149
Intangible assets	2,142	570
Bank-owned life insurance	17,692	17,522
Other assets	11,059	8,796
Total assets	$1,132,652	$791,532

Liabilities
Deposits	$884,127	$609,345
Borrowed money	113,803	82,165
Subordinated debt	15,464	15,464
Retail repurchase agreements	9,489	8,970
Other liabilities	13,379	3,266
Total liabilities	1,036,262	719,210
Comitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized; 28,780 and 20,500 issued and outstanding at March 31, 2010 and
December 31, 2009, respectively	28,890	20,589
Common stock, $0.01 par value, 20,000,000 shares authorized; 10,517,127 and 9,062,727 shares issued at March 31, 2010 and December 31, 2009, respectively, 9,125,942 and 7,526,854 shares outstanding at March 31, 2010
and December 31, 2009, respectively	106	91
Additional paid-in-capital	54,433	48,528
Retained earnings, substantially restricted	13,130	3,411
Accumulated other comprehensive loss	(169)	(297)
Total stockholders' equity	96,390	72,322
Total liabilities and stockholders' equity	$1,132,652	$791,532

See accompanying notes to consolidated financial statements.

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2010, and 2009 (unaudited)
	Three Months Ended
	March 31,	March 31,
	2010	2009
(Dollars in thousands, except per share data)

Interest Income:
Loans	$8,211	$8,358
Investment securities	808	1,315
Interest-bearing deposits	50	12
Total interest income	9,069	9,685
Interest Expense:
Deposits	2,264	3,528
Borrowed funds	1,129	1,174
Total interest expense	3,393	4,702

Net interest income	5,676	4,983
Provision for loan losses	3,050	900
Net interest income after provision for loan losses	2,626	4,083
Noninterest Income:
Service charges on deposit accounts	790	747
Mortgage banking income	210	298
Other loan fees	43	58
Commissions on sales of financial products	118	55
Dividends on FHLB stock	4	-
Income from bank-owned life insurance	189	186
Gain from acquisition	18,733	-
Net gain on sale of investments	33	-
Net loss on sale of other assets	(62)	(171)
Other income	170	76
Total noninterest income	20,228	1,249
Noninterest Expense:
Compensation and benefits	2,643	2,492
Occupancy and equipment expense	683	674
Office supplies expense	41	47
Advertising	57	78
Professional services	234	236
Telephone and communications	72	69
Data processing	140	128
Deposit insurance	260	103
Amortization of intangible assets	65	81
Valuation adjustment on other real estate owned	484	125
Impairment on investment securities	-	123
Acquisition and integration expenses	787	-
Other expenses	890	781
Total noninterest expense	6,356	4,937

Income before income tax expense (benefit)	16,498	395
Income tax expense (benefit)	6,201	(61)
Net income	10,297	456
Dividends on preferred stock	257	253

Net income available to common stockholders	$10,040	$203

Net income per common share:
Basic	$1.29	$0.03
Diluted	$1.29	$0.03

See accompanying notes to consolidated financial statements.

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (unaudited)

				Retained	Accumulated
			Additional	Earnings	Other
	Preferred	Common	Paid-in	Substantially	Comprehensive
	Stock	Stock	Capital	Restricted	Income	Total
(Dollars in thousands)

Balance, January 1, 2009	$20,507	$91	$48,009	$36,088	$25	$104,720

Comprehensive results:
Net income	-	-	-	203	-	203
Other comprehensive results, net of tax	-	-	-	-	214	214
Accretion of discount on preferred stock	20	-	-	(20)	-	-
Allocation from shares purchased with loan to ESOP	-	-	46	-	-	46
Vesting of Recognition and Retention Plan (RRP)	-	-	90	-	-	90
Stock option expense	-	-	26	-	-	26
Cash dividends declared on common stock	-	-	-	(636)	-	(636)
						-
Balance, March 31, 2009	$20,527	$91	$48,171	$35,635	$239	$104,663

Balance, January 1, 2010	$20,589	$91	$48,528	$3,411	$(297)	$72,322

Comprehensive results:
Net income	-	-	-	10,040	-	10,040
Other comprehensive results, net of tax	-	-	-	-	128	128
Issuance of 1,490,400 shares of common stock	-	15	5,745	-	-	5,760
Issuance of 8,280 shares of preferred stock	8,280	-	-	-	-	8,280
Accretion of discount on preferred stock	21	-	-	(21)	-	-
Allocation from shares purchased with loan to ESOP	-	-	46	-	-	46
Vesting of Recognition and Retention Plan (RRP)	-	-	90	-	-	90
Stock options expense	-	-	24	-	-	24
Cash dividends declared on common stock	-	-	-	(300)	-	(300)
						-
Balance, March 31, 2010	$28,890	$106	$54,433	$13,130	$(169)	$96,390

See accompanying notes to consolidated financial statements.

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2010 and 2009
	Three Months Ended
	March 31,	March 31,
	2010	2009
(Dollars in thousands)

Cash flows from operating activities:
Net income	$10,040	$203
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	3,050	900
Depreciation	260	280
Impairment of securities	-	123
Gain on sale of investment securities available-for-sale	(33)	-
Loss on sale of other assets	62	171
Gain from acquisition	(18,733)	-
Valuation adjustment on other real estate owned	484	125
Deferred loan origination fees	40	10
Amortization of intangible assets	65	81
Allocation of shares to the ESOP	46	46
Stock option expense	24	26
Vesting of shares issued for the RRP	90	90
Increase in accrued interest receivable	(1,069)	(28)
Decrease in other assets	12,632	(28)
Decrease in other liabilities	1,534	(1,270)
Net cash provided by operating activities	8,492	729

Cash flows from investing activities:
Net increase in loans made to customers	(227,193)	(8,527)
Proceeds from the sale of investment securities	9,389	-
Proceeds from the sale of premises and equipment	-	6
Proceeds from the sale of other real estate owned	611	782
Maturities and prepayments of investment securities, available-for-sale	6,115	4,782
Maturities and prepayments of investment securities, held-to-maturity	5,152	-
Purchases of investment securities, available-for-sale	(26,161)	(10,310)
Purchases of investment securities, held-to-maturity	(11,025)	-
Net cash received in acquisition	19,638	-
Purchases (sales) of FHLB stock	(2,248)	644
Purchases of premises and equipment	(259)	(83)
Net cash used in investment activities	(225,981)	(12,706)

Cash flows from financing activities:
Net increase in deposits	274,013	47,084
Dividends paid to common stockholders	(300)	(636)
Issuance of common stock	5,760	-
Issuance of preferred stock	8,280	-
Net increase (decrease) in borrowed money	30,574	(11,714)
Increase in advances from borrowers for insurance and taxes	139	135
Net cash provided by financing activities	318,466	34,869

Net increase in cash and cash equivalents	100,977	22,892
Cash and cash equivalents at beginning of year	53,180	10,057
Cash and cash equivalents at end of year	$154,157	$32,949

Supplemental non-cash investing activity:
Reclassification of loans to other real estate owned	$1,514	$781

See accompanying notes to consolidated financial statements.

CITIZENS SOUTH BANKING CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  They do not include all of the information and footnotes required by such accounting principles for complete financial statements, and therefore should be read in conjunction with the audited consolidated financial statements and accompanying footnotes in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The consolidated balance sheet at December 31, 2009, was derived from the audited consolidated financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period.  The more significant estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and other-than-temporary impairments on securities.  Actual results could differ from those estimates.

In management’s opinion, the accompanying unaudited consolidated financial statements reflect all adjustments necessary for a fair presentation of the interim financial statements as of and for the three-month periods ended March 31, 2010 and 2009 and have been included as required by Regulation S-X Rule 10-01.  The accompanying unaudited consolidated financial statements include the accounts of Citizens South Banking Corporation (the “Company”) and its wholly-owned subsidiary, Citizens South Bank (the “Bank”).  All significant intercompany transactions have been eliminated in consolidation.  Certain amounts reported in prior periods have been reclassified to conform to the current presentation.  Such reclassifications had no effect on total assets, net income, or stockholders’ equity as previously reported.  Results for the three-month period ended March 31, 2010, are not necessarily indicative of the results that may be expected for future periods, including the year ending December 31, 2010.

Note 2 - Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that could impact the accounting, reporting, and/or disclosure of financial information by the Company.

In June 2009, the FASB issued an update to ASC 860, “Accounting for Transfers of Financial Assets ”, which eliminates the concept of a qualifying special purpose entity, changes the requirements for derecognizing financial assets, and requires additional disclosures, including information about continuing exposure to risks related to transferred financial assets. This update is effective for financial asset transfers occurring after the beginning of fiscal years beginning after November 15, 2009. The disclosure requirements must be applied to transfers that occurred before and after the effective date. The adoption of the new practices did not have an effect on the Company’s financial position or results of operations.

In June 2009, the FASB issued an update to ASC 810, “Consolidation”, which contains new criteria for determining the primary beneficiary, eliminates the exception to consolidating QSPE’s, requires continual reconsideration of conclusions reached in determining the primary beneficiary, and requires additional disclosures. This update for consolidations is effective as of the beginning of fiscal years beginning after November 15, 2009 and is applied using a cumulative effect adjustment to retained earnings for any carrying amount adjustments (e.g., for newly- consolidated Variable Interest Entities). The adoption of the new practices did not have an effect on the Company’s financial position or results of operations.

In the first quarter of 2010, additional guidance was issued under FASB ASC 820, “Fair Value Measurements and Disclosures”, requiring disclosures of significant transfers in and out of Levels 1 and 2 fair value and the reasons for the transfers. Certain additional disclosures are now required in interim and annual periods to discuss the inputs and valuation techniques used to measure fair value. The adoption of the new accounting disclosures did not have a material effect on the Company’s financial position or results of operations.

Several other new accounting standards became effective during the periods presented or will be effective subsequent to March 31, 2010. None of these new standards had or is expected to have a significant impact on the Company’s consolidated financial statements.

Note 3 – Acquisition of Bank of Hiawassee

On March 19, 2010, Citizens South Bank, the wholly-owned subsidiary of Citizens South Banking Corporation, entered into a purchase and assumption agreement with the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Bank of Hiawassee, to acquire substantially all of the assets and assume substantially all of the liabilities of Bank of Hiawassee. The Bank of Hiawassee was a Georgia state-chartered bank headquartered in Hiawassee, Georgia, and operated five full-service offices in the North Georgia area.

The loans acquired in this transaction, also referred to as “covered loans,” are covered by loss-share agreements between the FDIC and Citizens South Bank which afford Citizens South Bank significant protection against future loan losses.  Under these loss-share agreements, the FDIC will cover 80% of loan losses up to $102 million and 95% of loan losses that exceed $102 million.  The term of the loss-share agreements is ten years for residential real estate loans and five years for all other loans. The Bank recorded an estimated receivable from the FDIC in the amount of $36.3 million, which represents the discounted value of the FDIC’s estimated portion of the expected future loan losses.  New loans made after the acquisition date are not covered by the FDIC loss-share agreements.

Citizens South Bank received a $33.0 million discount on the assets acquired and paid a $2.5 million, or 1%, deposit premium, resulting in net proceeds of $30.5 million to Citizens South Bank funded by the FDIC.   Also, as a part of this acquisition, the Company recorded a $1.6 million core deposit intangible that will be amortized over an eight-year period under the accelerated method.  After applying purchase accounting adjustments to the acquired assets and liabilities, the Company recognized an $18.7 million pre-tax gain from the acquisition which is included as a component of noninterest income.  The fair value estimates and the resulting gain should be considered preliminary, as GAAP allows for adjustments for a period of one year as relevant information becomes available regarding the estimated fair value on the date of acquisition.

The operating results of Citizens South Banking Corporation for the period ended March 31, 2010, include the results of the acquired assets and assumed liabilities for the 12 days after the March 19, 2010, acquisition date.

The following is a summary of the primary assets acquired and the liabilities assumed in this transaction:

•	$285.8 million of total assets at book value, which were increased by $57.6 million to $343.3 million after applying purchase accounting fair market adjustments;
•	$229.9 million of total loans at book value, which were decreased by $46.7 million to $183.2 million after applying purchase accounting fair market adjustments;
•	$291.4 million of total deposits at book value, which were increased by $768,000 to $292.2 million after applying purchase accounting fair market adjustments;
•	$30.0 million of total borrowings at book value, which were increased by $1.6 million to $31.6 million after applying purchase accounting fair market adjustments.

Note 4 – Issuance of Common and Preferred Stock

The Company entered into a Securities Purchase Agreement, as amended, effective as of March 17, 2010 (the “Purchase Agreement”), with accredited investors (collectively, the “Investors”), pursuant to which the Company raised, in the aggregate, approximately $15 million through direct sales to such Investors of equity securities of the Company (the “Private Placement”). The Private Placement was completed on March 17, 2010.

Under the terms of the Purchase Agreement, the Investors purchased, in the aggregate, 1,490,400 shares of the Company’s common stock at a purchase price of $4.50 per share and 8,280 shares of a newly authorized series of the Company’s preferred stock, designated as Mandatorily Convertible Cumulative, Non-Voting Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) at a purchase price and liquidation preference of $1,000 per share. After the receipt of certain approvals, as described in more detail below, each share of the Series B Preferred Stock will automatically convert into the Company’s common stock at an initial conversion price of $4.50 per share of common stock, subject to customary anti-dilution adjustments.

The Company entered into a Registration Rights Agreement, effective on March 17, 2010, with each of the Investors. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission to register for resale both the Series B Preferred Stock and the Common Stock to be issued upon conversion of the Series B Preferred Stock, within 60 days after the closing of the Private Placement, and to use commercially reasonable efforts to cause such registration statement to be declared effective within 90 days of closing (or 135 days in the event of an SEC review). Failure to meet these deadlines and certain other events may result in the Company’s payment to the Investors of liquidated damages in the amount of 0.5% of the purchase price per month.

Note 5 – Earnings per Common Share

The Company is required to report both basic and diluted earnings per common share (“EPS”).  Basic EPS is calculated by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted EPS is calculated by dividing net income available to common stockholders by the sum of the weighted average number of common shares outstanding for the period and potential common stock. Potential common stock consists of additional common stock that would have been outstanding as a result of the exercise of dilutive stock options.  In determining the number of shares of potential common stock, the treasury stock method was applied.  The treasury method assumes that the number of shares issuable upon exercise of the stock options is reduced by the number of common shares assumed purchased at market prices with the proceeds from the assumed exercise of the common stock options plus any tax benefits received as a result of the assumed exercise.

The following is a summary of the diluted earnings per share calculation for the three and nine months ended March 31, 2010 and 2009:

	Three Months
	Ended March 31,
	2010	2009
	(dollars in thousands, except per share amounts)

Net income available to common stockholders	$10,040	$203

Shares used in the computation of EPS:
Weighted avg. number of shares outstanding	7,786,819	7,392,742
Incremental shares from assumed exercise
of stock options and restricted stock	-	-
Weighted average number of shares
outstanding - diluted	7,786,819	7,392,742

Diluted EPS	$1.29	$0.03

For the three-month periods ended March 31, 2010 and 2009, options to purchase 797,829 shares and 958,118 shares, respectively, were excluded from the calculation of diluted earnings per share because the option exercise price exceeded the average closing price of the associated shares of common stock during the respective periods.

Note 6 – Comprehensive Income

Comprehensive income is the change in the Company’s equity during the period from transactions and other events and circumstances from non-owner sources. Comprehensive income consists of net income and other comprehensive income. The Company’s other comprehensive income and accumulated other comprehensive income (loss) are comprised of unrealized gains and losses on certain investments. Information concerning the Company’s other comprehensive income for the three-month periods ended March 31, 2010 and 2009 is as follows:

	Three Months
	Ended March 31,
	2010	2009
	(Dollars in thousands)

Net income available to common stockholders	$10,040	$203

Other comprehensive income:
Items of other comprehensive income, before tax
Unrealized gains arising during period	253	348
Reclassification for realized gains included in net income	(33)	-
Other comprehensive income, before tax	220	348
Tax (expense) benefit	(92)	(134)
Other comprehensive income	128	214

Total comprehensive income	$10,168	$417

Note 7 – Investment Securities

The amortized cost, unrealized gains and losses, and estimated fair values of investment securities as of March 31, 2010 and December 31, 2009, are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
		(Dollars in thousands)
March 31, 2010
Available for sale:
U.S. Government Agency obligations	$11,149	$42	$-	$11,191
Municipal bonds	20,088	101	273	19,916
Mortgage-backed securities	27,916	289	2	28,203
Other securities	3,366	104	519	2,951
Subtotal	62,519	536	794	62,261

Held to maturity:
U.S. Government Agency obligations	30,969	148	21	31,096
Mortgage-backed securities	6,931	226	-	7,157
Subtotal	37,900	374	21	38,253
Total at March 31, 2010	$100,419	$910	$815	$100,514

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
		(Dollars in thousands)
December 31, 2009
Available for sale:
U.S. agency obligations	$9,000	$32	$13	$9,019
Municipal bonds	20,118	98	345	19,871
Mortgage-backed securities	19,258	216	115	19,359
Other securities	3,098	141	498	2,741
Subtotal	51,474	487	971	50,990

Held to Maturity:
U.S. agency obligations	26,464	84	305	26,243
Mortgage-backed securities	5,916	117	-	6,033
Subtotal	32,380	201	305	32,276
Total at December 31, 2009	$83,854	$688	$1,276	$83,266

Note 8 - Loans

As referenced in Note 3 of this report, the Company acquired $183.2 million of loans, net of fair value adjustments of $46.7 million, in the acquisition of the Bank of Hiawassee.  The acquired loans are covered by loss share agreements between the FDIC and Citizens South Bank which affords Citizens South Bank significant protection against future loan losses.  Under the loss share agreements, the FDIC will cover 80% of loan losses up to $102 million and 95% of loan losses that exceed $102 million.  The Bank recorded an estimated receivable from the FDIC in the amount of $36.3 million, which represents the FDIC’s estimated portion of the expected future loan losses.

For the three-month period ended March 31, 2010, total loans increased by $177.4 million, or 29.1%, to $787.6 million.  These loans are comprised of $606.5 million of non-covered loans and $181.2 million of loans covered by the FDIC loss-share programs.  The following is a summary of non-covered loans outstanding by category at the periods presented:

	March 31, 2010	December 31, 2009
(Dollars in thousands)

Non-covered loans:
One-to-four family residential	$92,023	$90,666
Multi-family residential	25,378	25,577
Construction	21,516	22,325
Nonresidential real estate	312,282	315,563
Commercial business	37,523	38,442
Consumer	117,470	117,473
Gross non-covered loans	606,192	610,046
Less:
Deferred loan fees, net and other items	(301)	(155)
Net non-covered loans	$606,493	$610,201

The following is a summary of non-covered construction loans outstanding at the respective dates:

	March 31, 2010	December 31, 2009
Construction loans:	(Dollars in thousands)
One-to-four family residential owner-occupied	$890	$1,109
One-to-four family residential speculative	8,979	10,911
Commercial construction	11,647	10,305
Total construction loans	$21,516	$22,325

The following is a summary of non-covered commercial real estate loans at the periods presented:

	March 31, 2010	December 31, 2009
Commercial real estate loans:	(Dollars in thousands)
Residential acquisition and development	$34,321	$35,694
Commercial land	42,482	40,191
Other commercial real estate	235,479	239,678
Total commercial real estate loans	$312,282	$315,563

Note 9 - Allowance for Loan Losses and Nonperforming Assets

The Company has established a systematic methodology for determining the adequacy of the allowance for loan losses.  This methodology is set forth in a formal policy and considers all non-covered loans in the portfolio.  Loans totaling $181.2 million that are covered under the FDIC loss-share agreements are not included in the Company’s evaluation of the adequacy of loan loss allowances since potential losses are covered up to at least 80% by the FDIC.  These covered loans were recorded at their estimated fair value at the time of the acquisition, resulting in a discount of $46.7 million, or 20.3%, of their contractual balance at the time of the acquisition.   Specific allowances are established for certain individual non-covered loans that management considers impaired.  The remainder of the portfolio of non-covered loans is segmented into groups of loans with similar risk characteristics for evaluation and analysis. Management’s periodic evaluation of the allowance is consistently applied and based on inherent losses in the portfolio, past loan loss experience, risks inherent in the different types of loans, the estimated value of any underlying collateral, current economic conditions, the borrower’s financial position, and other relevant internal and external factors that may affect loan collectibility. The allowance for loan losses is increased by charging provisions for loan losses against income.  As of March 31, 2010, the allowance for loan losses was $9.2 million, or 1.52% of total non-covered loans.  Management believes that this amount meets the requirement for losses on loans that management considers to be impaired, for known losses, and for losses inherent in the remaining non-covered loan portfolio.  Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly adversely affected if circumstances differ substantially from the assumptions used in making the determinations.  A reconciliation of the allowance for loan losses is as follows:

	Three Months Ended March 31,
	2010	2009
	(Dollars in thousands)

Balance – Beginning of period	$9,189	$8,026
Add: Provision for loan losses	3,050	900
Loan recoveries	50	141
Less: Loan charge-offs	3,059	337
Balance – End of period	$9,230	$8,730

The Company evaluates impairment of its non-covered residential mortgage and consumer loans on a collective basis, while non-covered commercial and construction loans are evaluated individually for impairment.  The Company identifies a non-covered loan as impaired when it is probable that principal and interest will not be collected according to the contractual terms of the loan agreement.  At March 31, 2010, management determined that non-covered impaired loans totaled $18.7 million.  Such loans had valuation allowances totaling $1.7 million.  At December 31, 2009, management determined that non-covered impaired loans totaled $17.6 million.  These loans had valuation allowances totaling $2.4 million.

The following is a summary of nonperforming assets at the periods presented:

	March 31,	December 31,
	2010	2009
	(Dollars in thousands)

Nonaccrual loans – non-covered	$13,716	$8,135
Nonaccrual loans – covered by FDIC loss share	18,148	-
Accruing non-covered loans past due 90 days or more	19	3,855
Total nonperforming loans	31,883	11,990
Other real estate owned – non-covered	6,462	5,067
Other real estate owned – covered by FDIC loss share	933	-
Total nonperforming assets	$39,278	$17,057

The following is a summary of nonperforming non-covered loans at the periods presented:

	March 31, 2010	December 31, 2009
	(Dollars in thousands)

One-to-four residential permanent	$1,618	$898

Construction loans:
One-to-four family residential owner-occupied	-	-
One-to-four family residential speculative	443	1,048
Commercial	-	-

Commercial real estate:
Residential acquisition and development	2,890	3,419
Commercial land	6,148	3,640
Other commercial real estate	1,422	1,841

Commercial business	131	140
Consumer	1,083	1,004
Total non-covered nonperforming loans	$13,735	$11,990

Note 10 – Commitments to Extend Credit

Commitments to extend credit are agreements to lend as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  These commitments represent no more than normal lending risk that the Bank commits to its borrowers and management believes that these commitments can be funded through normal operations.

Commitments to extend credit that include both fixed and variable rates are as follows:

	March 31, 2010	December 31, 2009
Loan commitments	(Dollars in thousands)
Residential mortgage loans	$14,082	$12,560
Non-residential mortgage loans	7,810	13,656
Commercial loans	1,523	1,435
Consumer loans	1,718	849
Total loan commitments	$25,133	$28,500
Unused lines of credit
Commercial	$14,046	$18,448
Consumer	82,420	75,261
Total unused lines of credit	$96,466	$93,709

Note 11 – Fair Value Measurement

The Company utilizes fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures.  The Company has not elected the fair value option for liabilities.  Investment securities, available-for-sale, are recorded at fair value on a recurring basis.  Additionally, the Company may be required to record at fair value other assets on a nonrecurring basis, such as impaired loans and other real estate owned.  These nonrecurring fair value adjustments typically involve the application of lower of cost or market accounting for these other assets.   A fair value hierarchy is used based on the markets in which the assets are traded and the reliability of the assumptions used to determine the fair value.  These levels are as follows:

Level 1:                      Inputs to the valuation methodology are based on quoted prices in active markets for identical instruments.

Level 2:                      Inputs to the valuation methodology are derived from readily available pricing sources for market transactions involving similar types of instruments in active markets.

Level 3:                      Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Fair value measurements for assets where there exists limited or no observable market data and, therefore, are based primarily upon estimates, are often calculated based on the economic and competitive environment, the characteristics of the asset and other factors.  Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability.  Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values.  The following is a description of valuation methodologies used for assets recorded at fair value. The determination of where an instrument falls in the hierarchy requires significant judgment.

Investment Securities, Available-for-Sale – Investment securities available-for-sale are recorded at fair value on at least a monthly basis.  Fair value measurement is based upon quoted prices, if available.  If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.  Level 1 fair value is used for those securities traded on an active exchange, U.S. Treasury securities that are traded by brokers or dealers in an active over-the-counter market, and money market funds.  Level 2 securities include mortgage-backed securities issued by government-sponsored enterprises, municipal bonds, and corporate debt securities.  Securities valued using Level 3 include equity securities that are not traded on an active exchange, investments in closely held subsidiaries, and asset-backed securities traded in less liquid markets.

Loans - The Company does not record loans at fair value on a recurring basis.  However, from time to time, a loan is considered impaired and an allowance for loan losses is established.  Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired.  The fair value of impaired loans is estimated using one of several methods, including collateral value, market price and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At March 31, 2010, substantially all of the total impaired loans were evaluated based on the fair value of the collateral.  Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as nonrecurring Level 3.

Other Real Estate Owned –Other real estate owned are adjusted to fair value upon transfer of the loans to other real estate owned. Subsequently, these assets are carried at the lower of carrying value or fair value.  Fair value is based upon a current appraised value or other management estimate.  These assets are recorded as nonrecurring Level 3.

Assets Recorded at Fair Value on a Recurring Basis:

	Level 1	Level 2	Level 3	Total
	(Dollars in thousands)
31-Mar-10
Investment securities, available-for-sale	$-	$60,121	$1,787	$61,908
Investment securities, held-to-maturity	-	38,253	-	38,253
Investment securities, rabbi trusts	-	890	-	890

31-Dec-09
Investment securities, available-for-sale	$-	$48,049	$2,941	$50,990
Investment securities, held-to-maturity	-	32,276	-	32,276
Investment securities, rabbi trusts	-	990	-	990

Assets Recorded at Fair Value on a Nonrecurring Basis:

31-Mar-10
Impaired loans	$-	$-	$18,703	$18,703
Other real estate owned	-	-	7,395	7,395

31-Dec-09
Impaired loans	$-	$-	$20,678	$20,678
Other real estate owned	-	-	5,067	5,067

Note 12 - Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.  For cash and cash equivalents, Federal Home Loan Bank stock, accrued interest receivable, and accrued interest payable, fair value approximates carrying value due to their short-term nature.  The fair value for investment securities is based on quoted market prices, if available.  If a quoted market price is not available, fair value is estimated using market prices for similar securities.  Fair value for variable rate loans that reprice frequently is based on the carrying value reduced by an estimate of credit losses inherent in the portfolio.  Fair value for all other loans is estimated by discounting their future cash flows using interest rates currently being offered for loans of comparable terms and credit quality.  Fair value for deposits with a stated maturity date (time deposits) are estimated by discounting cash flows from expected maturities using interest rates currently being offered for similar instruments.  The fair value for repurchase agreements and other borrowed money is based on discounted cash flows using current interest rates.  The fair value of off-balance sheet financial instruments is not considered to be material, so they are not included in the following table.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  The estimates are significantly affected by the assumptions used, including discount rates and estimates of future cash flows.  These estimates may differ substantially from amounts that could be realized in an immediate sale or settlement of the instrument. The Company has used management’s best estimates of fair values of financial instruments based on the above assumptions.  This presentation does not include certain financial instruments, nonfinancial instruments or certain intangible assets such as customer relationships, deposit base intangibles, or goodwill.  Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The estimated fair values of financial instruments were as follows:

	March 31, 2010		December 31, 2009
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial assets:
Cash and due from banks	$11,888	$11,888	$8,925	$8,925
Interest-earning bank balances	142,269	142,269	44,255	44,255
Investment securities	100,161	100,514	83,370	83,266
Loans	787,643	790,235	610,201	596,371

Financial liabilities:
Deposits	884,127	881,369	609,345	610,787
Repurchase agreements	9,489	9,489	8,970	8,970
Borrowed money	129,267	121,737	97,629	93,039

Note 13 – Subsequent Events

On April 19, 2010 the Board of Directors of the Company approved and declared a regular cash dividend of four cents ($0.04) per share of common stock to stockholders of record as of May 1, 2010, payable on May 15, 2010. The Company has paid cash dividends in each of the 48 quarters since the Company’s conversion to public ownership.

ITEM 1A.  Risk Factors

In addition to those risk factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, we add the following risk factors.

The March 19, 2010 assumption of substantially all of the liabilities and acquisition of substantially all of the assets of Bank of Hiawassee could adversely affect our financial results and condition if we fail to integrate its operations properly.

The acquisition of Bank of Hiawassee will require the integration of the systems, policies, procedures, and business philosophies of Citizens South Bank and Bank of Hiawassee.  The integration process may result in the loss of key employees, the disruption of ongoing businesses and the loss of customers and their business and deposits. It may also divert management attention and resources from other operations and limit our ability to pursue other acquisitions. There is no assurance that we will realize financial benefits from this acquisition.

The $18.7 million pre-tax gain we recorded upon the acquisition of Bank of Hiawassee is a preliminary amount and could be retroactively decreased.

We accounted for the Bank of Hiawassee acquisition under the purchase method of accounting, recording the acquired assets and liabilities of Bank of Hiawassee at fair value based on preliminary purchase accounting adjustments.  Determining the fair value of assets and liabilities, particularly illiquid assets and liabilities, is a complicated process involving a significant amount of judgment regarding estimates and assumptions.  Based on the preliminary adjustments made, the fair value of the assets we acquired exceeded the fair value of the liabilities assumed which resulted in an $18.7 million pre-tax gain for our company.  Under purchase accounting, we have until one year after the acquisition to finalize the fair value adjustments, meaning that until then we could materially adjust the preliminary fair value estimates of Hiawassee’s assets and liabilities based on new or updated information.  Such adjustments could reduce or eliminate the extent by which the assets acquired exceeded the liabilities assumed and would result in a retroactive decrease to the gain that we recorded as of the acquisition date.

We may incur loan losses related to Bank of Hiawassee that are materially greater than we originally projected.

Bank of Hiawassee had a significant amount of deteriorating and nonperforming loans that ultimately led to the closure of the bank.  When we placed our bid with the FDIC to assume the assets and liabilities of Bank of Hiawassee, we estimated an amount of future loan losses that we believed would occur and factored those expected losses into our bid amount.  Estimating loan losses on an entire portfolio of loans is a difficult process that is dependent on a significant amount of judgment and estimates, especially for loan portfolios like Hiawassee’s with a high concentration of deteriorating and nonperforming loans.  If we underestimated the extent of those losses, it will negatively impact us.  Within a one year period, if we discover that we materially understated the loan losses inherent in the loan portfolio as of the acquisition date, it will retroactively reduce or eliminate the $18.7 million gain discussed above.  Beyond the one year period, or if we determine that losses arose after the acquisition date, the additional losses will be reflected as provisions for loan losses.

We may experience difficulties in integrating the operations of Bank of Hiawassee, which may negatively impact our business and earnings.

The acquisition of the assets of Bank of Hiawassee involves the integration of Citizens South Bank and Bank of Hiawassee, which have previously operated independently. The successful integration of operations of Citizens South Bank and Bank of Hiawassee depends primarily upon our ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. No assurance can be given that we will be able to integrate the banking operations without encountering difficulties, including, without limitation, the loss of key employees and customers, the disruption of ongoing business or possible inconsistencies in standards, controls, procedures and policies. Estimated cost savings and revenue enhancements are projected to come from various areas that our management has identified through the integration planning process. The elimination and consolidation of duplicate tasks at these banks are projected to result in annual cost savings. If we experience difficulty with the integration, we may not achieve all the economic benefits we expect to result from the acquisition, and this may hurt our business and earnings. In addition, we may experience greater than expected costs or difficulties relating to the integration of the business of Bank of Hiawassee and may not realize expected cost savings from the acquisition within the anticipated time frames.

We may have difficulty integrating and retaining the deposits of Bank of Hiawassee.

We may experience some attrition of former customers of Bank of Hiawassee following the FDIC receivership. Withdrawal of a material dollar amount of such deposits could adversely impact our liquidity, profitability, business prospects, results of operations and cash flows. Any difficulties we may experience in integrating the operations of Citizens South Bank and Bank of Hiawassee may also affect our retention of deposit accounts and former customers of Bank of Hiawassee.

We may experience difficulty in managing the loan portfolio acquired from Bank of Hiawassee within the limits of the loss protection provided by the FDIC.

In connection with the Bank of Hiawassee acquisition, Citizens South Bank entered into a loss-sharing agreement with the FDIC that covered approximately $232.6 million of Bank of Hiawassee’s assets. Citizens South Bank will share in the losses, which begin with the first dollar of loss incurred, of the assets covered by the loss-sharing agreement, which include single-family residential mortgage loans and commercial loans (“covered loans”). Pursuant to the terms of the loss-sharing agreement, the FDIC is obligated to reimburse Citizens South Bank 80% of eligible losses of up to $102 million with respect to covered loans. The FDIC will reimburse Citizens South Bank for 95% of eligible losses in excess of $102 million with respect to covered loans. Citizens South Bank has a corresponding obligation to reimburse the FDIC for 80% or 95%, as applicable, of eligible recoveries with respect to covered loans.

On May 15, 2020, Citizens South Bank is required to pay to the FDIC 50% of the excess, if any, of (i) $20.4 million over (ii) the sum of (A) 25% of the asset discount plus (B) 25% of the cumulative shared-loss payments paid by the FDIC plus (C) the cumulative servicing amount if net losses on covered loans subject to the stated threshold are not reached. Although we have substantial expertise in asset resolution, we cannot guarantee that we will be able to adequately manage the loan portfolio within the limits of the loss protection provided by the FDIC.

We may engage in additional FDIC-assisted transactions, which could present additional risks to our business.

 We may have opportunities to acquire the assets and liabilities of additional failed banks in FDIC-assisted transactions. We will be subject to many of the same risks as we are with respect to our acquisition of Bank of Hiawassee, in addition to the risks we would face in acquiring another bank in a negotiated transaction. In addition, because FDIC-assisted transactions are structured in a manner that do not allow us the time and access to information normally associated with preparing for and evaluating a negotiated acquisition, we may face additional risks in FDIC-assisted transactions, including additional strain on management resources, management of problem loans, problems related to integration of personnel and operating systems and impact to our capital resources requiring us to raise additional capital. We cannot assure you that we will be successful in overcoming these risks or any other problems encountered in connection with FDIC-assisted transactions. Our inability to overcome these risks could have a material adverse effect on our business, financial condition and results of operations.

Recently enacted legislation and our participation in the TARP Capital Purchase Program may increase costs and limit our ability to pursue business opportunities.

The Emergency Economic Stabilization Act of 2008 (the “EESA”), as augmented by the American Recovery and Reinvestment Act of 2009 (the “Stimulus Bill”), was intended to stabilize and provide liquidity to the U.S. financial markets. The programs established or to be established under the EESA and the Troubled Asset Relief Program (“TARP Capital Purchase Program”) may result in increased regulation of the industry in general and/or TARP Capital Purchase Program participants in particular. Compliance with such regulations may increase the Company’s costs and limit its ability to pursue business opportunities.

ITEM 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations
                Forward Looking Statements

This report contains certain forward-looking statements that represent the Company's expectations or beliefs concerning future events. Such forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control.  These forward-looking statements are based on assumptions with respect to future business strategies and decisions that are subject to change based on changes in the economic and competitive environment in which we operate.  Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements or to reflect the occurrence of unanticipated events.  A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements.   Factors that could cause such a difference include, but are not limited to, the timing and amount of revenues that may be recognized by the Company, changes in local or national economic trends, increased competition among depository and financial institutions, continuation of current revenue and expense trends (including trends affecting chargeoffs and provisions for loan losses), changes in interest rates, changes in the shape of the yield curve, changes in the level of non-performing assets and charge-offs, changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, the level of future deposit premium assessments, our ability to raise capital to fund our growth plans or operations, the impact of the current governmental effort to restructure the U.S. financial and regulatory system, the quality and composition of the Company’s investment portfolio our ability to integrate the operations of Bank of Hiawassee, our fair value estimates and resulting gain on the acquisition of Bank of Hiawassee and adverse legal, regulatory or accounting changes. Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on these statements.    Readers should carefully review the risk factors described in other documents the Company files from time to time with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, and Current Reports on Form 8-K.

Executive Summary

Citizens South Banking Corporation is a Delaware corporation that owns all of the outstanding shares of common stock of Citizens South Bank (the "Bank").  The Company’s principal business activities are overseeing and directing the business of the Bank. The Company’s assets consist primarily of the outstanding capital stock of the Bank, deposits held at the Bank, and investment securities. The shares of common stock of the Company trade on the Nasdaq Global Market under the ticker symbol “CSBC.”  Citizens South Bank, which was chartered in 1904, is a federally chartered savings bank headquartered in Gastonia, North Carolina.  The Bank’s principal business activity is offering FDIC-insured deposits to local customers through its 21 branch offices and investing those deposits, together with funds generated from operations and borrowings, in residential and nonresidential real estate loans, construction loans, commercial business loans, consumer loans, investment securities, and mortgage-backed securities.  The Bank also acts as a broker in both the origination of loans secured by one-to-four family dwellings and in the sale of uninsured financial products. The Bank’s results of operations are heavily dependent on net interest income, which is the difference between the interest earned on loans and securities and the interest paid on deposits and borrowings.  Results of operations are also materially affected by the Bank’s provision for loan losses, noninterest income, and noninterest expense.  Noninterest income includes fee income generated from deposit and loan accounts, mortgage banking fees, increases in the cash value of bank-owned life insurance policies, net gains (losses) from the sale of assets and other noninterest income items.  The Bank’s noninterest expense primarily consists of compensation and employee benefits, occupancy expense, professional services, amortization of intangible assets, FDIC deposit insurance premiums and other noninterest expenses.  Results of operations are also significantly affected by local economic and competitive conditions, changes in interest rates, and actions of regulatory and governmental authorities.

The following discussion is provided to assist in understanding and evaluating the Company’s results of operations and financial condition and is designed to provide a general overview of the Company’s performance for the three-month periods ended March 31, 2010 and 2009.  Readers seeking a more in-depth analysis should read the detailed discussions below, as well as the consolidated financial statements and related notes.  Financial highlights for the comparable periods are presented in the following table.

Financial Highlights (unaudited)	At and For the	At and For the
(Dollars in thousands, except per share data)	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009	% Change

Summary Income Statement:
Interest income - taxable equivalent	$9,167	$9,829	-6.74%
Interest expense	3,393	4,702	-27.84%
Net interest income - taxable equivalent	5,774	5,127	12.62%
Less: Taxable-equivalent adjustment	98	144	-31.94%
Net interest income	5,676	4,983	13.91%
Provision for loan losses	3,050	900	238.89%
Net interest income after loan loss provision	2,626	4,083	-35.68%
Noninterest income	20,228	1,249	1519.54%
Noninterest expense	6,356	4,937	28.74%
Net income (loss) before income taxes	16,498	395	4076.71%
Income tax expense (benefit)	6,201	(61)	-10265.57%
Net income (loss)	10,297	456	2158.11%
Dividends on preferred stock	257	253	1.58%
Net income available to common stockholders	$10,040	$203	4845.81%

Per Common Share Data:
Net income:
Basic	$1.29	$0.03	4595.51%
Diluted	1.29	0.03	4595.51%

Weighted average shares:
Basic	7,786,819	7,392,742	5.33%
Diluted	7,786,819	7,392,742	5.33%
End of period shares outstanding	9,125,942	7,515,957	21.42%

Cash dividends declared	$0.040	$0.085	-52.94%
Book value	7.39	11.19	-33.96%
Tangible book value	7.16	7.14	0.28%

End of Period Balances:
Total assets	$1,132,652	$851,390	33.04%
Loans, net of deferred fees	787,643	635,008	24.04%
Investment securities	100,161	114,933	-12.85%
Interest-earning assets	987,669	765,747	28.98%
Deposits	884,127	628,571	40.66%
Stockholders' equity	96,390	104,663	-7.90%

Financial Highlights (unaudited)	At and For the	At and For the
(Dollars in thousands, except per share data)	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009	% Change

Average Balances:
Total assets	$873,418	$829,319	5.32%
Loans, net of deferred fees	599,826	626,722	-4.29%
Investment securities	89,020	120,830	-26.33%
Interest-earning assets	732,124	740,404	-1.12%
Deposits	614,007	593,166	3.51%
Stockholders' equity	78,292	104,884	-25.35%

Financial Performance Ratios:
Return on average assets	4.66%	0.10%	4560.00%
Return on avg common equity	73.21%	0.98%	7370.41%
Noninterest income to average assets	0.67%	0.60%	10.61%
Noninterest expense to average assets	2.91%	2.38%	22.24%
Efficiency ratio	77.35%	79.22%	-2.36%

Net Interest Spread / Margin:
Yield on earning assets	5.02%	5.38%	-6.69%
Cost of funds	2.01%	2.90%	-30.69%
Interest rate spread	3.01%	2.48%	21.37%
Net interest margin - tax equivalent	3.20%	2.81%	13.88%

Credit Quality Data:
Past due loans - non-covered (30+ days or more)	$18,851	$17,105	10.21%
Past due non-covered loans to total non-covered loans	3.11%	2.69%	15.39%

Past due loans - covered (30+ days or more)	$27,965	$-	NA
Past due covered loans to total covered loans	15.44%	0.00%	NA

Allowance for loan losses - beginning of period	$9,189	$8,026	14.49%
Add: Provision for loan losses	3,050	900	238.89%
Less: Net charge-offs (NCO's)	3,009	196	1435.20%
Allowance for loan losses - end of period	9,230	8,730	5.73%

ALLL to total non-covered loans	1.52%	1.37%	10.70%
Net charge-offs to avg loans (annual)	1.98%	0.13%	1485.28%
Non-covered NPL's to non-covered loans	2.26%	0.99%	129.47%
Non-covered NPA's to total assets	1.78%	0.93%	91.23%
Non-covered NPA's to non-covered loans & OREO	3.30%	1.25%	164.25%

Nonperforming Assets (NPA's):
Nonperforming loans:
Non-covered loans:
Residential	$1,618	$700	131.14%
Construction	443	1,609	-72.47%
Acquisition and development	2,890	379	662.53%
Commercial land	6,148	653	841.50%
Other commercial real estate	1,422	1,481	-3.98%
Commercial business	131	20	555.00%
Consumer	1,083	1,425	-24.00%
Total non-covered nonperforming loans	13,735	6,267	119.16%
FDIC-covered nonperforming loans	18,148	-	NA
Other real estate owned - non-covered	6,462	1,672	286.48%
Other real estate owned - covered by FDIC loss share	933	-	NA
Nonperforming assets	39,278	7,939	394.75%

Capital Ratios:
Tangible common equity	5.78%	6.54%	-11.62%
Total Risk-Based Capital (Bank only)	15.53%	13.07%	18.82%
Tier 1 Risk-Based Capital (Bank only)	14.47%	12.05%	20.08%
Tier 1 Total Capital (Bank only)	9.18%	10.09%	-9.02%

Critical Accounting Policies

The accounting and financial policies of the Company and its subsidiaries are prepared in accordance with accounting principles generally accepted in the United States and conform to general practices in the banking industry.  We consider accounting policies that require significant judgment and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies.  Changes in underlying factors, assumptions or estimates could have a material impact on our future financial condition and results of operations.  Based on the size of the item or significance of the estimate, the following accounting policies are considered critical to our financial results.

Allowance for Loan Losses.  The allowance for loan losses is calculated with the objective of maintaining an allowance sufficient to absorb estimated probable loan losses inherent in the Bank’s non-covered loan portfolio at the measurement date. Management’s determination of the adequacy of the allowance is based on quarterly evaluations of the loan portfolio and other relevant factors.  However, this evaluation is inherently subjective, as it requires an estimate of the loss for each type of loan and for each impaired loan, an estimate of the amounts and timing of expected future cash flows, and an estimate of the value of the collateral. Management has established a systematic method for periodically evaluating the credit quality of the loan portfolio in order to establish an allowance for loan losses.  The methodology is set forth in a formal policy and includes a review of all loans in the portfolio on which full collectability may or may not be reasonably assured.  The loan review considers among other matters, the estimated fair value of the collateral, economic conditions, historical loan loss experience, our knowledge of inherent losses in the portfolio that are probable and reasonably estimable and other factors that warrant recognition in providing an appropriate loan loss allowance.  Specific allowances are established for certain individual loans that management considers impaired.  The remainder of the portfolio is segmented into groups of loans with similar risk characteristics for evaluation and analysis.  In originating loans, we recognize that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower, the term of the loan, general economic conditions, and in the case of a secured loan, the quality of the collateral.  We increase our allowance for loan losses by charging provisions for loan losses against our current period income.  Management’s periodic evaluation of the adequacy of the allowance is consistently applied and is based on our past loan loss experience, particular risks inherent in the different kinds of lending that we engage in, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, current economic conditions, and other relevant internal and external factors that affect loan collectability.  Management believes this is a critical accounting policy because this evaluation involves a high degree of complexity and requires us to make subjective judgments that often require assumptions or estimates about various matters.

Other-Than-Temporary Impairment of Securities.  On at least a quarterly basis management reviews all investment securities with significant declines in fair value for potential other-than-temporary impairment.  Effective March 31, 2010, management evaluated the Company’s investment portfolio and determined that all other unrealized losses were the direct result of temporary changes in interest rates and that such losses may be recovered in the foreseeable future.  The Company has the ability to hold these investments to maturity if necessary in order to recover any temporary losses that may presently exist.  As a result, management did not consider any unrealized losses as “other-than-temporary” as of March 31, 2010.

Effective March 31, 2009, management determined that a $123,000 impairment on two equity investments was other-than-temporary.  The first equity investment was determined to have a $71,000 impairment on the Company’s $161,000 of common stock in its correspondent bank.   Management determined that the impairment was other-than-temporary because the correspondent bank was under a regulatory directive to raise additional capital due to credit losses in its loan portfolio.   The other equity investment was determined to have a $52,000 impairment on the Company’s $144,000 of common stock in a closely held trust company.  Management determined that the impairment was other-than-temporary due to declining asset balances under management and lack of growth in new customers.  In accordance with SFAS No. 157, “Fair Value Measurements,” the Company used valuation techniques that are appropriate and consistently applied.  A fair value hierarchy is used to prioritize valuation inputs into the following three levels to determine fair value:

Level 1:                      Quoted prices in active markets for identical assets or liabilities.
Level 2:                      Observable inputs other than the quoted prices included in Level 1.
Level 3:                      Unobservable inputs.

Due to the lack of liquidity for both of these equity investments, the security was valued using Level 3.  The fair values were prepared based on the Company’s most recent capital position and total common shares outstanding based on information prepared by the individual companies.

Effective March 31, 2009, management evaluated the Company’s investment portfolio and determined that all other unrealized losses were the direct result of temporary changes in interest rates and that such losses may be recovered in the foreseeable future.  At March 31, 2009, the Company had the ability to hold these investments to maturity if necessary in order to recover any temporary losses that then existed.  As a result, management did not consider any additional unrealized losses as “other-than-temporary” as of March 31, 2009.

Fair Value of Acquired Loans.  The initial fair value of loans acquired in the March 19, 2010, FDIC-assisted acquisition of Bank of Hiawassee and the related FDIC loss-share receivable involve a high degree of judgment and complexity.  The carrying value of the acquired loans and the FDIC receivable reflect management’s best estimate based on information available at the time of the acquisition.  The amount we actually receive on these loans could differ materially from the carrying value reflected in the financial statements based upon the timing and collections on the acquired loans in the future.

Comparison of Financial Condition

Assets.  Total assets of the Company increased by $341.1 million, or 43.1%, from $791.5 million at December 31, 2009, to $1.1 billion at March 31, 2010.  This increase was primarily due to the acquisition of Bank of Hiawassee on March 19, 2010, which included $343.3 million in total assets at fair value as described in further detail in Note 3 of this report.

Total cash and cash equivalents, which include cash and due from banks, interest-earning bank balances and federal funds sold, increased by $100.2 million from $53.2 million at December 31, 2009, to $154.2 million at March 31, 2010. This increase in cash and cash equivalents was primarily attributable to the $66.4 million paid by the FDIC to the Company as a part of the acquisition of the Bank of Hiawassee.  This payment by the FDIC represented the $35.3 million difference between the assets acquired and liabilities assumed and the Company’s $31.1 million negative bid, net of a 1% deposit premium paid, for the acquisition of Bank of Hiawassee.  In addition, the Company sold $15 million of common and preferred stock during the quarter and acquired $28.7 million in cash from Bank of Hiawassee.  This excess liquidity was being held in the Company’s account with the Federal Reserve Bank.  Management expects that a large portion of these low-yielding deposits will be invested in higher-yielding loans and investments over the next several quarters.

During the three-month period ended March 31, 2010, loans receivable increased by $177.4 million, or 29.1%, to $787.6 million.  This increase in loans was due to the acquisition of Bank of Hiawassee that included $181.2 million of loans at March 31, 2010.  Excluding the loans acquired in the Bank of Hiawassee transaction, the Company’s total loans decreased by $3.8 million.  This decrease was primarily due to reduced loan demand in the Company’s primary lending area and management’s efforts to reduce exposures in its residential construction and acquisition and development portfolios.  As a result of these efforts, speculative residential construction loans decreased by $1.9 million, or 17.7%, and acquisition and development loans decreased by $1.4 million, or 3.8%, during the three month period ended March 31, 2010.  The Company remains focused on originating owner-occupied commercial real estate loans, commercial small business loans and consumer loans to qualified borrowers.

A majority of the Company’s loans are to borrowers that are located in the Charlotte region.  While the economy in the Charlotte region has generally outperformed most other large metropolitan areas of the country during the ongoing economic slowdown, the economy in the Charlotte region remains slow in 2010.  As a result, the Company’s loan production slowed to $24.3 million during the first three months of 2010 as compared to $26.1 million during the first three months of 2009.  The Company’s expansion into the North Georgia market will allow us to geographically diversify our loan portfolio.  Although the North Georgia market has sustained a significant decrease in real estate values over the past two years, management believes that when economic conditions normalize, this new market will be able to provide additional loan growth for the Company’s loan portfolio. While continued slowdowns in the local economies that we serve would have a negative impact on the Company’s ability to generate loan growth, management will seek to grow the loan portfolio in a prudent manner with an emphasis on borrowers that have a demonstrated capacity to meet their debt obligations, even if the local economies continues to slow.

During the three-month period ended March 31, 2010, investment securities increased by $16.8 million, or 20.1%, to $100.2 million.  The increase was due to the acquisition of Bank of Hiawassee which added $22.3 million of investment securities.  These securities primarily consist of U.S. Government agency bonds, U.S. Government issued mortgage-backed securities and municipal bonds, which are comparable to the other types of investment securities that are in the Company’s investment portfolio.  During the three month period ended March 31, 2010, the Company sold $9.4 million of investment securities and experienced normal maturities and principal amortization of $11.3 million.  Also, during the three-month period, the Company purchased $14.9 million of investments securities, excluding the $22.3 million acquired from Bank of Hiawassee.  The sales of investment securities during the period were primarily due to a restructuring of the investment portfolio in an effort to reduce potential interest rate risk in a rising interest rate environment.  Management expects the investment portfolio to increase as a percentage of total assets over the next 12 months as the Bank’s excess liquidity is invested in higher-yielding assets.

Other real estate owned, which includes all properties acquired by the Company through foreclosure, totaled $7.4 million at March 31, 2010, compared to $5.1 million at December 31, 2009.   At March 31, 2010, other real estate owned consisted of 27 one-to-four family residential dwellings, 38 residential lots and parcels of commercial land, and four commercial office buildings.  Included in the $7.4 million balance of other real estate owned at March 31, 2010, was $933,000 of other real estate owned that is covered by FDIC loss-share agreements.  During the first three months of 2010, the Company foreclosed on 18 properties totaling $3.5 million. Also, during the same period, the Company sold five foreclosed properties with a book balance of $611,000 and reduced the book value of 23 additional properties by $484,000 due to a drop in real estate prices for comparable properties.  All foreclosed properties are written down to their estimated fair value (market value less estimated disposition costs) at acquisition and are located in the Bank’s primary lending area.  Management will continue to aggressively market foreclosed properties for a timely disposition.

During the three-month period ended March 31, 2010, premises and equipment remained flat at $15.4 million.  During the first quarter of 2010, the Company recognized normal depreciation of $260,000 on its premises and equipment.  This depreciation was largely offset by the purchase of furniture and equipment for the Company’s new full-service leased office in Indian Trail, North Carolina.  This new office replaced the previous leased full-service office in Stallings, North Carolina.  As part of the acquisition of Bank of Hiawassee, the Company has a 90-day option from the acquisition date to purchase the acquired bank’s existing four full-service offices and its operations center along with the existing premises and equipment which had a book balance of $10.8 million at the time of the acquisition.  The Company and the FDIC are in the process of determining the fair market value of the property.  After the fair market value of the premises and equipment has been determined, management will make a decision on which properties to purchase from the FDIC.

Liabilities. Total liabilities increased by $317.1 million, or 44.1%, from $719.2 million at December 31, 2009, to $1.1 billion at March 31, 2010.  This increase was primarily due to the acquisition of Bank of Hiawassee that added total liabilities of $313.8 at acquisition date.

During the first three months of 2010, total deposits increased by $274.8 million, or 45.1%, to $884.1 million at March 31, 2010. This increase in deposits was primarily fueled by the $274.0 million in deposits assumed by Bank of Hiawassee during the first quarter of 2010.  Total core deposits increased by $12.9 million, or 4.5%, excluding the deposits assumed in the Bank of Hiawassee transaction. This core deposit growth, separate from the acquisition, included an $8.8 million increase in demand deposits, a $3.7 million increase in money market accounts, and a

$445,000 increase in savings accounts.   We believe our core deposit growth was partly due to a flight to safety as funds moved from weaker financial institutions and brokerage accounts as well as a continued emphasis on increasing the Company’s number of retail and business customers through employee incentive plans and enhanced treasury service products.  The growth in core deposits was partly offset by a $12.1 million, or 3.8%, decrease in time deposits during the three-month period.  This decrease was partly due to some above-market pricing by some local competitors.  The Company will continue to actively market the Company’s deposit products at pricing points that management believes to be profitable. Management has always focused on increasing deposits by building customer relationships and typically avoids growing deposits by offering the highest rates in the market.   While the Company does not actively solicit or obtain brokered deposits, this is an alternative funding source that may be used from time to time for additional loan growth or liquidity needs. At March 31, 2010, brokered deposits totaled $2.4 million, which was primarily due to brokered deposits assumed in the Bank of Hiawassee.  These assumed brokered deposits were closed on April 1, 2010.

During the first quarter of 2010 borrowed money increased by $32.2 million, or 30.2%, to $138.8 million at March 31, 2010.  This increase was primarily due to $31.6 million of Federal Home Loan Bank (“FHLB”) advances that were assumed in the Bank of Hiawassee acquisition.  Management plans to use excess liquidity to repay these FHLB advances as they mature.  From time to time additional borrowed money may be used to fund additional loan growth, or to purchase investment securities.

Stockholders’ Equity.  Total stockholders’ equity increased by $24.0 million, or 33.2%, from $72.3 million at December 31, 2009, to $96.4 million at March 31, 2010.  This increase was primarily due to net income of $10.0 million during the first quarter of 2010, the issuance of $8.3 million of preferred stock and the issuance of $6.6 million of common stock.  These increases were partly offset by the payment of $300,000 in dividends on common stock.

Comparison of Results of Operations for the Three Months Ended March 31, 2010 and 2008

General.  Net income available to common stockholders for the three months ended March 31, 2010, amounted to $10.0 million, or $1.29 per diluted share, as compared to net income of $203,000, or $0.03 per diluted share, for the three months ended March 31, 2009.  This increase was largely due to an $18.7 million pre-tax gain on the acquisition of Bank of Hiawassee, which resulted in an after-tax gain of $11.5 million for the first quarter of 2010.  Partly offsetting this gain was a $2.2 million increase in the loan loss provision arising as a result of a slowing local economy and $787,000 of expenses related to the acquisition and integration of the Bank of Hiawassee acquisition.  Also, the results of operations include the acquired assets and assumed liabilities of Bank of Hiawassee for the 12 days following the March 19, 2010, acquisition date.

Net interest income.  Net interest income increased by $692,000, or 13.9%, to $5.7 million for the first quarter of 2010 as compared to $5.0 million first quarter of 2009. The Company’s net interest margin increased by 39 basis points to 3.20% for the quarter ended March 31, 2010, compared to 2.61% for the quarter ended March 31, 2009.  This increase in the net interest margin was the result of the cost of funds falling at a faster rate than the yield on assets. On a linked-quarter basis, the Company’s net interest margin increased by eight basis points from 3.12% for the fourth quarter of 2009 to 3.20% for the first quarter of 2010.  While the Company maintains a relatively neutral interest rate risk position on a cumulative one-year basis, the Federal Reserve Board’s action to lower short-term interest rates by 200 basis points in the fourth quarter of 2008 had a more pronounced negative impact in the first three months following the decrease.  The short-term negative effects of this decrease in short-term interest rates have been mostly offset by time deposits that matured over the next 12 months and repriced at a lower cost to the Company.  As a result, the Company’s net interest margin has increased for four consecutive quarters.

Interest income decreased by $616,000, or 6.4%, to $9.0 million for the first quarter of 2010, primarily as a result of a 400 basis point decrease in short-term market interest rates during 2008.  With approximately 46% of the Company’s loan portfolio is scheduled to reprice on a monthly basis, the Company’s average yield on earning assets decreased by 36 basis points over the comparable periods to 5.02% for the quarter ended March 31, 2010. In addition to the lower yield on assets, average interest-earning assets decreased by $8.3 million, or 1.1%, to $732.1 million for the three months ended March 31, 2010. The decrease in average interest-earning assets was primarily the result of a $26.9 million, or 4.3%, decrease in average outstanding loans to $599.8 million for the first quarter of 2010.

Interest expense decreased by $1.3 million, or 27.8%, for the comparable periods to $3.4 million for the first quarter of 2010.  This decrease in interest expense was largely due to lower market interest rates, which resulted in an 89 basis point decrease in the average cost of funds to 2.01% for the quarter ended March 31, 2010.  In addition, the Company’s average interest-bearing liabilities decreased by $20.4 million, or 2.9%, to $672.4 million for the three months ended March 31, 2010. Average interest-bearing liabilities decreased primarily as a result of a $32.9 million decrease in average borrowings.

Provision for loan losses.  Due to the general weakness in the local economy and an increase in nonperforming assets, the Company increased its provision for loan losses to $3.1 million for the first quarter of 2010 compared to $900,000 for the first quarter of 2009.  As a result, the allowance for loan losses was $9.2 million, or 1.52% of total loans, as of March 31, 2010, compared to $8.7 million, or 1.37% of total loans, as of March 31, 2009.  While the Company’s credit quality continues to compare favorably with industry peers, the continued decline in local economic conditions has resulted in an upward trend in the Company’s loan delinquency ratios.   The Company’s ratio of nonperforming non-covered assets to total assets increased from 0.93% at March 31, 2009, to 1.78% at March 31, 2010. A substantial portion of the Company’s nonperforming non-covered loans at March 31, 2010, was secured by real estate located in the Company’s normal lending market.  Net chargeoffs of non-covered loans, annualized, totaled $3.0 million, or 1.98% of average non-covered loans, during the first quarter of 2010 compared to $196,000, or 0.13% of average non-covered loans, during the first quarter of 2009. Based on minor improvements in the local economy, management believes that its problem loans are manageable.  However, management expects that the Company will continue to experience larger than normal loan loss provisions for the remainder of 2010 and possibly beyond.

Noninterest income.  Noninterest income increased by $19.0 million to $20.2 million for the three months ended March 31, 2010, as compared to $1.2 million for the three months ended March 31, 2009. This increase was largely attributable to the $18.7 million gain on the acquisition of Bank of Hiawassee.  Noninterest income from other items increased by $247,000, or 19.8%.  During the comparable quarters the Company experienced a $42,000 increase in fees on deposits, a $63,000 increase in brokerage fee income, a $94,000 increase in other noninterest income and a $141,000 decrease in net losses on sale of assets.   The increase in the number of demand deposit customers over the past year contributed to the improvement in deposit fee income.  Brokerage fee income was higher largely due to fees generated from Bank of Hiawassee.  Other noninterest fee income increased primarily due to an increase in the fair value adjustment on deferred compensation assets, which is directly offset by a corresponding decrease in noninterest expense, resulting in no net impact on earnings.

During the first quarter of 2010 the Company sold 18 properties that were acquired through foreclosure at a net loss of $63,000 and $9.4 million in investment securities for a net gain of $35,000.  During the first quarter of 2009 the Company sold four residential properties that were acquired through foreclosure at net loss of $171,000.

These increases in noninterest income were partly offset by an $87,000 decrease in fee income on mortgage banking activities and a $15,000 decrease in other loan fees.  The decrease in fees from mortgage banking activity was largely due to reduced loan activity due to the sluggish economy.  The reduction in other loan fee income was largely due to reduced construction loan activity resulting from the economic slowdown that is expected to continue into the future.

Noninterest expense. Noninterest expense increased by $1.4 million, or 28.8%, to $6.4 million for the quarter ended March 31, 2010.  The primary reasons for this increase were $787,000 of expenses related to the acquisition and integration of Bank of Hiawassee, a $158,000 increase in FDIC deposit insurance premiums, a $359,000 increase in valuation adjustments on foreclosed properties, a $151,000 increase in compensation and benefits, and a $97,000 increase in other noninterest expenses.  The expenses related to the acquisition and integration of the Bank of Hiawassee transaction included professional fees, severance payments, and computer conversion expenses incurred as a result of the acquisition of Bank of Hiawassee. The increase in FDIC insurance premiums was due to the fact that the FDIC revised the formula for calculating deposit insurance premiums in an effort to replenish the deposit insurance fund, resulting in higher deposit insurance premiums for the Bank.  These deposit premium increases are expected to continue throughout the foreseeable future.  The FDIC may charge special assessments or make further adjustments in the formula used to calculate future deposit insurance premiums if needed. The increase in valuation adjustments was due to the increased level of foreclosed properties and deteriorating value of these properties.  Further adjustments may be necessary as market conditions change.  Compensation and benefits increased primarily due to the increased number of employees resulting from the acquisition of Bank of Hiawassee.  Management has evaluated the Company’s staffing needs for the Bank of Hiawassee operation and made staffing reductions in the second quarter of 2010.  Additional staffing reductions will be made in the third quarter of 2010 after the computer conversion is completed and all operations have been successfully integrated.   Other noninterest expenses increased primarily due to higher collection expenses resulting from an increased number of past due loans.

These increases in noninterest expense were partly offset by a $16,000 decrease in the amortization of intangible assets and a $123,000 decrease in the impairment of securities.  The amortization of intangible assets is expected to increase in the future due to the $1.6 million core deposit intangible that was recorded in conjunction with the acquisition of the Bank of Hiawassee.  This core deposit intangible will be amortized over an eight year period on an accelerated basis.  The impairment of securities during the first quarter of 2009 was attributable to two equity securities that had unrealized losses that were determined to be “other-than-temporary”.

Income taxes. Income taxes amounted to $6.2 million for the quarter ended March 31, 2010, compared to a benefit of $61,000 for the first quarter of 2009.  This increase was largely due to the $16.1 million increase in income before income taxes.  The Company’s effective tax rate for the first quarter of 2010 was 37.6%, which is higher than its historical effective tax rate due to the fact that a significant portion of the Company’s income generated during the quarter was not generated from tax-advantaged sources.  The Company generates nontaxable income from interest earned on bank-qualified municipal securities and loans and increases in cash value on bank-owned life insurance policies in order to reduce its overall tax burden.  However, as the Company continues to increase the amount of income derived from interest income on loans and fee income on loans and deposits, the effective tax rate will increase.

Liquidity

The objectives of the Company’s liquidity management policy include providing adequate funds to meet the cash needs of both borrowers and depositors, to provide for the on-going operations of the Company, and to capitalize on opportunities for expansion.  Liquidity management addresses the Company’s ability to meet deposit withdrawals on demand or at contractual maturity, to repay borrowings as they mature, and to fund new loans and investments as opportunities arise.  The primary sources of internally generated funds are principal and interest payments on loans receivable, increases in local deposits, cash flows generated from operations, and cash flows generated by investments.  If the Company requires funds beyond its internal funding capabilities, it may rely upon external sources of funds such as brokered deposits, repurchase agreements, and advances.  The Company has $40.9 million available to draw from its line of credit with the FHLB.  The FHLB functions as a central reserve bank providing credit for member financial institutions. As a member of the FHLB, we are required to own capital stock in the FHLB and we are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, U.S. Government Agencies, or Government Sponsored Enterprises) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit.  The Company also has $16.0 million available from an unsecured federal funds accommodation with Pacific Coast Bankers Bank (“PCBB”).  PCBB is the Company’s primary correspondent bank. The federal funds facility is for a term of 12 months and is used for the purpose of providing daily liquidity as needed by the Company.  Outstanding advances made under this facility are generally repaid on a daily basis at a rate determined by PCBB based on their marginal cost of funds.  Advances are limited to not more than 10 consecutive days at a time.  The Company may also solicit brokered deposits for providing funds for asset growth.  As of March 31, 2010, the Company had outstanding brokered deposits of $2.4 million. The Company believes that it has sufficient sources of liquidity to fund the cash needs of both borrowers and depositors, to provide for the ongoing operations of the Company, and to capitalize on opportunities for expansion.

In the normal course of business, various commitments are outstanding that are not reflected in the consolidated financial statements.  Commitments to extend credit and undisbursed advances on customer lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  The funding of these commitments and previously approved undisbursed lines of credit could affect the Company's liquidity position.  At March 31, 2010, the Company had loan commitments of $25.1 million, unused lines of credit of $96.4 million, and undisbursed construction loan proceeds of $1.1 million.  The Company believes that it has adequate resources to fund loan commitments and lines of credit as they arise.  The Company does not have any special purpose entities or other similar forms of off-balance-sheet financing.

Capital Resources

Effective March 17, 2010, the Company entered into a Securities Purchase Agreement with accredited investors, pursuant to which the Company raised $15.0 million of capital through the sale of 1,490,000 shares of the Company’s common stock at a purchase price of $4.50 per share and 8,280 shares of a newly authorized preferred stock designated as Mandatorily Convertible Cumulative, Non-Voting Perpetual Preferred Stock, Series B, at a purchase price of $1,000 per share.  Upon approval by the Company’s stockholders, each share of Series B Preferred Stock will automatically convert into the Company’s common stock at an initial conversion price of $4.50 per share of common stock (see PART II – Item 2. Unregistered Sales of Equity Securities and Use of Proceeds below for additional details)

The Bank is subject to various regulatory capital requirements administered by the banking regulatory agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly discretionary actions by the regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classifications are subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

The Bank’s actual capital levels and regulatory capital ratios as of March 31, 2010, are presented in the following table.

Regulatory Capital Ratios:	Actual		Minimum Requirements to be Well Capitalized
(Dollars in Thousands)	Amount	Ratio	Amount	Ratio
Citizens South Bank:
Total Risk-Based Capital (to risk-weighted assets)	$110,971	15.53%	$71,438	10.00%
Tier 1 Capital (to risk-weighted assets)	103,382	14.47%	42,863	6.00%
Tier 1 Capital (to adjusted total assets)	103,382	9.18%	56,317	5.00%
Tangible Capital (to adjusted total assets)	103,382	9.18%	33,790	3.00%

ITEM 3.  Quantitative and Qualitative Disclosures About Market Risk

As described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2009, asset/liability management involves the evaluation, monitoring and management of interest rate risk, liquidity and funding. While the Board of Directors has overall responsibility for the Company’s asset/liability management policies, the Bank’s Asset and Liability Committee monitors loan, investment, and liability portfolios to ensure comprehensive management of interest rate risk and adherence to the Bank’s policies.

ITEM 4.  Controls and Procedures

Our management, with the participation of our Principal Executive Officer and our Principal Financial Officer, has evaluated the effectiveness of the design and operation of our disclosure controls and procedures in accordance with Rule 13a-15 of the Securities Exchange Act of 1934 (the “Exchange Act”).  Based upon their evaluation, our Principal Executive Officer and our Principal Financial Officer concluded that, as of the end of the period covered by this report, the Company’s disclosure controls and procedures were effective.

There has been no change in the Company’s internal control over financial reporting identified in connection with the quarterly evaluation that occurred during the Company’s last fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II.  OTHER INFORMATION

Item 1.   Legal Proceedings

There are various claims and lawsuits in which the Bank is periodically involved incidental to the Company's business.  In the opinion of management, no material loss is expected from any of such pending claims or lawsuits.

Item 2.   Unregistered Sales of Equity Securities and Use of Proceeds

On March 17, 2010, in the Private Placement, the Company issued and sold 1,490,400 shares of its common stock at a purchase price of $4.50 per share and 8,280 shares of Series B Preferred Stock at a purchase price of $1,000 per share. The Private Placement was made pursuant to the Purchase Agreement and was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The rights, preferences and privileges of the Series B Preferred Stock are set forth in the Certificate of Designations that has been filed with the Secretary of State of the State of Delaware, as described below.

Each share of Series B Preferred Stock will convert into shares of common stock at the conversion price of $4.50 per share (subject to certain anti-dilution adjustments) on the third business day following the receipt by the Company of the approval by the holders of the Company’s common stock of the conversion of the Series B Preferred Stock into common stock as required by the applicable Nasdaq Stock Market rules, which date is referred to as the mandatory conversion date. Dividends on the Series B Preferred Stock are payable semi-annually on the dividend payment dates of June 30 and December 31, on a cumulative basis, when, as and if declared by the Company’s board of directors. Dividends will be payable in cash. Cash dividends are payable at an annual rate of 14%, multiplied by the sum of (A) the liquidation preference plus (B) all accrued and unpaid dividends for any prior dividend period. No dividends are payable for any dividend period if the mandatory conversion date occurs prior to the dividend payment date for such dividend period. If the mandatory conversion date occurs prior to the first dividend payment date, which is June 30, 2010, no dividend is payable on the Series B Preferred Stock.

The Series B Preferred Stock ranks on a parity with the Company’s outstanding shares of preferred stock and senior to the outstanding common stock with respect to dividend rights and rights on liquidation, winding up and dissolution. The Series B Preferred Stock is not redeemable by the holders, but may be redeemed by the Company beginning June 30, 2015 at a redemption price per share equal to the greater of (i) 125% of the liquidation preference plus all accrued and unpaid dividends and (ii) 110% of the closing price of the common stock for trading day prior to the date of redemption multiplied by the number of shares of common stock into which one share of Series B Preferred Stock would be convertible on such date if such shares of Series B Preferred Stock were converted on that date following receipt of stockholder approval and, if applicable, regulatory approval as described above; provided that, in no event will the redemption price exceed 150% of the amount calculated in accordance with clause (i) above. Holders of the Series B Preferred Stock have no voting rights, including no right to elect directors, except as required by law and under the limited circumstances described in the Certificate of Designations.

During the three-month period ended March 31, 2010, the Company did not repurchase any shares of common stock.  As of March 31, 2010, the Company had 190,524 shares remaining to be repurchased under its most recent stock repurchase plan.  On December 12, 2008, the Company entered into a Letter Agreement with the U.S. Treasury pursuant to which the Company has issued and sold to the U.S. Treasury: (i) 20,500 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, having a liquidation amount per share equal to $1,000, for a total price of $20,500,000 and (ii) a warrant to purchase 428,870 shares of the Company's common stock, par value $0.01 per share, at an exercise price per share of $7.17.  As a condition for issuing the preferred stock, the U.S. Treasury limited the Company’s ability to repurchase common stock of the Company and increase its dividend payments to stockholders without receiving prior approval from the U.S. Treasury.   As a result, future repurchases of Company common stock are not anticipated while the Series A Preferred Stock is outstanding.

Item 3.   Defaults Upon Senior Securities

None.

Item 4.   {Reserved}

Item 5.   Other Information

None.

Item 6.   Exhibits

31.1  Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2  Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1  Written statement of Chief Executive Officer furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2  Written statement of Chief Financial Officer furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens South Banking Corporation

Date: May 17, 2010	By:	/s/ Kim S. Price
Kim S. Price
President and Chief Executive Officer

Date: May 17, 2010	By:	/s/ Gary F. Hoskins
Gary F. Hoskins
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 31.1
Certification of Chief Executive Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Kim S. Price, certify that:

1.           I have reviewed this Quarterly Report on Form 10-Q of Citizens South Banking Corporation;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.           The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)) for the registrant and have:

(a)           Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)           Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)           Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)           Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.           The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)           All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)           Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 17, 2010	/s/ Kim S. Price
Kim S. Price
President and Chief Executive Officer

Exhibit 31.2
Certification of Chief Financial Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Gary F. Hoskins, certify that:

1.           I have reviewed this Quarterly Report on Form 10-Q of Citizens South Banking Corporation;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.           The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)) for the registrant and have:

(a)           Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)           Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)           Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)           Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.           The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)           All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)           Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 17, 2010	/s/ Gary F. Hoskins
Gary F. Hoskins
Chief Financial Officer

Exhibit 32.1

Statement of Chief Executive Officer Furnished
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Kim S. Price, is the President and Chief Executive Officer of Citizens South Banking Corporation (the “Company”).

This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the “Report”).

By execution of this statement, I certify that to the best of my knowledge:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

B)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

May 17, 2010	/s/ Kim S. Price
Dated	Kim S. Price
President and Chief Executive Officer

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.  It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Citizens South Banking Corporation and will be retained by Citizens South Banking Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

Statement of Chief Financial Officer Furnished
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Gary F. Hoskins, is the Chief Financial Officer of Citizens South Banking Corporation (the “Company”).

This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the “Report”).

By execution of this statement, I certify that to the best of my knowledge:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

B)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

May 17, 2010	/s/ Gary F. Hoskins
Dated	Gary F. Hoskins
Chief Financial Officer

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.  It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Citizens South Banking Corporation and will be retained by Citizens South Banking Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

REVOCABLE PROXY

CITIZENS SOUTH BANKING CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
June 24, 2010

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Citizens South Banking Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the H. D. Whitener Community Room at Citizens South Bank, 519 South New Hope Road, Gastonia, North Carolina, at 10:30 a.m. (local time) on June 24, 2010.  The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	VOTE WITHHELD
1.  The election as Directors of all nominees listed below each to serve for a three-year term

Richard K. Craig
Eugene R. Matthews, II
Kim S. Price

INSTRUCTION:  To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.
_______________________
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	[ ]	[ ]
	FOR	AGAINST	ABSTAIN
2. An advisory, non-binding proposal to approve our executive compensation programs and policies.	[ ]	[ ]	[ ]
	FOR	AGAINST	ABSTAIN
3. The ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2010.	[ ]	[ ]	[ ]
	FOR	AGAINST	ABSTAIN
4.  The approval of the issuance of shares of common stock upon the conversion of our recently issued 8,280 shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series B, as contemplated by the investment agreements described in the Proxy Statement and for purposes of NASDAQ Stock Market Rule 5635.
	[ ]	[ ]	[ ]

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Citizens South Banking Corporation at the annual meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of Citizens South Banking Corporation at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the annual meeting.

The undersigned acknowledges receipt from Citizens South Banking Corporation prior to the execution of this proxy of a Notice of the annual meeting, audited financial statements and a proxy statement dated May 24, 2010.

Dated: , 2010	[ ] Check Box if You Plan
to Attend Meeting

________________________                           ________________________
PRINT NAME OF STOCKHOLDER                                    PRINT NAME OF STOCKHOLDER

________________________                           ________________________
SIGNATURE OF STOCKHOLDER                                       SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2010:  CITIZENS SOUTH BANKING CORPORATION’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND CITIZENS SOUTH BANKING CORPORATION’S 2009 ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/5372.